EXHIBIT 99.H

                             LEASE AGREEMENT 21722


                             dated August 31, 2000



                                    between

                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
              not in its individual capacity but solely as owner
                 trustee f/b/o the Beneficiaries named herein
                                   (Lessor)

                                    - and -

                        AIR SLOVAKIA BWJ, Ltd., Lessee

                                - relating to -


                        Boeing Model 737-200A Aircraft
                        Manufacturers Serial No: 21722



                       FELTMAN, KARESH, MAJOR & FARBMAN,
                         Limited Liability Partnership
                              Carnegie Hall Tower
                             152 West 57th Street

New York, New York 10019
THIS LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART CONTAINING THE RECEIPT EXECUTED BY LESSOR ON THE SIGNATURE
                         PAGE OF THIS LEASE AGREEMENT.

                               TABLE OF CONTENTS

Section                                                       Page
1.  DEFINITIONS and INTERPRETATION                               1
    1.1   Definitions                                            1
    1.2   Interpretation                                        18

2.  REPRESENTATIONS and WARRANTIES                              19
    2.1   Lessee's Representations and Warranties               19
    2.2   Lessee's Further Representations and Warranties       20
    2.3   Repetition                                            22
    2.4   Lessor's Representations and Warranties               22
    2.5   Repetition                                            23

3.  CONDITIONS PRECEDENT                                        23
    3.1   Lessor's Documentary Conditions Precedent             23
    3.2   Lessor's Other Conditions Precedent                   25
    3.3   Lessor's Waiver                                       26
    3.4   Lessee's Conditions Precedent                         26
    3.5   Lessee's Waiver                                       26

4.  COMMENCEMENT                                                27
    4.1   Leasing                                               27
    4.2   Delivery                                              27
    4.3   Delayed Delivery                                      28
    4.4   Acceptance and Risk                                   29

5.  PAYMENTS                                                    29
    5.1   Security Deposits                                     29
    5.2   Rental Periods                                        30
    5.3   Basic Rent                                            30
    5.4   Additional Rent                                       30
    5.5   Pledged Moneys                                        31
    5.6   Payments                                              32
    5.7   Gross-up                                              33

    5.8   Taxation                                     33
    5.9   Value Added Tax                              34
    5.10  Information                                  34
    5.11  Taxation of Indemnity Payments               35
    5.12  Default Interest                             35

    5.13  Contest                                               36
    5.14  Absolute                                              37

6.  MANUFACTURER'S WARRANTIES                                   38
    6.1   Assignment                                            38
    6.2   Proceeds                                              38
    6.3   Parts                                                 38
    6.4   Agreement                                             39

7.  LESSOR'S COVENANTS and DISCLAIMERS                          39
    7.1   Quiet Enjoyment                                       39
    7.2   Lessor's Post-Delivery Modifications Contribution     39
    7.3   Lessor's Maintenance Contribution                     40
    7.4   Lessor's AD Cost Sharing Contribution                 43
    7.5   Registration and Filings                              44
    7.6   Lessor's Obligations Following Termination            45
    7.7   Agreed Maintenance Performers                         45
    7.8   Exclusion                                             45
    7.9   Lessee's Waiver                                       46
    7.10  Lessee's Confirmation                                 46

8.  LESSEE'S COVENANTS                                          46
    8.1   Duration                                              46
    8.2   Information                                           47
    8.3   Operation of the Aircraft                             49
    8.4   Taxes and Other Charges                               50
    8.5   Sub-Leasing                                           51
    8.6   Inspection                                            53
    8.7   Protection of Title                                   54
    8.8   General                                               55
    8.9   Records                                               56
    8.10  Registration and Filings                              56
    8.11  Maintenance and Repair                                57
    8.12  Removal of Engines and Parts                          59
    8.13  Installation of Engines and Parts                     59
    8.14  Non-Installed Engines and Parts                       61
    8.15  Pooling of Engines and Parts                          62
    8.16  Equipment Changes                                     63

    8.17  Title to Engines and Parts                    63
    8.18  Third Parties                                 64
    8.19  Non-Discrimination                            64

9.  INSURANCE                                           65
    9.1   Insurances                                    65
    9.2   Requirements                                  65
    9.3   Insurance Covenants                           65
    9.4   Renewal of Insurances                         67
    9.5   Failure to Insure                             67
    9.6   Continuing Insurance for Indemnity            68
    9.7   Application of Insurance Proceeds             68
    9.8   Repossession Insurance                        69

10. INDEMNITY                                           69
    10.1  General                                       69
    10.2  Mitigation                                    71
    10.3  Duration                                      71

11. EVENTS OF LOSS                                      72
    11.1  Total Loss Before Delivery                    72
    11.2  Total Loss After Delivery                     72
    11.3  Engine Loss                                   73
    11.4  Requisition                                   74

12. RETURN OF AIRCRAFT                                  74
    12.1  Redelivery                                    74
    12.2  Final Checks                                  75
    12.3  Final Inspection                              76
    12.4  Non-Compliance                                77
    12.5  Export Documentation                          77
    12.6  Acknowledgment                                77
    12.7  Maintenance Program                           77
    12.8  Storage                                       78

13. DEFAULT                                             79
    13.1 Events                                         79
    13.2 Rights                                         83

     13.3    Default Payments                                     84
     13.4    Waiver of Certain Article 2A Rights                  85

14.  ASSIGNMENT and TRANSFER                                      85
     14.1    No Assignment by Lessee                              85
     14.2    Lessor Assignment                                    85
     14.3    Grants of Security Interests                         87
     14.4    Sale and Leaseback by Lessor                         89
     14.5    Further Acknowledgments                              89
     14.6    Certain Protections for Lessee's Benefit             89

15.  GOVERNING LAW AND JURISDICTION                               90
     15.1    Governing Law                                        90
     15.2    Consent to Jurisdiction                              90
     15.3    Waiver of Jury Trial                                 90
     15.4    Service of Process                                   91

16.  MISCELLANEOUS                                                91
     16.1    Waivers, Remedies Cumulative                         91
     16.2    Delegation                                           91
     16.3    Appropriation                                        91
     16.4    Currency Indemnity                                   92
     16.5    Payment by Lessor                                    92
     16.6    Severability                                         92
     16.7    Remedy                                               93
     16.8    Expenses                                             93
     16.9    Time of Essence                                      93
     16.10   Notices                                              93
     16.11   Sole and Entire Agreement                            95
     16.12   Indemnities                                          95
     16.13   Counterparts                                         95
     16.14   Confidentiality                                      95
     16.15   Waiver of Immunity                                   96

SCHEDULE 1 - DESCRIPTION OF LEASED PROPERTY                       98

SCHEDULE 2 - OPERATING CONDITION AT DELIVERY                     104

        Schedule 3 - Operating Condition at Redelivery         107

        Schedule 4 - Insurance Requirements                    112

        Schedule 5 - Post-Delivery Modifications               115

        Exhibit A - Certificate of Acceptance                  116

        Exhibit B - Certificate of Delivery Condition          118

        Exhibit C - Form of Letter of Credit                   122

        Exhibit D - Form of Legal Opinion                      128

        Exhibit E - Form of Deregistration Power of Attorney   129

        Exhibit F - Form of Monthly Status REPORT              132

                                    LEASE AGREEMENT 21722



This LEASE AGREEMENT 21722, dated August 31, 2000, is between:

(1) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association of the United States of America, having its principal place of business at c/o Corporate Trust Department, 79 South Main Street, Salt Lake City, Utah 84111 (in its individual capacity, the "Trust Company"), not in its individual capacity but solely as owner trustee pursuant to the Trust Agreement (in such owner trustee capacity, "Lessor"), and

(2) Air Slovakia BWJ, Ltd. a company organized and existing under the laws of the Republic of Slovakia having its principal place of business at Pestovate l'ska 2, 820 01 Bratislava, The Slovak Republic ("Lessee"), having Slovak identification number OM-ERA.

RECITALS:

(A) Pursuant to Trust Agreement No. III, dated as of December 30, 1991 (the "Trust Agreement"), between the Trust Company and Beneficiaries, the Trust Company acts as owner trustee for the benefit of the Beneficiaries.

(B) Pursuant to the Trust Agreement, Lessor has legal ownership of the Leased Property described in this Agreement on this date.

(C) Lessor wishes to lease the Leased Property to Lessee, and Lessee agrees to lease the Leased Property from Lessor, upon and subject to the covenants, terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration whose receipt and sufficiency are acknowledged, Lessor and Lessee agree as follows:

1.     DEFINITIONS and INTERPRETATION

1.1    Definitions
       -----------

       In this Agreement the following expressions shall, unless the context otherwise requires, have the following respective meanings:

       Actual Cost                          as it applies to any maintenance
                                            work on the Aircraft, means the
                                            actual cost of replacement parts
                                            plus the cost of the associated
                                            labor at Lessee's in-house labor
                                            rates (if the work is performed by
                                            Lessee) or at third party costs
                                            charged to Lessee (if the work is
                                            performed by third parties) and
                                            shall in no event include late
                                            charges, mark-ups, interest or other
                                            similar amounts.

       Additional Rent                      collectively, Airframe Additional
                                            Rent, APU Additional Rent, Engine
                                            Additional Rent and Landing Gear
                                            Additional Rent.

       Affiliate                            in relation to any Person, any other
                                            Person controlled directly or
                                            indirectly by that Person, any other
                                            Person that controls directly or
                                            indirectly that Person or any other
                                            Person under common control with
                                            that Person. For this purpose
                                            "control" of any Person means
                                            ownership of a majority of the
                                            voting power of such Person.

       Agreed Maintenance Performer         Lessee or any other reputable
                                            maintenance organization that is (i)
                                            experienced in maintaining aircraft
                                            and/or engines of the same type as
                                            the Aircraft and the Engines, (ii)
                                            duly certificated by the FAA under
                                            FAR Part 145 and by the Aviation
                                            Authority, and (iii) not objected to
                                            by Lessor pursuant to Section 7.7.

         Agreed Value                       $4,000,000.00

         Aircraft                           the aircraft described in Part 1 of
                                            Schedule 1 (which term includes,
                                            where the context admits, a separate
                                            reference to all Engines and Parts).

         Aircraft Documents                 the documents, data and records
                                            identified in Part 2 of Schedule 1
                                            and all additions, renewals,
                                            revisions and replacements from time
                                            to time made in accordance with this
                                            Agreement.

         Airframe                           the Aircraft, excluding the Engines
                                            and the Aircraft Documents.

         Airframe Additional Rent           as defined in Section 5.4(a).

         Airframe Additional Rent Rate      $80.00 per Flight Hour, as adjusted
                                            from time to time pursuant to
                                            Section 5.4(b).

         Airframe Reimbursable Expenses     as defined in Section 7.3(a)(i).

         Applicable Law                     all applicable (i) laws, treaties
                                            and international agreements of any
                                            national government, (ii) laws of
                                            any state, province, territory,
                                            locality or other political
                                            subdivision of a national
                                            government, and (iii) rules,
                                            regulations, judgments, decrees,
                                            orders, injunctions, writs,
                                            directives, licenses and permits of
                                            any Government Entity or arbitration
                                            authority.

         Approved Maintenance Program       the maintenance program of Lessee
                                            approved by Lessor in writing on or
                                            before the Delivery Date, which
                                            shall at all times be in compliance
                                            with the Manufacturer's MPD and the
                                            Engine Manufacturer's MPD, as the
                                            same may be amended from time to
                                            time in accordance with this
                                            Agreement.

         APU (i) the auxiliary power unit listed in Schedule 1, (ii) any and all Parts, so long as such Parts are incorporated in, installed on or attached to such auxiliary power unit or so long as title to such Parts is vested in Lessor in accordance with the terms of Section 8.17(b) after removal from such auxiliary power unit, and (iii) insofar as the same belong to Lessor, all substitutions, replacements or renewals from time to time made in or to such auxiliary power unit or to any of the Parts referred to in clause (ii) above, as required or permitted under this Agreement.

         APU Additional Rent                as defined in Section 5.4(a)(iv).

         APU Additional Rent Rate           $8.00 per Flight Hour of the
                                            Airframe, as adjusted from time to
                                            time pursuant to Section 5.4(b).

         APU Reimbursable Expenses          as defined in Section 7.3(d)(i).

         Assignment                         any present or future assignment by
                                            Lessor in favor of any Financing
                                            Party of Lessor's rights under this
                                            Agreement as security for its
                                            obligations to a Financing Party.

         Aviation Authority                 any and all Government Entities
                                            that, under the laws of the State of
                                            Registration, from time to time (i)
                                            have control or supervision of civil
                                            aviation; or (ii) have jurisdiction
                                            over the registration, airworthiness
                                            or operation of, or matters relating
                                            to, the Aircraft.

         Basic Rent                         all amounts payable pursuant to
                                            Section 5.3.

         Basic Rent Amount                  $75,000

         Beneficiaries                      Airfund I Limited Partnership,
                                            Airfund II Limited Partnership,
                                            American Income Fund I-C Limited
                                            Partnership, American Income Fund I-
                                            D Limited Partnership and American
                                            Income Fund I-E Limited Partnership,
                                            each a Massachusetts limited
                                            partnership.

         Business Day                       a day (other than a Saturday or
                                            Sunday) on which business of the
                                            nature required by this Agreement is
                                            carried out in the city in which
                                            Lessee's office listed in Section
                                            16.10(b) is located.

         C-Check a maintenance check on the Airframe under the Approved Maintenance Program designated as a "C" check and consisting of full and complete zonal, systems and structural check including the corresponding lower checks ("A" and "B" or equivalent) and any other maintenance and inspections tasks that are a part of such checks, all in accordance with the Approved Maintenance Program, or if the Approved Maintenance Program changes and no longer refers to a full and complete zonal, systems and structural block "C" check, then a check consisting of those items of maintenance characterized by the MPD and best industry practice as a "C" check (or its equivalent), but in any event not including repairs arising as the result of operational or maintenance mishandling or accidental damage.

         CER a complete engine refurbishment, including with respect to any Engine the complete visual inspection and repair as necessary of all modules of the Engine in an engine repair/overhaul station, including complete disassembly of the Engine, complete visual inspection of the Engine, de-blading of LLPs as required, visual inspection of all LLPs, verification that all snap diameters on LLPs are within limits, inspection of all blades for proper chord dimensions and cracking, repair or replacement of all blades below minimums, inspection and repair of stators as necessary, blade-up of LLPs using new lock plates, assembly of rotors in the turbine, balance of all rotors, and installation of rotors in the Engine.

         Certificate of Acceptance          a certificate in the form attached
                                            as Exhibit A to be completed and
                                            executed by Lessor and Lessee at the
                                            time of Delivery.

         Certificate of Delivery Condition  a certificate in the form attached as Exhibit B to be completed and
                                            executed by Lessor and Lessee at the
                                            time of Delivery.

         CPCP Lessee's Corrosion Prevention and Control Program that is a part of the Approved Maintenance Program.

         Credit Agreement                   any loan or credit agreement between
                                            Lessor and any Financing Party in
                                            which the obligations of Lessor are
                                            secured by a Security Interest in
                                            any of the Leased Property or this
                                            Agreement.

         Cycle                              one take-off and landing of an
                                            airframe.

         Damage Notification Threshold      $100,000.

         Default any Event of Default and any event which with the giving of notice, lapse of time, determination of materiality or fulfilment of other condition or any combination of the foregoing would constitute an Event of Default.

         Default Rate                       at any time and from time to time,
                                            4.0% plus the base commercial
                                            lending rate as announced by
                                            Citibank, N.A., compounded monthly
                                            and calculated on the basis of the
                                            actual number of days elapsed and on
                                            a 360 day year.

         Delivery the delivery of the Aircraft to Lessee in accordance with the terms of this Agreement.

         Delivery Date                      the date on which Delivery takes
                                            place, which shall be the Scheduled
                                            Delivery Date or such other date
                                            notified by Lessor to Lessee in
                                            accordance with the provisions of
                                            this Agreement.

         Delivery Location                  Tucson, Arizona.

         Dollars and $                      the lawful currency of the United
                                            States of America.

         Engine                             whether or not installed on the
                                            Aircraft:

                                            (a)    each engine of the
                                                   manufacture, model and serial
                                                   number specified in Part 1 of
                                                   Schedule 1, title to which
                                                   shall belong to Lessor; or

                                            (b)    any engine which replaces
                                                   that engine, title to which
                                                   passes to Lessor in
                                                   accordance with Section
                                                   8.17(d);

                                            and in each case includes all
                                            modules and Parts from time to time
                                            belonging to, installed in or
                                            appurtenant to that engine.

         Engine Additional Rent             as defined in Section 5.4(a)(ii).

         Engine Additional Rent Rate        $80.00 per Flight Hour per Engine,
                                            as adjusted from time to time
                                            pursuant to Section 5.4(b).

         Engine Loss                        the occurrence, with respect to an
                                            Engine, of one of the events set
                                            forth in clauses (a) through (d) of
                                            the definition of "Total Loss" as if
                                            references to the "Airframe" were to
                                            such "Engine".

         Engine Loss Date                   the relevant date determined in
                                            accordance with the definition of
                                            "Total Loss Date" as if that
                                            definition applied to an Engine
                                            Loss.

         Engine Manufacturer                the Pratt & Whitney Division of
                                            United Technologies Corporation.

         Engine Reimbursable Expenses       as defined in Section 7.3(b)(i).

         Engine Shop Visit                  a shop visit requiring disassembly
                                            of an Engine (but excluding for this
                                            purpose any removal, installation,
                                            maintenance and repair of Quick
                                            Engine Change kits) and during
                                            which there shall be performed a hot
                                            section restoration or repair or a
                                            cold section restoration or repair
                                            or a replacement of LLPs.

         Equipment Change                   any modification, alteration,
                                            addition to or removal from the
                                            Aircraft during the Term.

         Escrow Agent                       shall mean Feltman, Karesh, Major &
                                            Farbman, Limited Liability
                                            Partnership, in its capacity as
                                            escrow agent pursuant to the Escrow
                                            Agreement.

         Escrow Agreement                   Amended and Restated Escrow
                                            Agreement, dated as of August 17,
                                            2000, as amended and restated as of
                                            August 28, 2000, between Lessor,
                                            Lessee and Escrow Agent.

         Event of Default                   an event specified in Section 13.1.

         Excusable Delay                    with respect to delivery of the
                                            Aircraft, delay or non-performance
                                            due to or arising out of acts of God
                                            or public enemy, civil war,
                                            insurrection or riot, fire, flood,
                                            explosion, earthquake, serious
                                            accident, epidemic, quarantine
                                            restriction, import restriction, any
                                            act of government, governmental
                                            priority, allocation, regulation or
                                            order affecting directly or
                                            indirectly, the Aircraft, any
                                            manufacturer, Lessor or any
                                            materials or facilities, strike or
                                            labor dispute causing cessation,
                                            slowdown or interruption of work,
                                            inability after due and timely
                                            diligence to
                                            procure equipment, data or materials
                                            from manufacturers, suppliers, any
                                            existing owner, seller or lessee in
                                            a timely manner, damage, destruction
                                            or loss, adverse weather conditions
                                            preventing any services, inspections
                                            or flights of the Aircraft or any
                                            other cause to the extent that such
                                            cause is beyond the control of
                                            Lessor, whether above mentioned or
                                            not and whether or not similar to
                                            the foregoing.

          Expiry Date                       the Scheduled Expiry Date or any
                                            other date on which:
                                            (a)   the Aircraft has been
                                                  redelivered in accordance with
                                                  this Agreement and all
                                                  obligations of Lessee have
                                                  been satisfied; or

                                            (b)   Lessor receives the Agreed
                                                  Value following a Total Loss
                                                  and any other amounts then due
                                                  and owing in accordance with
                                                  this Agreement.

         FAA                                the Federal Aviation Administration
                                            of the U.S. Department of
                                            Transportation, or any successor
                                            Government Entity succeeding to the
                                            functions thereof.

         Financial Indebtedness             any indebtedness in respect of:

                                            (a)   moneys borrowed;

                                            (b)   any liability under any
                                                  debenture, bond, note, loan
                                                  stock, acceptance credit,
                                                  documentary credit or other
                                                  security;

                                            (c)   the acquisition cost of any
                                                  asset to the extent payable
                                                  before or after the time of
                                                  acquisition or possession; or

                                        (d)  the capitalized value (determined
                                             in accordance with accounting
                                             practices generally accepted in the
                                             United States of America) of
                                             obligations under finance leases;
                                             or

                                        (e)  any guarantee, indemnity or similar
                                             assurance against financial loss of
                                             any Person in respect of the above.

         Financing Parties              collectively (i) any Lenders, (ii) any
                                        Mortgagee, (iii) any Additional
                                        Mortgagee, (iv) any Person that lends
                                        money to Lessor and for whom an
                                        Additional Mortgagee holds a Security
                                        Interest in the Leased Property, and (v) the successors and permitted assigns of such Persons.

         Flight Hour                    each hour or part thereof (rounded up to
                                        one decimal place) elapsing from the
                                        moment the wheels of the Airframe leave
                                        the ground on take off until the moment
                                        the wheels of the Airframe next touch
                                        the ground.

         GAAP generally accepted accounting principles as in effect from time to time and, subject to changes in such principles from time to time, consistently applied in accordance with the past practices of a Person.

         Government Entity              (a)  any national, state or local
                                             government, political subdivision
                                             thereof or local jurisdiction
                                             therein;

                                        (b)  any board, commission, department,
                                             division, instrumentality, court,
                                             agency or political subdivision
                                             thereof; and

                                        (c)  any association, organization or
                                             institution of which any of the
                                             above is a member or to
                                             whose jurisdiction any thereof is
                                             subject or in whose activities any
                                             of the above is a participant.

         Habitual Base                  Bratislava, Slovakia, or, subject to the
                                        prior written consent of Lessor, any
                                        other state, province or country in
                                        which the Aircraft is for the time being habitually based.

         Heavy Check                    all maintenance checks under the Agreed
                                        Maintenance Program designated as "C"
                                        checks or "D" checks on the date of this Agreement (or any comparable airframe overhaul check under the Agreed
                                        Maintenance Program as amended in the
                                        future), including all structural
                                        inspections, CPCP work and other
                                        inspections, repairs, maintenance and
                                        other work performed during such check.

         Hull Insurance Deductible      $100,000.00

         IATA                           the International Air Transport
                                        Association.

         Indemnitees                    Lessor, Trust Company, Beneficiary, any
                                        Financing Party, the respective
                                        successors and assigns of such Persons
                                        and the shareholders, Affiliates,
                                        partners, contractors, directors,
                                        officers, servants, agents and employees of such Persons.

         Insurance Letter of Credit     as defined in Section 9.8(d).

         Insurances                     as defined in Section 9.1.

         Landing Gear                   the landing gear assembly of the
                                        Aircraft excluding the wheels and brake
                                        units.

         Landing Gear Additional Rent   as defined in Section 5.4(a)(iii).


         Landing Gear Additional

              Rent Rate                 $12.00 per Flight Hour of the Airframe,
                                        as adjusted from time to time pursuant
                                        to Section 5.4(b).

         Landing Gear Reimbursable      as defined in Section 7.3(c)(i).
              Expenses

         Leased Property                the Aircraft and the Aircraft Documents.

         Lenders any financial institutions signatory to any Credit Agreement as lenders.

         Lessee Installed Part          a Part installed on the Aircraft after
                                        Delivery not in replacement for any Part and not required under Applicable Law on the Aircraft title to which is held by Lessee subject to a Security Interest in favor of an unrelated third party or title to which is held by an unrelated third party and such Part is leased or conditionally sold to Lessee.

         Lessor Lien                    (a)  any Security Interest from time to
                                             time created by or arising through
                                             Lessor or any Financing Party in
                                             connection with the financing or
                                             refinancing of the Aircraft;

                                        (b)  any other Security Interest in
                                             respect of the Aircraft that
                                             results from acts or omissions of,
                                             or claims against, Lessor or any
                                             Financing Party not related to the
                                             operation of the Aircraft or the
                                             transactions contemplated by or
                                             permitted under this Agreement; and

                                        (c)  Security Interests in respect of
                                             the Aircraft for Non-Indemnified
                                             Taxes.

         LLPs                           life limited Parts.

         Maintenance Program            an Aviation Authority approved
                                        maintenance program for the Aircraft
                                        encompassing scheduled maintenance,
                                        condition monitored maintenance and/or
                                        on-condition maintenance of Airframe,
                                        Engines and Parts, including servicing,
                                        testing, preventative maintenance,
                                        repairs, structural inspections, system
                                        checks, overhauls, approved
                                        modifications, service bulletins,
                                        engineering orders, airworthiness
                                        directives, corrosion control,
                                        inspections and treatments.

         Major Checks                   any C-Check, "C" check, multiple or
                                        phase "C" check, "D" check or annual
                                        heavy maintenance visit or segment
                                        thereof suggested for commercial
                                        aircraft of the same model as the
                                        Aircraft by the Manufacturer (however
                                        denominated in the Approved Maintenance
                                        Program).

         Mandatory Equipment Change     an Equipment Change that is required by
                                        or performed to comply with an
                                        airworthiness directive of the Aviation
                                        Authority or the FAA or a Manufacturer's service bulletin

         Manufacturer                   The Boeing Company, a Delaware
                                        corporation with a place of business in
                                        Seattle, Washington.

         Minimum Liability Coverage     $500,000,000.00 on each occurrence.

         Mortgage any chattel mortgage or security agreement entered into between Lessor, as debtor, and any Mortgagee, as secured party, whereby Lessor grants to such Mortgagee a first priority security interest in the Aircraft and its right, title and interest in the Operative Documents.

         Mortgagee                      any mortgagee under a Mortgage.

         MPD                            for any manufacturer, such
                                        manufacturer's Maintenance Planning
                                        Document.

         Non-Indemnified Taxes          (a)  Taxes imposed as a direct result of
                                             activities of any Tax Indemnitee in
                                             the jurisdictions imposing the
                                             liability unrelated to such Tax
                                             Indemnitee's dealings with Lessee
                                             pursuant to this Agreement or to
                                             the transactions contemplated by
                                             this Agreement or the operation of
                                             the Aircraft by Lessee;

                                        (b)  Taxes imposed on the income,
                                             profits or gains of any Tax
                                             Indemnitee (i) by any Federal
                                             Government Entity in the United
                                             States of America, (ii) by any
                                             Government Entity in the
                                             jurisdictions where such Tax
                                             Indemnitee is incorporated, formed
                                             or organized or has its principal
                                             place of business, or (iii) by any
                                             Government Entity in any other
                                             jurisdiction where such Tax
                                             Indemnitee is liable for such Taxes
                                             and such liability has or would
                                             have arisen in the absence of the
                                             transactions contemplated by this
                                             Agreement;

                                        (c)  Taxes imposed with respect to any
                                             period commencing or event
                                             occurring before the date of this
                                             Agreement or after the Expiry Date
                                             and unrelated to any Tax
                                             Indemnitee's dealings with Lessee
                                             pursuant to this Agreement or to
                                             the transactions contemplated by
                                             this Agreement;

                                        (d)  Taxes imposed as a direct result of
                                             the sale or other disposition of
                                             the Aircraft, unless such sale or
                                             disposition occurs as a consequence
                                             of an Event of Default;

                                        (e)  Taxes imposed by a taxing
                                             jurisdiction for a particular tax
                                             period in which none of the
                                             following is true for that tax
                                             period: (i) the operation,
                                             registration, location, presence or
                                             use of the Aircraft, the Airframe,
                                             any Engine or any Part thereof in
                                             such jurisdiction, (ii) the place
                                             of incorporation, commercial
                                             domicile or other presence in such
                                             jurisdiction of Lessee, any
                                             sublessee or any user of or Person
                                             in possession of the Aircraft, the
                                             Airframe, any Engine or any Part
                                             thereof in such jurisdiction, or
                                             (iii) any payments made under this
                                             Agreement and related documents
                                             being made from such jurisdiction;

                                        (f)  Taxes to the extent caused by the
                                             gross negligence or willful
                                             misconduct of any Tax Indemnitee;
                                             and

                                        (g)  Taxes to the extent caused by a
                                             failure by any Tax Indemnitee to
                                             furnish in a timely manner notice
                                             or information which it is required
                                             to furnish to Lessee by the terms
                                             of this Agreement.

         Operative Documents            this Agreement, the Certificate of
                                        Acceptance and the Certificate of
                                        Delivery Condition.

         Option Price                   $750,000

         Part                           whether or not installed on the
                                        Aircraft:

                                        (a)  any component, furnishing or
                                             equipment (other than a complete
                                             Engine) furnished with, installed
                                             on or appurtenant to the Airframe
                                             and Engines on Delivery; and

                                        (b)  any other component, furnishing or
                                             equipment (other than a complete
                                             Engine)
                                             title to which has, or should have,
                                             passed to Lessor pursuant to this
                                             Agreement,

                                        but excludes any such items title to
                                        which has, or should have, passed to
                                        Lessee pursuant to Section 8.17(c) and
                                        any Lessee Installed Part.

         Permitted Lien                 (a)  any lien for Taxes not assessed or,
                                             if assessed, not yet due and
                                             payable, or being contested in good
                                             faith by appropriate proceedings;

                                        (b)  any lien of a repairer, mechanic,
                                             carrier, hangar keeper, unpaid
                                             seller or other similar lien
                                             arising in the ordinary course of
                                             business or by operation of law in
                                             respect of obligations which are
                                             not overdue in accordance with
                                             Applicable Law (or, if applicable,
                                             generally accepted accounting
                                             principles and practices in the
                                             relevant jurisdiction) or are being
                                             contested in good faith by
                                             appropriate proceedings; and

                                        (c)  any Lessor Lien;

                                        but only if, in the case of (a) and (b),
                                        (i) adequate reserves have been provided by Lessee for the payment of the Taxes or obligations in accordance with generally accounting principles and practices in the relevant jurisdiction; and (ii) such proceedings, or the continued existence of the lien, do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the Aircraft or any interest therein or of criminal liability on the part of Lessor or any Financing Party.

         Person any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or Government Entity.

         Post-Delivery Modifications    the fuselage sanding and painting, and
                                        the installation of navigational
                                        instrumentation not installed on the
                                        Aircraft on the Delivery Date but
                                        required in order to register the
                                        Aircraft in the State of Registration,
                                        as described more fully on Schedule 5.

         Previous Operator              Southwest Airlines, Inc.

         Redelivery Location            Bratislava Airport, Slovakia or any
                                        other location to which Lessor and
                                        Lessee may agree in writing.

         Reimbursable Expenses          collectively, Airframe Reimbursable
                                        Expenses, APU Reimbursable Expenses,
                                        Engine Reimbursable Expenses and Landing
                                        Gear Reimbursable Expenses.

         Rent                           collectively, all Basic Rent, Additional
                                        Rent and Supplemental Rent.

         Rent Date                      the Delivery Date and the corresponding
                                        day of each calendar month during the
                                        Term or, for any calendar month that
                                        does not have a corresponding day, the
                                        last day of such calendar month.

         Rental Period                  each period ascertained in accordance
                                        with Section 5.2.

         Scheduled Delivery Date        August 25, 2000 or such other date
                                        mutually agreed by Lessor and Lessee.

         Scheduled Expiry Date          the third anniversary of the Delivery
                                        Date.

         Security Deposit               shall mean the amount of $225,000.

         Security Interest               any mortgage, charge, pledge, lien,
                                         assignment, hypothecation, right of
                                         set-off, or any agreement or
                                         arrangement having the effect of
                                         creating a security interest.

         Special Slovakian Counsel       Alianciaadvokatov, Advokatska
                                         Kancelaria, JUDr. Gerta Flasikova.

         SRM                             the Manufacturer's structural repair
                                         manual.

         State of Incorporation          Slovakia.

         State of Registration           Slovakia.

         Subsidiary                      (a)  in relation to any reference to
                                              accounts, any company wholly or
                                              partially owned by Lessee whose
                                              accounts are consolidated with the
                                              accounts of the Lessee in
                                              accordance with accounting
                                              principles generally accepted
                                              under accounting standards of the
                                              State of Incorporation; and
                                         (b)  for any other purpose, an entity
                                              from time to time:

                                              (i)   of which another has direct
                                                    or indirect control or owns
                                                    directly or indirectly more
                                                    than 50% of the voting share
                                                    capital; or

                                              (ii)  which is a direct or
                                                    indirect subsidiary of
                                                    another under the laws of
                                                    the jurisdiction of its
                                                    incorporation.


         Supplemental Rent               all amounts, liabilities and
                                         obligations (other than Basic Rent and
                                         Additional Rent) that Lessee assumes or
                                         agrees to pay under this Agreement to

                                         Lessor or any other Person, including
                                         payment of deposits, indemnities and
                                         the Agreed Value.

         Tax Indemnitees                 Lessor, Trust Company, Beneficiary, any
                                         Financing Party and their respective
                                         successors and assigns.

         Taxes all present and future taxes, levies, imposts, duties or charges in the nature of taxes, whatever and wherever imposed, including customs duties, value added taxes or similar taxes and any franchise, transfer, sales, use, business, occupation, excise, personal property, stamp or other tax or duty imposed by any national or local taxing or fiscal authority or agency, together with any withholding, penalties, additions to tax, fines or interest thereon or with respect thereto.

         Term the period commencing on the Delivery Date and ending on the Expiry Date or any later date pursuant to Clause 12.4.

         Total Loss                      with respect to the Airframe:

                                         (a)   the actual, arranged or
                                               constructive total loss of the
                                               Airframe (including any damage to
                                               the Airframe which results in an
                                               insurance settlement on the basis
                                               of a total loss, or requisition
                                               for use or hire which results in
                                               an insurance settlement on the
                                               basis of a total loss);

                                         (b)   the Airframe being destroyed,
                                               damaged beyond repair or
                                               permanently rendered unfit for
                                               normal use for any reason
                                               whatsoever;

                                         (c)   the requisition of title, or
                                               other compulsory acquisition,
                                               capture, seizure, deprivation,
                                               confiscation or detention for any
                                               reason of
                                               the Airframe by the government of
                                               the State of Registration
                                               (whether de jure or de facto),
                                               but excluding requisition for use
                                               or hire not involving requisition
                                               of title; or

                                         (d)   the hi-jacking, theft,
                                               condemnation, confiscation,
                                               seizure or requisition for use or
                                               hire of the Airframe which
                                               deprives any Person permitted by
                                               this Agreement to have possession
                                               and/or use of the Airframe for
                                               more than 60 consecutive days.

         Total Loss Date                 (a)   in the case of an actual total
                                               loss, the actual date on which
                                               the loss occurs or, if such date
                                               is unknown, the day on which the
                                               Aircraft was last heard of;

                                         (b)   in the case of any of the events
                                               described in sub-paragraph (a) of
                                               the definition of "Total Loss"
                                               (other than an actual total
                                               loss), the earlier of (i) 30 days
                                               after the date on which notice
                                               claiming such total loss is given
                                               to the relevant insurers, and
                                               (ii) the date on which such loss
                                               is admitted or compromised by the
                                               insurers;

                                         (c)   in the case of any of the events
                                               described in sub-paragraph (b) of
                                               the definition of "Total Loss",
                                               the date on which such
                                               destruction, damage or rendering
                                               unfit occurs;

                                         (d)   in the case of any of the events
                                               described in sub-paragraph (c) of
                                               the definition of "Total Loss",
                                               the date on which the relevant
                                               requisition of title or other
                                               compulsory acquisition, capture,
                                               seizure, deprivation,
                                               confiscation or detention occurs;

                                         (e)   in the case of any of the events
                                               described in sub-paragraph (d) of
                                               the definition of "Total Loss",
                                               the expiry of the period of 60
                                               days referred to in such sub-
                                               paragraph (d);

                                         and, in each case, the Total Loss shall
                                         be deemed to have occurred at noon
                                         Greenwich Mean Time on such date.

         Trust Agreement                 Trust Agreement No. III, dated as of
                                         December 30, 1991, between Trust
                                         Company and Beneficiaries.

         Voluntary Equipment Change      an Equipment Change other than a
                                         Mandatory Equipment Change.

1.2  Interpretation
     --------------

         (a) In this Agreement, unless the contrary intention is stated, a reference to:

               (i) each of "Lessor", "Lessee", "Financing Party" or any other Person includes without prejudice to the provisions of this Agreement any successor in title to it and any permitted assignee;

               (ii) words importing the plural shall include the singular and vice versa;

               (iii) the term "including", when used in this Agreement, means "including without limitation" and "including but not limited to";

               (iv) any document shall include that document as amended, novated or supplemented from time to time unless expressly stated to the contrary;

               (v) a law (1) includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; (2) includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof; and (4) is a reference to that provision as amended, substituted or re-enacted; and

         (b) A "Section", "Schedule" or "Exhibit" is a reference to a section of, a schedule to or an exhibit to this Agreement.

         (c) The headings in this Agreement are to be ignored in construing this Agreement.

2.   REPRESENTATIONS and WARRANTIES
     ------------------------------

2.1  Lessee's Representations and Warranties
     ---------------------------------------

     Lessee represents and warrants to Lessor as follows:

     (a)  Status: Lessee is a company duly organized, validly existing and in
          ------
          good standing under the laws of the State of Incorporation, has the corporate power to own its assets and carry on its business as it is being conducted and is (or will at the relevant time be) the holder of all necessary air transportation licenses required in connection therewith and with the use and operation of the Aircraft.

     (b)  Power and Authority: Lessee has the corporate power to enter into and
          -------------------
          perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, each of the Operative Documents and the transactions contemplated by the Operative Documents.

     (c)  Legal validity: Each of the Operative Documents constitutes Lessee's
          --------------
          legal, valid and binding agreement, enforceable against Lessee in accordance with its terms.

     (d)  Non-conflict: The entry into and performance by Lessee of, and the
          ------------
          transactions contemplated by, the Operative Documents do not and will not:

          (i)   conflict with any Applicable Laws binding on Lessee;

          (ii)  conflict with the constitutional documents of Lessee; or

          (iii) conflict with or result in default under any document which is binding upon Lessee or any of its assets, or result in the creation of any Security Interest over any of its assets, other than Permitted Liens.

     (e)  Authorization: All authorizations, consents and registrations required
          -------------
          by, and all notifications to be given by, Lessee in connection with the entry into, performance, validity and enforceability of, the Operative Documents and the transactions contemplated by the Operative Documents have been (or will on or before Delivery have been) obtained, effected or given (as appropriate) and are (or will on their being obtained or effected be) in full force and effect.

          (f)  No Immunity:
               -----------

               (i) Lessee is subject to civil commercial law with respect to its obligations under this Agreement.

               (ii) Neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of the Operative Documents by Lessee constitute private and commercial acts.

          (g)  Financial Statements: the audited consolidated financial
               --------------------
               statements of Lessee and its Subsidiaries most recently delivered to Lessor:

               (i) have been prepared in accordance with accounting principles and practices generally accepted and consistently applied in the State of Registration; and

               (ii) fairly present the consolidated financial condition of the
                    Lessee and its Subsidiaries as at the date to which they were drawn up and the consolidated results of operations of the Lessee and its Subsidiaries for the periods covered by such statements.

          (h)  Restricted Countries: Lessee does not hold a contract or other
               --------------------
               obligation to operate the Aircraft to or from any of the countries that are the subject of sanctions under U.N. security council directives.

          (i)  Pari Passu: The obligations of Lessee under this Agreement rank
               ----------
               at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract.

2.2  Lessee's Further Representations and Warranties
     -----------------------------------------------

          Lessee further represents and warrants to Lessor that:

          (a)  No Default:
               ----------

               (i) No Event of Default has occurred and is continuing or might reasonably be expected to result from the entry into or performance of any of the Operative Documents.

               (ii) No event has occurred and is continuing that constitutes, or with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition, or any combination of the foregoing, might constitute, a material default under any document that is binding on Lessee or any assets of Lessee.

          (b)  Registration:
               ------------

               (i) It is not necessary or advisable under the laws of the State of Incorporation, the State of Registration or the Habitual Base in order to ensure the validity, effectiveness and enforceability of the Operative Documents or to establish, perfect or protect the property rights of Lessor or any Financing Party in the Leased Property that any instrument relating thereto other than this Agreement and the Certificate of Acceptance be filed, registered or recorded or that any other action be taken or, if any such filings, registrations, recordings or other actions are necessary, the same have been effected or will have been effected on or before Delivery.

               (ii) Under all Applicable Laws, including the laws of the State of Incorporation, the State of Registration and the Habitual Base, the property rights of Lessor and any Financing Parties notified to Lessee in the Leased Property have been fully established, perfected and protected and this Agreement will have priority in all respects over the claims of all creditors of Lessee, with the exception of such claims as are mandatorily preferred by law and not by virtue of any contract.

          (c)  Litigation: No litigation, arbitration or administrative
               ----------
               proceedings are pending or, to Lessee's knowledge, threatened against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under the Operative Documents.

          (d)  Taxes: Lessee has delivered all necessary returns and payments
               -----
               due to all tax authorities having jurisdiction over Lessee, including those in the State of Incorporation, the State of Registration and the Habitual Base, and Lessee is not required by law to deduct or withhold any Taxes from any payments under this Agreement.

          (e)  Material Adverse Change: No material adverse change in the
               -----------------------
               financial condition of Lessee has occurred since the date of the financial statements most recently provided to Lessor on or before the Delivery Date.

          (f)  Information: The financial and other information furnished by
               -----------
               Lessee in connection with the Operative Documents does not contain any untrue statement of material fact or omit to state any fact the omission of which makes the statements therein, in light of the circumstances under which they were made, materially misleading, and does not omit to disclose any material matter. All forecasts and opinions contained in the financial and other information furnished by Lessee in connection with the Operative Documents were honestly made on reasonable grounds after due and careful inquiry by Lessee.

          (g)  Air Traffic Control: Lessee is not in default in the payment of
               -------------------
               any sums due by Lessee to any relevant air traffic control authority in respect of all aircraft operated by Lessee.

2.3  Repetition
     ----------

          The representations and warranties in Section 2.1 and Section 2.2 will survive the execution of this Agreement. The representations and warranties contained in Section 2.1 and Section 2.2 will be deemed to be repeated by Lessee on Delivery with reference to the facts and circumstances then existing. The representations and warranties contained in Section 2.1 will be deemed to be repeated by Lessee on each Basic Rent Date as if made with reference to the facts and circumstances then existing.

2.4  Lessor's Representations and Warranties
     ---------------------------------------

          Lessor represents and warrants to Lessee that:

          (a)  Status: The Trust Company is a national banking association duly
               ------
               formed and validly existing under the federal banking laws of the United States of America and has the power to act as trustee pursuant to the Trust Agreement. Lessor is a duly created trust pursuant to the Trust Agreement and has the power to own the Leased Property and carry on the business contemplated of Lessor under the Operative Documents.

     (b)  Power and Authority: Lessor has the trust power to enter into and
          -------------------
          perform, and has taken all necessary action to authorize the entry into, performance and delivery of, the Operative Documents and the transactions contemplated by the Operative Documents.

     (c)  Enforceability: Each of the Operative Documents constitutes Lessor's
          --------------
          legal, valid and binding agreement, enforceable against Lessor in accordance with its terms.

     (d)  Non-conflict: The entry into and performance by Lessor of, and the
          ------------
          transactions contemplated by, the Operative Documents do not and will not:

          (i)   conflict with any Applicable Laws binding on Lessor;

          (ii)  conflict with the Trust Agreement; or

          (iii) conflict with or result in a default under any document which is binding upon Lessor or any of its assets.

     (e)  Authorization: So far as concerns the obligations of Lessor, all
          -------------
          authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Operative Documents by Lessor have been (or will on or before Delivery have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect.

     (f)  No Immunity:
          -----------

          (i) Lessor is subject to civil commercial law with respect to its obligations under the Operative Documents.

          (ii) Neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of the Operative Documents by Lessor constitute private and commercial acts.

          (g)  Right to Lease: On the Delivery Date, Lessor shall have the right
               --------------
               to lease the Aircraft to Lessee under this Agreement.

2.5  Repetition
     ----------

          The representations and warranties in Section 2.4 will survive the execution of this Agreement. The representations and warranties contained in Section 2.4 will be deemed to be repeated by Lessor on Delivery and on each subsequent Basic Rent Date as if made with reference to the facts and circumstances then existing.

3.        CONDITIONS PRECEDENT
          --------------------

3.1  Lessor's Documentary Conditions Precedent
     -----------------------------------------

          Lessor's obligation to lease the Leased Property to Lessee under this Agreement is subject to the receipt of the following by Lessor from Lessee on or before Delivery in form and substance satisfactory to Lessor, provided, that it shall not be a condition precedent to the obligations of Lessor that any document be produced, or action taken, which is to be produced or taken by Lessor or any Person within its control:

          (a)  Constitutional Documents: an officially verified copy of the
               ------------------------
               constitutional documents of Lessee as amended to the Delivery Date, together with an English translation thereof and the actual Extract from the commercial registry of the Lessee;

          (b)  Resolutions: a true copy of a resolution of the board of
               -----------
               directors (or the equivalent) of Lessee approving the terms of, and the transactions contemplated by, the Operative Documents to which it is a party, resolving that it enter into the Operative Documents to which it is a party, and authorizing a specified individual or individuals to execute the Operative Documents to which it is a party and, in the case of Lessee, accept delivery of the Aircraft on its behalf;

          (c)  Operative Documents: a copy of each of the Operative Documents,
               -------------------
               duly executed and, if necessary, notarized by Lessee, and the original chattel paper copy of this Agreement;

          (d)  Opinions: (i) an opinion, in the form set out in Exhibit D, in
               --------
               respect of Lessee's obligations under the Operative Documents issued by independent legal counsel to Lessee acceptable to Lessor, and (ii) an opinion from Special Slovakian Counsel to Lessor as to such matters as Lessor may reasonably request;

          (e)  Approvals: evidence of the issuance of each approval, license and
               ---------
               consent which may be required in relation to, or in connection with, the performance by Lessee of its obligations under the Operative Documents;

          (f)  Filings and Registrations: evidence that all filings,
               -------------------------
               registrations, recordings and other actions have been taken or made that are necessary or advisable to ensure the validity, effectiveness and enforceability of the Operative Documents and to protect the property rights of Lessor in the Leased Property;

          (g)  Licenses: copies of Lessee's air transport license, air
               --------
               operator's certificate and all other licenses, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft;

          (h)  Certificate: a certificate of a duly authorized officer of
               -----------
               Lessee:


               (i) setting out a specimen of each signature of an officer of Lessee referred to in Section 3.1(b); and

               (ii) certifying that each copy of a document specified in this
                    Section 3.1 is correct, complete and in full force and effect;

          (i)  Insurances: certificates of insurance, certificates of
               ----------
               reinsurance, insurance brokers' undertakings, reinsurance broker's undertakings and other evidence satisfactory to Lessor that Lessee is taking the required steps to ensure due compliance with the provisions of this Agreement as to insurances with effect on and after Delivery;

          (j)  Registration; Filings: evidence that the Aircraft has been
               ---------------------
               validly registered under the laws of the State of Registration and that all filings, registrations, recordings and other actions have been or will be taken which are necessary to ensure the validity, effectiveness and enforceability of the Operative Documents and to protect the rights of Lessor in the Leased Property;

          (k)  Air Traffic Control: if requested by Lessor, a letter from Lessee
               -------------------
               addressed to Eurocontrol or any other designated air traffic control authority pursuant to which Lessee authorizes such authority to issue to Lessor, upon Lessor's request from time to time, a statement of account of all sums due by Lessee to such authority in respect of all aircraft (including the Aircraft) operated by Lessee;

          (l)  Deregistration Power of Attorney: an irrevocable power of
               --------------------------------
               attorney in substantially the form attached as Exhibit E;

          (m)  Acceptance by Process Agent: a letter from the process agent
               ---------------------------
               appointed by Lessee pursuant to Section 15.4(a) accepting its appointment;

          (n)  Aviation Authority Letter: a letter from the appropriate Aviation
               -------------------------
               Authority confirming that, upon certification by Lessor that an Event of Default under this Agreement has occurred and is continuing, and a request for deregistration by Lessor, the Aviation Authority will deregister the Aircraft and authorize the export of the Aircraft from Slovakia;

          (o)  General:  such other documents as Lessor may reasonably request.
               -------

3.2  Lessor's Other Conditions Precedent
     -----------------------------------

          The obligation of Lessor to deliver and lease the Leased Property under this Agreement is also subject to the following additional conditions precedent:

          (a)  Representations and Warranties: the representations and
               ------------------------------
               warranties of Lessee under Sections 2.1 and 2.2 are correct and would be correct if repeated on Delivery;

          (b)  Payments: all payments due to Lessor under this Agreement on or
               --------
               before Delivery, including the Basic Rent due on the Delivery Date from the Escrow Agent and the Security Deposit, shall have been received by Lessor; and

          (c)  Repossession Insurance: Lessor shall received satisfactory
               ----------------------
               evidence of the existence of a policy in Lessor's favor of repossession insurance commonly known as "Political Risk" insurance.

3.3  Lessor's Waiver
     ---------------

          The conditions specified in Sections 3.1 and 3.2(a) and (b) are for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without conditions by Lessor. If any of those conditions are not satisfied on or before Delivery and Lessor (in its absolute discretion) nonetheless agrees to deliver the Leased Property to Lessee, then Lessee will ensure that those conditions are fulfilled within one month after the Delivery Date and Lessor may treat as an Event of Default the failure of Lessee to do so.

3.4  Lessee's Conditions Precedent
     -----------------------------

          Lessee's obligation to accept the Leased Property on lease from Lessor under this Agreement is subject to the satisfaction by Lessor of the following conditions precedent:

          (a)  Certificate: the receipt by Lessee of a certificate of a duly
               -----------
               authorized officer of Lessor setting out a specimen of the signature of each individual that executes an Operative Document on behalf of Lessor;

          (b)  Representations and Warranties: the representations and
               ------------------------------
               warranties of Lessor under Section 2.4 are correct and would be correct if repeated on Delivery;

          (c)  Registration: Lessee is obligated to provide Lessor with all
               ------------
               necessary co-operation in the registration procedure in compliance with the Aviation Act No. 143/1998 coll, as amended by the Republic of Slovakia and Lessee will provide evidence that the Aircraft has been validly registered under the laws of the State of Registration; provided, that any costs associated with the registration of the Aircraft or this Agreement with the Aviation Authority shall be the responsibility of the Lessee; and

          (d)  Delivery Condition: the Aircraft shall be in the condition set
               ------------------
               forth on Schedule 2;

3.5  Lessee's Waiver
     ---------------

          The conditions specified in Section 3.4 are for the sole benefit of Lessee and may be waived or deferred in whole or in part and with or without conditions by Lessee. If any of those conditions are not satisfied on or before Delivery and Lessee (in its absolute discretion) nonetheless agrees to lease the Leased Property from Lessor, then Lessor will ensure that those conditions are fulfilled within one month after the Delivery Date.

4.        COMMENCEMENT
          ------------

4.1  Leasing
     -------

          (a) Lessor will lease the Leased Property to Lessee and Lessee will take the Leased Property on lease in accordance with this Agreement for the duration of the Term.

          (b) Lessor and Lessee intend that this Agreement constitute a "true lease" and a lease for all United States federal income tax purposes.

4.2  Delivery
     --------

          (a) Delivery Condition: Lessor shall deliver the Leased Property "as is, where is and with all faults", except for any items set forth on Annex 2 to the Certificate of Delivery Condition and any other items agreed in writing by Lessor and Lessee.

          (b) Delivery Inspection: Before the Delivery Date, Lessor shall make the Leased Property available for Lessee to conduct a ground inspection of the Aircraft and an inspection of the Aircraft Documents to its satisfaction (collectively, the "Ground Inspection"). The Ground Inspection of the Aircraft shall include the following:

               (i) Lessor shall perform a videotape borescope inspection of all accessible gas path sections of each Engine (accessible whether by borescope port or other means), including the low pressure and high pressure compressors and the turbine area of such Engine, and Lessee's representatives will be entitled to observe such borescope inspection. All items beyond the Engine Manufacturer's maintenance manual serviceable limits will be rectified at Lessor's sole cost and expense.

               (ii) Lessor shall perform a maximum power assurance run and condition, acceleration and bleed valve scheduling checks on each Engine in accordance with the Engine Manufacturer's maintenance manual. Lessor will record and evaluate each Engine's performance, with Lessee's representatives entitled to be present. Each Engine shall pass such tests without operational limitations throughout the operating envelope in accordance with the Engine Manufacturer's maintenance manual.

               (iii) Lessor shall perform a videotape borescope inspection of the APU, and Lessee's representatives will be entitled to observe such borescope inspection. All items beyond the manufacturer's recommended limits will be rectified at Lessor's sole cost and expense.

          (c)  Aircraft Documents: The Aircraft will be accompanied by the
               ------------------
               Aircraft Documents listed on Part 2 of Schedule 1. Lessor will also provide to Lessee all historical and current maintenance manuals, aircraft and engine technical records and data, and other aircraft documentation in the possession of Lessor. Upon the request of Lessee, Lessor shall use reasonable efforts to obtain any required maintenance and technical records or documents not in its custody.

          (d)  Acceptance Flight: Immediately prior to acceptance of the
               -----------------
               Aircraft, on the Delivery Date, Lessor shall cause an acceptance flight of the Aircraft to be performed of up to one hour at Lessor's cost in accordance with the test flight procedures of the Manufacturer and Engine Manufacturer (with up to two representatives of Lessee on-board as observers), and such further acceptance flights as may be necessary in the event that the first or subsequent flights do not confirm that the Aircraft complies with the delivery conditions set forth in Schedule 2.

          (e)  Correction of Discrepancies: The obligation of Lessee to lease
               ---------------------------
               the Leased Property from Lessor is subject to Lessor delivering the Leased Property to Lessee in compliance with the conditions set forth on Schedule 2. If Lessor corrects all material discrepancies from the conditions set forth on Schedule 2 before Delivery, or if Lessor and Lessee agree that Lessor will correct or pay for their correction as set forth on Annex 2 to the Certificate of Delivery Condition, then Lessee shall accept the Leased Property. If, on the Scheduled Delivery Date, the Aircraft is not, in all material respects, in the condition set forth in
               Schedule 2 and Lessor and Lessee do not agree upon the correction of such material discrepancies within 30 days after the Scheduled Delivery Date, then Lessee may by notice to the Lessor terminate this Agreement, in which event neither Lessor nor Lessee shall have any further obligations under this Agreement except as set forth in Section 7.6. If Lessee fails to give any such termination notice within 34 days after the Scheduled Delivery Date, Lessee shall be deemed to have accepted the Leased Property for all purposes of this Agreement.

4.3  Delayed Delivery
     ----------------

          If, as a result of the occurrence of damage to the Aircraft not constituting a Total Loss or any Excusable Delay, Lessor delays in the delivery of, or fails to deliver, the Aircraft under this Agreement on the Scheduled Delivery Date, and so long as such failure does not result from the gross negligence or wilful misconduct of Lessor, then in any such case:

          (a) Lessor will not be responsible for any losses, including loss of profit, costs or expenses arising from or in connection with the delay or failure suffered or incurred by Lessee; and

          (b) if the Aircraft is not in the condition provided in Section 4.2(e) within 30 days after the Scheduled Delivery Date, either Lessor or Lessee may terminate this Agreement upon giving five Business Days prior written notice to the other, in which event neither Lessor nor Lessee shall have any further obligations under this Agreement except as set forth in Section 7.6.

4.4  Acceptance and Risk
     -------------------

          (a) The Leased Property will be delivered to, and will be accepted by, Lessee at the Delivery Location on the Delivery Date immediately following satisfaction of the conditions precedent specified in Sections 3.1, 3.2 and 3.4 (or their waiver or deferral by the party entitled to grant such waiver or deferral).

          (b) Immediately following satisfaction of the conditions precedent specified in Sections 3.1, 3.2 and 3.4 (or their waiver or deferral by the party entitled to grant such waiver or deferral), Lessee and Lessor shall forthwith complete Annex 1 to the Certificate of Delivery Condition (specifying the maintenance status of the Airframe, Engines, APU and Landing Gear) and Lessor and Lessee shall sign and deliver to each other the Certificate of Acceptance and the Certificate of Delivery

          Condition. Delivery of the signed Certificate of Acceptance to Lessor shall constitute deemed delivery of the Aircraft to Lessee.

     (c) On and from Delivery, the Leased Property will be in every respect at the sole risk of Lessee, which will bear all risk of loss, theft, damage or destruction to the Leased Property from any cause whatsoever.

     (d) Concurrently with Delivery, Lessor shall cause this Agreement and the Certificate of Acceptance to be registered with the Aviation Authority.

5.   PAYMENTS
     --------

5.1  Security Deposits
     -----------------

     (a)  Security Deposit: Prior to the execution of this Agreement, Lessee has
     ---------------------
     deposited with Lessor the amount of $75,000, and upon execution of this Agreement, Lessee shall pay to Lessor in immediately available funds the additional amount of $150,000. Said sums shall constitute the Security Deposit hereunder and shall he held and applied by Lessor as provided in this Agreement.

     (b)  Application of Security Deposit: If an Event of Default occurs and for
     ------------------------------------
     as long as it continues, Lessor may (but shall not be obliged to) apply all or any part of the Security Deposit against or towards satisfaction of any sums due and payable or that subsequently become due and payable to Lessor under this Agreement or to compensate Lessor for any sums which it may, in its discretion, at any time advance or expend as a result of any such Event of Default. Notwithstanding any such use or application by Lessor, Lessee shall remain in default under this Agreement until the full amount owed by Lessee, including interest accrued thereon pursuant to Section 5.12, shall have been paid to Lessor. If Lessor uses or applies all or any portion of the amount available under the Security Deposit, Lessee shall immediately, on demand of Lessor made from time to time, pay to Lessor an amount in cash equal to the amount so used or applied pursuant to this Section 5.1(b) so that the total amount held by Lessor in accordance with Section 5.1(a) shall at all times equal the full amount of the Security Deposit.

5.2 Rental Periods
    --------------

      The first Rental Period will commence on the Delivery Date and each subsequent Rental Period will commence on the date succeeding the last day of the previous Rental Period. Each Rental Period will end on the date immediately preceding the next succeeding Rent Date, except that if a Rental Period would otherwise overrun the Expiry Date, it will end on the Expiry Date.

5.3   Basic Rent
      ----------

      (a)    Time of Payment: For each Rental Period during the Term, Lessee
             ---------------
             shall pay to Lessor or its order Basic Rent in advance on each Basic Rent Date. Payment must be initiated adequately in advance of the Basic Rent Date to ensure that Lessor receives credit for the payment on the Basic Rent Date.

      (b)    Amount: The Basic Rent payable in respect of each Rental Period
             ------
             will be the Basic Rent Amount.

5.4   Additional Rent
      ---------------

      (a)    Amount: Subject to the proviso to Section 7.3(e)(iii), Lessee will
             ------
             pay to Lessor Additional Rent in relation to each Rental Period (or portion thereof) during the Term on the 10th day following the end of that Rental Period (but not later than the Expiry Date) and within ten days following the Delivery Date in relation to the acceptance flight referenced in Section 4.2(d) and any ferry flight from the Delivery Location as follows:

             (i) in respect of the Airframe, Lessee shall pay the Airframe Additional Rent Rate for each Flight Hour flown by the Airframe during that Rental Period ("Airframe Additional Rent");

             (ii) in respect of each Engine, Lessee shall pay the Engine
                  Additional Rent Rate for each Flight Hour operated by each Engine during that Rental Period ("Engine Additional Rent");

          (iii) in respect of the Landing Gear, Lessee shall pay the Landing Gear Additional Rent Rate for each Flight Hour flown by the Airframe during that Rental Period ("Landing Gear Additional Rent"); and

          (iv) in respect of the APU, Lessee shall pay the APU Additional Rent Rate for each Flight Hour flown by the Airframe during that Rental Period ("APU Additional Rent");

     (b)  Adjustment: Lessor or Lessee may adjust the amount of Additional Rent
          ----------
          after the Delivery Date by notice to Lessee not more frequently than annually based on the following:

          (i) by reference to increases in the Consumer Price Index as released by the Bureau of Labor Statistics, United States Department of Labor since the date of this Agreement;

          (ii) by reference to Manufacturer's and Engine Manufacturer's recommendations, industry experience, any change in the operational environment of the Aircraft that materially affects the cost of maintaining the Aircraft and any change in the Flight Hour to Cycle ratio of the operation of the Aircraft (it being understood that the Additional Rent is based on the assumption that the operation of the Aircraft during the Term will, on average, be not less than one Flight Hour for each Cycle); and

          (iii) by reference to the Actual Costs experienced by Lessee in the maintenance of the Aircraft under this Agreement.

5.5  Pledged Moneys:
     --------------

     (a) Lessor and Lessee intend that the Additional Rent are amounts paid by Lessee to Lessor in consideration for the use of the Leased Property by Lessee and the satisfaction of Lessor's obligations under the Operative Documents and that, when paid, the Additional Rent is irrevocably and unconditionally the property of Lessor.

     (b) Notwithstanding the intent of Lessor and Lessee stated in Section 5.5(a), if and to the extent that the Additional Rent, or any part thereof, under any Applicable Law or otherwise, is determined to be security deposits or otherwise the property of

          Lessee, or if it is so determined the Additional Rent is a debt owed to Lessee or that Lessee shall have any interest in the Additional Rent, then Lessee and Lessor agree that Sections 5.5(b)(i) and (ii) below shall apply to the Additional Rent as well as to the Security Deposit (collectively, the "Pledged Moneys"):

          (i) To the fullest extent permitted by law and by way of continuing security, Lessee grants a Security Interest in the Pledged Moneys and all rights of Lessee to payment thereof, the debt represented thereby and all interest thereon and/or any and all interest of Lessee therein to Lessor by way of first priority Security Interest as security for Lessee's obligations and liability under the Operative Documents (the "Secured Liabilities"). Except as expressly permitted under this Agreement, Lessee will not be entitled to payment of the Pledged Moneys. Lessee will not assign, transfer or otherwise dispose of all or part of its rights or interest in the Pledged Moneys and Lessee agrees that it will enter into any additional documents and instruments necessary or reasonably requested by Lessor to evidence, create or perfect Lessor's rights to the Pledged Moneys.

          (ii) If Lessee fails to comply with any provision of this Agreement or any Event of Default has occurred and is continuing, Lessor may immediately or at any time thereafter, without prior notice to
               Lessee:

               (1) offset all or any part of Secured Liabilities against the liabilities of Lessor in respect of the Pledged Moneys; or

               (2) apply or appropriate the Pledged Moneys in or towards the payment or discharge of Secured Liabilities in such order as Lessor sees fit.

5.6  Payments
     --------

     (a) All payments of Rent by Lessee to Lessor under this Agreement will be made for value on the due date, for the full amount due, in Dollars and in same day funds, settled through the New York Clearing House System or such other funds as may for the time being be customary for the settlement in New York City of payments in Dollars by telegraphic transfer to the following account of Lessor:

                           Fleet Bank, N.A.
                           New York, New York
                           ABA No. 021-200-339
                           Account No. 9403-530699
                           Account Name: EFG Rent Escrow
                           Reference: N57SW

          or to such other account in North America or the European Union as Lessor may direct by at least five Business Days prior written notice.
     (b) If any Rent or other payment would otherwise become due on a day which is not a Business Day, it shall be due on the immediately succeeding Business Day.

5.7  Gross-up
     --------

     (a) All payments by Lessee under or in connection with this Agreement will be made without offset or counterclaim, free and clear of and without deduction or withholding, except to the extent required by Slovak law, for or on account of any Taxes (other than Non-Indemnified Taxes that Lessee is compelled by law to deduct or withhold). Lessee acknowledges hereby to pay all amounts due hereunder grossed up accordingly in order that Lessor or the Financing Parties receive the full amount of Rent or other payments then due hereunder.

     (b) All Taxes (other than Non-Indemnified Taxes) in respect of payments under this Agreement shall be for the account of Lessee.

     (c) If Lessee is compelled by law to make payment to an Indemnitee under or in connection with this Agreement subject to any Tax and such Indemnitee does not actually receive for its own benefit on the due date a net amount equal to the full amount provided for under this Agreement (other than Non-Indemnified Taxes that Lessee is compelled by law to deduct or withhold), Lessee will pay all necessary additional amounts to ensure receipt by such Indemnitee of the full amount (other than Non-Indemnified Taxes that Lessee is compelled by law to deduct or withhold) provided for under this Agreement.

5.8  Taxation
     --------

     (a) Lessee will on demand pay and indemnify each Tax Indemnitee against all Taxes (other than Non-Indemnified Taxes) levied or imposed against or upon such Tax Indemnitee or Lessee and relating to or attributable to Lessee, the Operative Documents or the Leased Property directly or indirectly in connection with the importation, exportation, registration, ownership, leasing, subleasing, purchase, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence or redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income or other amounts arising therefrom.

     (b) If any Tax Indemnitee shall, based upon its own reasonable interpretation of any relevant laws or regulations, realize any Tax savings (by way of refund, deduction, credit or otherwise) in respect of any amount with respect to which Lessee shall have made a payment (or increased payment) pursuant to Section 5.7, 5.9 or 5.11 or shall have indemnified such Tax Indemnitee pursuant to Section 5.8(a), or in respect of the occurrence or transaction which gave rise to such payment or indemnification, and such Tax savings shall not have been taken into account previously in calculating any indemnity payment made by Lessee, then such Tax Indemnitee shall, to the extent that it can do so without prejudice to the retention of the relevant savings and subject to Lessee's obligations to repay such amount to such Tax Indemnitee if the relevant savings are subsequently disallowed or canceled, pay to Lessee such amount as such Tax Indemnitee shall in its opinion have concluded to be the amount of such Tax savings (together with, in the case of a refund, any interest received thereon); provided, that such Tax Indemnitee shall not be obliged to make any payment to Lessee pursuant to this Section 5.8(b) to the extent that the amount of any Tax savings in respect of which such payment is to be made would exceed the aggregate amount of all prior payments made by Lessee to, on behalf of or as indemnification of such Tax Indemnitee under this Agreement for Taxes less the amount of all prior payments made pursuant to this Section 5.8(b) in respect of such Tax savings. Lessee acknowledges that nothing contained in this
          Section 5.8(b) shall interfere with the right of any Tax Indemnitee to arrange its tax affairs in whatsoever proper manner it thinks fit (or give Lessee any right to investigate, or impose any obligation on any Tax Indemnitee to disclose, the same) and, in particular, no Tax Indemnitee shall be under any obligation to claim any Tax savings in priority to any other savings available to it; provided, that subject to the foregoing Lessor shall use reasonable good faith diligence to realize Tax savings as described above.

5.9  Value Added Tax
     ---------------

     (a) For purposes of this Section 5.9, "VAT" means value added tax and any goods and services, sales or turnover tax, imposition or levy of a similar nature, and "supply" includes anything on or in respect of which VAT is chargeable.

     (b) Lessee shall pay each Tax Indemnitee or the relevant taxing authority, as the case may be, the amount of any VAT chargeable in respect of any supply for VAT purposes under this Agreement.

     (c) Each amount stated as payable by Lessee under this Agreement is exclusive of VAT (if any), and if VAT is payable in respect of any amount payable by Lessee under this Agreement, Lessee shall pay all such VAT and shall indemnify each Tax Indemnitee against any claims for the same, and where appropriate Lessee shall increase the payments that would otherwise be required to be made under this Agreement so that such Tax Indemnitee is left in the same position as it would have been had no VAT been payable. Lessee shall provide evidence to Lessor, if available, in respect of payment of any VAT paid by Lessee with respect to this Agreement.

5.10 Information
     -----------

     If Lessee is required by any Applicable Law, or by any third party, to deliver any report or return in connection with any Taxes, then Lessee will duly complete the same and, in particular, will not state therein that any Person other than Lessee is responsible for the use and operation of the Aircraft and for the Taxes (other than Non-Indemnified Taxes) arising therefrom, and Lessee will, on request, supply a copy of the report or return to any Tax Indemnitee. If Lessee requires any information or cooperation from any Tax Indemnitee in order to satisfy its obligations as set forth above, such Tax Indemnitee shall promptly furnish such information or cooperation as Lessee may reasonably request in writing. If actual notice is given by any taxing authority to Lessor that a report or return is required to be filed with respect to any Taxes (other than Non-Indemnified Taxes), Lessor shall promptly notify Lessee of such required report or return.

5.11 Taxation of Indemnity Payments
     ------------------------------

     (a) If and to the extent that any sums payable to any Tax Indemnitee by Lessee under this Agreement by way of indemnity are insufficient, by reason of any Taxes payable in respect of those sums, for such Tax Indemnitee to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse such Tax Indemnitee for the cost incurred by it to a third party (including any taxation authority), Lessee will pay to such Tax Indemnitee such sum as will, after the tax liability has been fully satisfied, leave such Tax Indemnitee with the same amount as it would have been entitled to receive in the absence of that liability, together with interest on the amount of the deficit at the Default Rate in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment).

     (b) If and to the extent that any sums constituting (directly or indirectly) an indemnity to any Tax Indemnitee but paid by Lessee to any Person other than such Tax Indemnitee are treated as taxable in the hands of such Tax Indemnitee, then Lessee will pay to such Tax Indemnitee such sum as will, after the tax liability has been fully satisfied, indemnify such Tax Indemnitee to the same extent as it would have been indemnified in the absence of such liability, together with interest on the amount payable by Lessee under this Section 5.11(b) at the Default Rate in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment).

5.12 Default Interest
     ----------------

     If Lessee fails to pay any amount payable under this Agreement on the due date, Lessee will pay on demand from time to time to any Tax Indemnitee interest (both before and after judgment) at the Default Rate on such amount from the due date to the day of payment in full by Lessee to such Tax Indemnitee. All such interest shall be compounded monthly and calculated on the basis of the actual number of days elapsed assuming a year of 360 days.

5.13 Contest
     -------

     If written claim is made against any Tax Indemnitee for or with respect to any Taxes (other than Non-Indemnified Taxes), such Tax Indemnitee shall promptly notify Lessee. If reasonably requested by Lessee in writing within 30 days after such notification, such Tax Indemnitee shall, upon receipt of indemnity satisfactory to such Tax Indemnitee and at the expense of Lessee (including all costs, expenses, losses, legal and accountants' fees and disbursements, penalties and interest), in good faith contest or to the extent permissible by law allow Lessee to contest in Lessee's or such Tax Indemnitee's name the validity, applicability or amount of such Taxes by either (i) resisting payment thereof if practicable and permitted by Applicable Law, or (ii) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, and in the contest of any such claim by any Tax Indemnitee, such Tax Indemnitee shall apprize Lessee of all material developments with respect to such contest, shall forward copies of all material submissions made in such contest and shall materially comply in good faith with any reasonable request concerning the conduct of any such contest; provided, that no Tax Indemnitee will be obliged to take any such action:

     (a) that such Tax Indemnitee considers, in its reasonable discretion, may prejudice it; or

     (b) that such Tax Indemnitee reasonably considers does not have a reasonable prospect of success; or

     (c) for which Lessee has not made adequate provision to the reasonable satisfaction of such Tax Indemnitee in respect of the expense concerned; or

     (d) that gives rise to any material likelihood of the Aircraft or any interest of any Tax Indemnitee in the Aircraft being sold, forfeited or otherwise lost, or of criminal liability on the part of any Tax Indemnitee.

     If any Tax Indemnitee, in accordance with the foregoing, determines to pay such Taxes and seek a refund, Lessee will either pay such Taxes on such Tax Indemnitee's behalf and pay such Tax Indemnitee any amount due with respect to such payment or will promptly reimburse such Tax Indemnitee for such Taxes. If any Tax Indemnitee shall obtain a refund of all or any part of such Taxes paid by Lessee, such Tax Indemnitee shall pay Lessee the amount of such refund; provided, that such amount shall not be payable before such time as Lessee shall have made all payments or indemnities to any Tax Indemnitee then due with respect to Taxes and so long as no Default has occurred and is continuing. If in addition to such refund any Tax Indemnitee shall receive an amount representing interest, attorneys fees or any other amount with respect to such refund, Lessee shall be paid that proportion of such interest, attorneys fees or any other amount which is fairly attributable to the Taxes paid by Lessee prior to the receipt of such refund. No Tax Indemnitee shall enter into a settlement or other compromise with respect to, or otherwise concede, any claim by a taxing authority on account of Taxes being contested by Lessee pursuant to this
      Section 5.13 without the written consent of Lessee, which consent shall not be unreasonably withheld, unless such Tax Indemnitee waives its right to be indemnified by Lessee with respect to such claim (but not with respect to any future claims).

5.14  Absolute
      --------

      Lessee's obligations under this Agreement are absolute and unconditional irrespective of any contingency whatever including (but not limited to):

      (a) any right of offset, counterclaim, recoupment, defense or other right which either party to this Agreement may have against the other;

      (b) any unavailability of the Aircraft for any reason, including a requisition of the Aircraft or any prohibition or interruption of, interference with or other restriction against Lessee's use, operation or possession of the Aircraft; provided, however, to the extent the foregoing constitutes a Total Loss hereunder, the Lessee's obligations shall be as set forth in Section 11.2 hereof;

      (c) any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Total Loss in respect of or any damage to the Aircraft; provided, however, in the event of a Total Loss the Lessee's obligations shall be as set forth in
          Section 11.2 hereof;

      (d) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee;

     (e) any invalidity, unenforceability or lack of due authorization of, or other defect in, this Agreement; or

     (f) any other cause which, but for this provision, would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under this Agreement;

     provided always, however, that this Section 5.14 shall be without prejudice to Lessee's right to claim damages and other relief from the courts in the event of any breach by Lessor of its obligations under this Agreement, or in the event that, as a result of any lack or invalidity of title to the Aircraft on the part of Lessor, Lessee is deprived of its possession of the Aircraft.

6.   MANUFACTURER'S WARRANTIES

6.1  Assignment
     ----------

     Notwithstanding this Agreement and subject to the rights of any Mortgagee pursuant to a Mortgage or Assignment, Lessor will remain entitled to the benefit of each warranty, express or implied, and any unexpired customer and/or product support given or provided in respect of the Aircraft, any Engine or Part by any manufacturer, vendor, maintenance performer, subcontractor or supplier. Unless an Event of Default shall have occurred and be continuing, Lessor hereby authorizes Lessee to pursue any claim thereunder in relation to defects affecting the Aircraft, any Engine or Part, and Lessee agrees diligently to pursue any such claim which arises at its own cost. Lessee will notify Lessor promptly upon becoming aware of any such claim. Lessor will provide such assistance to Lessee in making a claim under any such warranties or customer and/or product support as Lessee may reasonably request, and, if requested by Lessee and at Lessee's expense, will pursue a claim in its own name where the relevant manufacturer, vendor, maintenance performer, subcontractor or supplier has refused to acknowledge Lessee's right to pursue that claim.

6.2  Proceeds
     --------

     Unless an Event of Default shall have occurred and be continuing, all proceeds of any such claim as is referred to in Section 6.1 and which exceed $100,000 will be paid directly to Lessor at the account set forth in
     Section 5.6(a), but if and to the extent that such claim relates:

     (a)  to defects affecting the Aircraft which Lessee has rectified; or

     (b) to compensation for loss of use of the Aircraft, an Engine or any Part during the Term; or

     (c) to costs incurred by Lessee in pursuing such claim (whether or not proceeds of such claim are payable to Lessee);

     and provided no Default shall have occurred and be continuing, the proceeds will be promptly paid to Lessee by Lessor but, in the case of (a), only on receipt of evidence reasonably satisfactory to Lessor that Lessee has rectified the relevant defect.

6.3  Parts
     -----

     Except to the extent Lessor otherwise agrees in a particular case, Lessee will procure that all engines, components, furnishings or equipment provided by the manufacturer, vendor, maintenance performer, subcontractor or supplier as a replacement for a defective Engine or Part pursuant to the terms of any warranty or customer and/or product support arrangement comply with Section 8.13(a), are installed on the Aircraft promptly and that title thereto vests in Lessor in accordance with Section 8.17(a). On installation those items will be deemed to be an Engine or Part, as applicable.

6.4  Agreement
     ---------

     To the extent any warranties or customer and/or product support relating to the Aircraft are made available under an agreement between any manufacturer, vendor, maintenance performer, subcontractor or supplier and Lessee, this Section 6 is subject to that agreement. However, Lessee will:

     (a) pay the proceeds of any claim thereunder that exceed $100,000 to Lessor at the account set forth in Section 5.6(a) to be applied pursuant to Section 6.2 and, pending such payment, will hold the claim and the proceeds on trust for Lessor; and

     (b) take all such steps as are necessary and requested by Lessor at the end of the Term to ensure the benefit of any of those warranties or customer and/or product support which have not expired are vested in Lessor (but subject to the rights of any Mortgagee under any Mortgage).

7.   LESSOR'S COVENANTS and DISCLAIMERS
     ----------------------------------

7.1  Quiet Enjoyment

     Provided no Event of Default shall have occurred and be continuing, none of Lessor, its successors and assigns, any Financing Party or any Person claiming by, through or on account of any of such parties will interfere with the quiet use, possession and enjoyment of the Aircraft by Lessee.

7.2  Lessor's Post-Delivery Modifications Contribution

     (a) Lessor shall contribute to Lessee a portion of the Actual Cost of the Post-Delivery Modifications (whether performed before or after Delivery) as follows:

          (i) Lessor shall pay to Lessee the lesser of $40,000 and the Actual Cost of having the Airframe fuselage sanded and painted in the Lessee's livery; and

          (ii) Lessor shall pay to Lessee the lesser of $40,000 and the Actual Cost of installing the navigational equipment listed on Schedule 5.

     (b) The Post-Delivery Modifications shall be performed by an Agreed Maintenance Provider, and Lessee's workscope shall be reviewed and approved in writing by the Lessor. Upon completion of the Post-Delivery Modifications, Lessee shall submit to Lessor an invoice and documentation reasonably satisfactory to Lessor evidencing the completion of such work and the Actual Costs incurred by Lessee. In connection with any invoice submitted to Lessor pursuant to this
          Section 7.2(b), Lessor shall be entitled, before payment, to request any supporting documentation reasonably necessary and available to confirm the scope, completion and Actual Cost of the Post-Delivery Modification work.

     (c) Provided no Default has occurred and is continuing, upon the completion of the Post-Delivery Modifications on the Aircraft, Lessor shall pay its portion of the Actual Costs of the work as set forth in
          Section 7.2(a) within 30 days after submission by Lessee to Lessor of an invoice and supporting documentation in accordance with Section 7.2(b). Notwithstanding the foregoing sentence, Lessor shall not be liable to pay any amounts to Lessee for the Actual Cost of

          Post-Delivery Modifications in respect of any invoice submitted to Lessor more than six months after the Delivery Date.

7.3  Lessor's Maintenance Contribution
     ---------------------------------

     (a)  Airframe Reimbursable Expenses:

          (i) In connection with the performance by Lessee of a Heavy Check on the Airframe during the Term of this Lease, Lessee's Actual Costs incurred in completing, with respect to the Airframe, all routine Heavy Check tasks shall constitute "Airframe Reimbursable Expenses".

          (ii) Before the performance of a Heavy Check on the Airframe, Lessee shall present written evidence satisfactory to Lessor as to the workscope to be performed and the payment installments to be made to any independent Agreed Maintenance Performer that will be performing such workscope. Upon the accomplishment of a Heavy Check on the Airframe, Lessee shall present written evidence satisfactory to Lessor as to the completion of such Heavy Check and the amount of the Airframe Reimbursable Expenses for approval by Lessor. Upon receipt of such written evidence, and provided there then exists no Default, Lessor shall pay to the Agreed Maintenance Performer performing such work if directed by Lessee and as required under Lessee's agreement with such independent repair facility, or to Lessee, an amount equal to the lesser of
               (i) the Airframe Reimbursable Expenses for such Heavy Check or
               (ii) an amount equal to (1) all Airframe Additional Rent previously paid by Lessee under this Lease, minus (2) all previous payments by Lessor under this Section 7.3(a).

     (b)  Engine Reimbursable Expenses:
          ----------------------------

          (i) In connection with the accomplishment of any CER for any Engine during the Term requiring an Engine Shop Repair, including any premature removal of an Engine due to accelerated performance deterioration revealed by Lessee's trend monitoring data and replacement of LLPs during any such Engine Shop Visit, Lessee's Actual Cost incurred in completing such CER shall constitute "Engine Reimbursable Expenses".

          (ii) Before the performance of a CER on an Engine, Lessee shall present written evidence satisfactory to Lessor as to the workscope to be performed and the payment installments to be made to any independent Agreed Maintenance Performer that will perform such CER. Upon accomplishment of a CER on an Engine, Lessee shall present written evidence to Lessor as to the completion of such CER and the amount of Engine Reimbursable Expenses for approval by Lessor. Upon receipt of such written evidence, and provided there then exists no Default, Lessor shall pay to the independent Agreed Maintenance Performer that performed the CER, if directed by Lessee and as required under Lessee's agreement with such independent repair facility, or to Lessee, an amount equal to the lesser of (i) the Engine Reimbursable Expenses for such CER or
               (ii) an amount equal to (1) all Engine Additional Rent previously paid by Lessee for such Engine pursuant to this Lease, minus
               (2) all previous payments for such Engine by Lessor under this
               Section 7.3(b).

     (c)  Landing Gear Reimbursable Expenses:
          ----------------------------------

          (i) In connection with the performance by Lessee of an overhaul of the Landing Gear in accordance with the Agreed Maintenance Program, Lessee's Actual Cost incurred in completing such overhaul shall constitute "Landing Gear Reimbursable Expenses".

          (ii) Before the performance of an overhaul of the Landing Gear, Lessee shall present written evidence satisfactory to Lessor as to the workscope to be performed and the payment installments to be made to any independent Agreed Maintenance Performer that will perform such overhaul. Upon accomplishment of an overhaul of the Landing Gear, Lessee shall present written evidence satisfactory to Lessor as to the completion of such overhaul and the amount of Landing Gear Reimbursable Expenses for approval by Lessor. Upon receipt of such written evidence, and provided there then exists no Default, Lessor shall pay to the independent Agreed Maintenance Performer that performed such overhaul, if directed by Lessee and as required under Lessee's agreement with such independent repair facility, or to Lessee, an amount equal to the lesser of (i) the Landing Gear Reimbursable Expenses for such overhaul or (ii) an amount equal to (1) all Landing Gear Additional Rent previously paid by Lessee pursuant to this Lease, minus (2) all previous payments by Lessor under this Section 7.3(c).

     (d)  APU Reimbursable Expenses:
          --------------------------

          (i) In connection with the performance by Lessee of an overhaul of the APU in accordance with the Agreed Maintenance Program, Lessee's Actual Cost incurred in completing such overhaul shall constitute "APU Reimbursable Expenses".

          (ii) Before the performance of an overhaul of the APU, Lessee shall present written evidence satisfactory to Lessor as to the workscope to be performed and the payment installments to be made to any independent Agreed Maintenance Performer that will perform such overhaul. Upon accomplishment of an overhaul, Lessee shall present written evidence satisfactory to Lessor as to the completion of such overhaul and the amount of APU Reimbursable Expenses for approval by Lessor. Upon receipt of such written evidence, and provided there then exists no Default, Lessor shall pay to the independent Agreed Maintenance Performer that performed such overhaul, if directed by Lessee and as required under Lessee's agreement with such independent repair facility, or to Lessee, an amount equal to the lesser of (i) the APU Reimbursable Expenses of such overhaul or (ii) an amount equal to
               (1) all APU Additional Rent previously paid by Lessee pursuant to this Lease, minus (2) all previous payments by Lessor under this
               Section 7.3(d).

     (e)  Additional Provisions:
          ---------------------

          (i) Notwithstanding the provisions of Sections 7.3(a) through (d), Reimbursable Expenses shall not include the cost of (1) any replacements or repairs caused by foreign object damage ("FOD") or internal object damage ("IOD"), (2) any replacements or repairs caused by accident, faulty maintenance or installation, any incident, improper operations, abuse, neglect, misuse or elective parts replacement (except to the extent ordinarily accomplished during such maintenance or overhaul), (3) any modifications not required by the Aviation Authority or this Agreement, (4) any interior reconfiguration, (5) the accomplishment of non-repetitive airworthiness directives or manufacturer's service bulletins,

               (6) maintenance work that is reimbursable by a claim under the manufacturer's warranties or by insurance (but including deductibles for purposes of this provision), or (7) any overhaul of time controlled components accomplished during a Heavy Check, CER or overhaul except such as are part of the routine tasks included at such Heavy Check, CER or overhaul.

         (ii)  Notwithstanding anything to the contrary contained in this
               Section 7.3, any such maintenance and the extent and nature of such maintenance to be performed shall be conducted at an Agreed Maintenance Performer. Lessor shall be entitled to have representatives present during the performance of such maintenance to oversee and approve all aspects of such performance, including the workscope thereof. Lessor shall be notified by Lessee prior to the commencement of any maintenance work described in this Section 7.3, including as to the Agreed Maintenance Performer and for Lessor's reasonable approval of the workscope.

         (iii) Lessee acknowledges that Lessee is required to pay the full cost of and to perform (or cause to be performed) any Heavy Check, Engine Shop Visit, overhaul or other maintenance required by the Agreed Maintenance Program, whether or not Lessor is required to make any payments pursuant to this Section 7.3, and any costs incurred by Lessee in performing any such Heavy Check, Engine Shop Visit, overhaul or other maintenance required by the Agreed Maintenance Program shall be for Lessee's account solely; provided, that if Lessor's contribution pursuant to Section 7.3(a) through (d) above is ever less than the Reimbursable Expenses incurred by Lessee with respect to the Airframe, any Engine, the Landing Gear or the APU, then Lessee's obligation under Section 5.4 to make payments of Additional Rent with respect to the Airframe, such Engine, the Landing Gear or the APU, respectively, shall be suspended until an equivalent amount to such shortfall has been retained by Lessee.

7.4  Lessor's AD Cost Sharing Contribution
     -------------------------------------

     (a) Provided no Default has occurred and is continuing, upon the performance by Lessee of "Qualifying AD Work" (as hereinafter defined) relating to any single airworthiness directive issued by the Aviation Authority after the Delivery Date and requiring terminating action during the Term, Lessor will pay to Lessee, by way of contribution to the cost of the maintenance of the Aircraft, an amount equal to the product of (i) the amount by which the Actual Cost of the Qualifying AD Work exceeds $75,000 (ii) multiplied by a fraction the numerator of which is 96 minus the number of whole calendar months remaining in the Term from the date of completion of such Qualifying AD Work to the Scheduled Expiry Date and the denominator of which is 96.

     (b) "Qualifying AD Work" means maintenance work performed on the Aircraft solely in order to comply fully with airworthiness directives and service bulletins issued by the Aviation Authority (whether or not such airworthiness directives or service bulletins were issued before or after the Delivery Date) on a terminating action basis, and excluding work performed for any other purpose, such as compliance with airworthiness directives by means of repetitive inspections, recording compliance work in the Aircraft Documents and all other maintenance work.

     (c) Lessor will be obligated to pay any amount specified in Section 7.4(a) within 30 days after submission by Lessee to Lessor of an invoice and supporting documentation reasonably satisfactory to Lessor evidencing the performance of Qualifying AD Work for an airworthiness directive.

     (d) Before performing (or causing to be performed) any Qualifying AD Work, if Lessee estimates in good faith that Lessor's contribution pursuant to Section 7.4(a) together with all previous contributions by Lessor pursuant to Section 7.4(a) would be more than $1,000,000, then Lessee shall give written notice to Lessor of its planned performance of such Qualifying AD Work and Lessor shall, within 10 Business Days of receiving such notice from Lessee, either (A) notify Lessee of Lessor's election to contribute its portion of such Qualifying AD Work, in which event the leasing of the Leased Property pursuant to this Agreement will continue, Lessee shall perform such Qualifying AD Work and Lessor shall make any contribution required pursuant to
          Section 7.4(a), or (B) notify Lessee of Lessor's election not to contribute to such Qualifying AD Work. In the event that Lessor elects not to contribute to such Qualifying AD Work, Lessee may, by written notice given to Lessor within 10 Business Days, elect to either (1) advance the Scheduled Expiry Date to a date not earlier than one month before such Qualifying AD Work is required to be performed, or (2) perform (or cause to be performed) such Qualifying AD Work, in which event Lessor shall not be required to make the contribution set forth in Section 7.4(a). Any failure by Lessor to notify Lessee within 10 Business Days pursuant to this Section 7.4(d) shall be deemed to be an election by Lessor to make its contribution pursuant to Section 7.4(a). Any failure by Lessee to notify Lessor within 10 Business Days pursuant to this Section 7.4(d) shall be deemed to be an election by Lessee not to advance the Scheduled Expiry Date and to perform the Qualifying AD Work without contribution from Lessor. If Lessee elects to advance the Scheduled Expiry Date, Lessee shall return the Leased Property on such Scheduled Expiry Date in the condition required by Section 12 and Schedule 4 and otherwise in accordance with all provisions of this Agreement.

7.5  Registration and Filings
     ------------------------

     Lessor shall, at Lessee's cost:

     (a) maintain the registration of the Aircraft with the Aviation Authority reflecting (so far as permitted by Applicable Law) the respective interests of Lessor, any Mortgagee and Lessee and not do or suffer to be done anything which might reasonably be expected to adversely affect that registration; and

     (b) do all acts and things (including making any filing or registration with the Aviation Authority or any other Government Entity) as may be required following any change in the ownership or financing of the Aircraft.

7.6 Lessor's Obligations Following Termination
    ------------------------------------------

     So long as no Default has occurred and is continuing, within five Business Days of:

     (a) termination of this Agreement before Delivery pursuant to Section 4.2(e) or 4.3; or

     (b) redelivery of the Aircraft to Lessor in accordance with and in the condition required by this Agreement; or

     (c) receipt by Lessor of the Agreed Value following a Total Loss and all other amounts due under Section 10.1(a);

     or in any such case at such later time as Lessee has irrevocably paid to Lessor all amounts which are then outstanding under this Agreement, Lessor shall pay to Lessee any amounts remaining of the Security Deposit, and deliver to Lessee the Insurance Letter of Credit.

7.7  Agreed Maintenance Performers
     -----------------------------

     Lessor may object to and may exclude any maintenance organization (other than Lessee) being included as an "Agreed Maintenance Performer" for a valid business reason. Lessor shall furnish to Lessee in writing from time to time a list of all maintenance organizations excluded from the definition of "Agreed Maintenance Performer" pursuant to the preceding sentence, which list may be amended by Lessor from time to time. Lessor and Lessee shall consult in good faith regarding any organizations on such list from time to time at the request of either party.

7.8  Exclusion
     ---------

     THE AIRCRAFT IS ACCEPTED BY LESSEE "AS IS, WHERE IS WITH ALL FAULTS" AND LESSEE AGREES AND ACKNOWLEDGES THAT, SAVE AS IS EXPRESSLY STATED IN THIS AGREEMENT, LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN, ANY CONDITIONS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT,
     INCLUDING:

     (a)  THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR

     (b) ANY USE OR PURPOSE, VALUE, CONDITION, OR DESIGN, OF THE AIRCRAFT OR ANY PART; OR

     (c) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM LESSOR'S NEGLIGENCE, ACTUAL OR IMPUTED (BUT EXCLUDING ANY SUCH OBLIGATION, LIABILITY,

          RIGHT, CLAIM OR REMEDY IN TORT WHICH ARISES FROM LESSOR'S GROSS NEGLIGENCE OR WILFUL MISCONDUCT); OR

     (d) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

7.9  Lessee's Waiver
     ---------------

     LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY CONDITION, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE OPERATION OR PERFORMANCE OF THE AIRCRAFT OR THIS AGREEMENT EXCEPT AS IS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT.

7.10 Lessee's Confirmation
     ---------------------

     LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF SECTIONS 7.8 AND 7.9 AND ACKNOWLEDGES THAT BASIC RENT, ADDITIONAL RENT AND ALL OTHER AMOUNTS PAYABLE BY LESSEE UNDER THIS AGREEMENT HAVE BEEN CALCULATED NOTWITHSTANDING ITS PROVISIONS.

8.   LESSEE'S COVENANTS
     ------------------

8.1  Duration

     The undertakings in this Section 8 and in Section 12 will:

     (a)  except as otherwise stated, be performed at the expense of Lessee; and

     (b) remain in force until redelivery of the Aircraft to Lessor in accordance with this Agreement and thereafter to the extent of any accrued rights of Lessor in relation to those undertakings.

8.2  Information
     -----------

     Lessee shall:

     (a)  furnish to Lessor, with a copy to any Mortgagee:

          (i) within 60 days after the last day of the first three fiscal quarters of each fiscal year of the Lessee, unaudited consolidated quarterly financial statements of the Lessee prepared for such quarter, including a consolidated balance sheet of the Lessee and its Subsidiaries as of the last day of such quarter and consolidated statements of income and retained earnings for such fiscal quarter and for the year to date and, on a comparative basis, figures for the corresponding periods of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of Lessee's chief financial officer or chief accounting officer as fairly presenting the financial position and the results of operations of the Lessee as at its date and for such quarter (subject to year-end audit adjustments) and as having been prepared in accordance with GAAP;

          (ii) as soon as available but not in any event later than 90 days after the last day of each fiscal year of the Lessee, audited consolidated financial statements of the Lessee prepared for such year, including a consolidated balance sheet of the Lessee and its Subsidiaries as of the last day of such year, consolidated statements of income and retained earnings of the Lessee and its Subsidiaries for such fiscal year, a consolidating balance sheet of Lessee and its Subsidiaries as of the last day of such year and consolidating statements of income and retained earnings of Lessee and its Subsidiaries for such fiscal year and in all cases on a comparative basis figures for the immediately preceding fiscal year, all in reasonable detail, each prepared in accordance with GAAP and certified without qualification by [Name of Lessee's Auditors] or another of the largest international firms of independent certified public accountants as fairly presenting the financial position and the results of operations of Lessee and its Subsidiaries at the end of and for such fiscal year and as having been prepared in accordance with GAAP;

         (iii) in lieu of delivering to Lessor and any Mortgagee the financial statements referred to in Sections 8.2(a)(i) and (ii) above, Lessee may cause such financial statements to be publicly available on the internet within the time periods set forth in Sections 8.2(a)(i) and (ii) above at a location identified to Lessor and any Mortgagee in writing;

          (iv) concurrently with the financial statements furnished pursuant to Sections 8.2(a)(i) and (ii) above, an officer's certificate signed by the chief financial officer or chief accounting officer of Lessee certifying to the best knowledge after due inquiry of such officer that no Default occurred during the period covered by such financial statements and no Default exists on the date of such officer's certificate or, if a Default occurred or exists, stating that fact and specifying the nature and period of existence of such Default and the actions Lessee took or proposes to take with respect to such Default;

          (v) at the same time as it is issued to the creditors of Lessee, a copy of each notice or circular issued to Lessee's creditors as a group; and

          (vi) on request from time to time such other information regarding Lessee and its business and affairs as Lessor or any Mortgagee may reasonably request;

     (b) on request, inform Lessor as to the current location of the Airframe and Engines, the serial number and owner of any engine installed on the Airframe and the serial number, registration mark and owner of any airframe on which an Engine is installed;

     (c) promptly furnish to Lessor all information that Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any Part and its use, location and condition, including the hours available on the Aircraft and any Engine until the next scheduled check, inspection, overhaul or shop visit, as the case may be;

     (d) on request, furnish to Lessor evidence reasonably satisfactory to Lessor that all Taxes and charges incurred by Lessee with respect to the Aircraft have been paid and discharged in full;

     (e) provide to Lessor, within 10 days following the end of each Rental Period during the Term, a monthly report on the Aircraft in the form set out in Exhibit F or such other form as Lessee may select providing substantially the same information;

     (f)  promptly notify Lessor and any Mortgagee of:

          (i) any Total Loss, any Engine Loss, any theft of the Airframe or any Engine, any damage to the Aircraft if the potential cost of repair may reasonably be expected to exceed the Damage Notification Threshold or any modification to the Aircraft if the potential cost may reasonably be expected to exceed the Damage Notification Threshold;

          (ii) any claim or other occurrence likely to give rise to a claim under the Insurances (but, in the case of hull claims only, in excess of the Damage Notification Threshold) and details of any negotiations with the insurance brokers over any such claim; and

          (iii) any litigation, arbitration or administrative proceedings that are pending or, to Lessee's knowledge, threatened against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement.

8.3  Operation of the Aircraft
     -------------------------

     Lessee shall:

     (a) comply with all Applicable Law for the time being in force in any country or jurisdiction in which the Aircraft is being operated which is applicable to the Aircraft or the use and operation of the Aircraft;

     (b) not use the Aircraft in any manner contrary to any recommendation of the Aviation Authority, the Manufacturer, the Engine Manufacturer or the manufacturer of any Part or any rule or regulation of the Aviation Authority or for any purpose for which the Aircraft is not designed or reasonably suitable;

     (c) ensure that the crew and engineers employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the Aviation Authority and Applicable Law;

     (d) use the Aircraft solely in commercial or other operations for which Lessee is duly authorized by the Aviation Authority and Applicable Law;

     (e) not knowingly use the Aircraft (or use it when Lessee ought reasonably to have known that it was being so used) for the carriage of:

          (i) whole animals, living or dead, except in the cargo compartments according to IATA regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

          (ii) acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes or any nuclear assemblies or components, except as permitted for cargo aircraft under the "Restriction of Goods" schedule issued by IATA from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

          (iii) any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

          (iv)  any illegal item or substance;

     (f) not utilize the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee's cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee;

     (g) not (other than for bona fide safety reasons) cause or permit the Aircraft to proceed to, or remain at, any location which is for the time being the subject of a prohibition order (or any similar order or directive) by:

          (i) any Government Entity of the State of Registration or the Habitual Base; or

          (ii) any Government Entity of the country in which such location is situated; or

          (iii) any Government Entity having jurisdiction over Lessor, any Financing Party or the Aircraft;

     (h) obtain and maintain in full force all certificates, licenses, permits and authorizations required for the use and operation of the Aircraft for the time being, and for the making of payments required by, and the compliance by Lessee with its other obligations under, this Agreement;

     (i) not change the location of the Habitual Base of the Aircraft without the prior written consent of Lessor; and

     (j) not operate the Aircraft to, from or in any country that is the subject of sanctions under United Nations Security Council directives.

8.4  Taxes and Other Charges
     -----------------------

     As between Lessor and Lessee, Lessee shall be responsible for all fees, expenses, charges and other costs related to the use, operation and maintenance of the Leased Property, and shall promptly pay:

     (a) all license and registration fees, Taxes (other than Non-Indemnified Taxes) and other amounts of any nature imposed by any Government Entity that are imposed on Lessee or for which Lessee is responsible under this Agreement with respect to the Aircraft, including the purchase, ownership, delivery, leasing, possession, use, operation, return, sale or other disposition of the Aircraft;

     (b) all rent, fees, charges, Taxes (other than Non-Indemnified Taxes) imposed on Lessee and other amounts in respect of any premises where the Aircraft or any Part thereof is located from time to time during the Term; and

     (c) all sums due by Lessee to each relevant airport authority and air traffic control authority in respect of any aircraft (including without limitation the Aircraft) operated by Lessee before such sums become overdue and in default, except to the extent that such payment is being contested in good faith by appropriate proceedings in accordance with Section 5.13.

8.5  Sub-Leasing
     -----------

     Lessee will not sub-lease or otherwise part with possession of the Aircraft, the Engines or any Part except that Lessee may part with possession:

     (a) with respect to the Aircraft, the Engines or any Part, to the relevant manufacturers for testing or similar purposes or to an Agreed Maintenance Performer for service, repair, maintenance or overhaul work or for alterations, modifications or additions to the extent required or permitted by this Agreement;

     (b) with respect to an Engine or Part, as expressly permitted by this Agreement;

     (c) with respect to the Aircraft or an Engine, pursuant to an ACMI (aircraft crew, maintenance and insurance) lease or charter of the Aircraft in which operational control of the Aircraft remains with Lessee at all times, provided the Aircraft remains registered with the Aviation Authority;

     (d) with respect to the Aircraft, pursuant to a code-sharing arrangement so long as operational control of the Aircraft remains with Lessee at all times.

     (e) with respect to the Aircraft or an Engine, and only with the prior written consent of Lessor and any Mortgagee (which consent may be withheld in either Lessor's or such Mortgagee's sole and arbitrary discretion), pursuant to a sublease to a certificated air carrier under the following conditions:

          (i)   no Default shall have occurred and be continuing;

          (ii) notwithstanding such sublease, Lessee shall remain primarily responsible to Lessor hereunder and the sublease, by its terms, shall be expressly subject and subordinate in all respect to this Agreement;

          (iii) the sublease shall include sections identical to or having the same substantive effect as Sections 2.1, 2.2, 5, 7.8, 7.9, 8, 9, 10, 13 and 15 and Schedule 4 of this Agreement, except that a sublease may impose additional or more stringent obligations on, or give fewer rights to, any sublessee than are imposed on Lessee under the provisions of this Agreement and that the term of the sublease shall not be capable of extending beyond the Expiry Date;

                    (iv) the rights, title and interests of Lessor and the Financing Parties in and to the Leased Property and this Agreement shall be duly evidenced and protected to the satisfaction of Lessor and such Financing Parties (including as to the making of all necessary filings and registrations) and such interests shall not, in Lessor's reasonable opinion, be prejudiced by the sublease;

                    (v) Lessee shall have executed and delivered to Lessor a security agreement granting to Lessor, and assigned to any Mortgagee, a Security Interest in all of Lessee's right, title and interest in the sublease agreement, and the sublessee shall have executed and delivered to Lessor an acknowledgment of such security agreement, each such document to be in such form as Lessor and such Mortgagee shall reasonably require;

                    (vi)    the sublessee shall be a reputable air carrier,
                           experienced in operating aircraft of the same type as the Aircraft, shall hold all necessary consents, licenses, permits and authorizations required under the applicable law of the state of incorporation or establishment of such carrier for the public transport of passengers and cargo, and shall not be subject to any event of the types described in Sections 13.1(g), (h) or (i) as of the commencement of the sublease;

                    (vii) the Aircraft shall not be based or re-registered outside the Habitual Base or the State of Registration if either Lessor or any Mortgagee determines, in its sole and absolute discretion, that the foreign jurisdiction is unacceptable in terms of political or judicial risk;

                    (viii) Lessee shall give written notice to Lessor and the
                           Financing Parties of any proposed sublease at least 30 days prior to the date on which it is proposed that such sublease be executed (which notice shall include the identity of any proposed change in the State of Registration and, if then determined, the term and the delivery date of the proposed sublease), and within a reasonable period prior to the execution by Lessee of any sublease, Lessee will provide Lessor and the Financing Parties with a copy of the draft sublease in order for Lessor and the Financing Parties to satisfy themselves that the conditions set out in this Section 8.5(d) as to the form of the sublease are fulfilled;

          (ix) prior to delivery of the Aircraft to the sublessee under any sublease, Lessee shall deliver to Lessor an original counterpart of the sublease duly executed by Lessee and sublessee, and shall provide Lessor with the equivalent of the conditions precedent set forth in Section 3.1 and 3.2 applicable to such sublessee;

          (x) Lessee shall be responsible for all reasonable costs incurred by Lessor and any Financing Party in connection with the sublease; and

          (xi) the sublease shall provide that no further subleases of the Aircraft by the sublessee shall be permitted.

8.6  Inspection
     ----------

     (a) Lessor, any Financing Party and any Person designated by Lessor or any Financing Party may at any time on reasonable notice to Lessee (except while a Default has occurred and is continuing when no notice shall be required), visit, inspect and survey the Aircraft, any Engine or any Part and the Aircraft Documents and any other records relating to the Aircraft, and for the purpose of such inspection, Lessor, a Financing Party or their respective designees may, subject to any applicable Aviation Authority regulation, travel on the flight deck as observer. Lessor, any Financing Party or any designee shall not be restricted during such inspection from opening any panels, bays or doors on the Aircraft or from inspecting any part of the Aircraft, provided that no such inspection shall unreasonably disrupt the normal commercial use of the Aircraft by Lessee.

     (b) Lessee shall have no responsibility for the costs and expenses of Lessor and any Financing Party in connection with any such visit, inspection or survey unless the visit, inspection or survey discloses that Lessee is in breach of its material obligations under this Agreement, in which case such costs and expenses shall be paid by Lessee on demand.

     (c)  Lessor shall:

          (i) have no duty to make, or liability arising out of, any such visit, inspection or survey; and

          (ii) so long as no Default has occurred and is continuing, not exercise such right other than on reasonable notice and so as not to disrupt unreasonably the maintenance or operation of the Aircraft.

8.7  Protection of Title
     -------------------

     Lessee shall:

     (a) not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardize the respective rights, title and interest of any Mortgagee as mortgagee of the Aircraft and assignee of this Agreement or Lessor as owner of the Aircraft and lessor under this Agreement or the validity, enforceability or priority of any Mortgage, any Additional Mortgage or any Assignment;

     (b)  on all occasions when the ownership of the Aircraft, any Engine or any
          Part is relevant, make clear to third parties that title is held by Lessor and is subject to any Mortgage;

     (c)  not at any time:

          (i) represent or hold out Lessor or any Financing Party as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee; or

          (ii) pledge the credit of Lessor or any Financing Party;

     (d) ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 6 in. x 4 in.) in a reasonably prominent position on the Aircraft and on each Engine stating:

                    "This [Aircraft/Engine] is owned by First Security Bank, National Association, not in its individual capacity but solely as owner trustee, and is leased to Air Slovakia BWJ, Ltd. It may not be operated by any other person without the prior written consent of First Security Bank, National Association, as owner trustee."

     (e) not create or permit to exist any Security Interest upon the Aircraft, any Engine or any Part, except Permitted Liens;

     (f) not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction and, without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention, appropriation, damage or destruction occurs, give Lessor notice and use its best efforts to procure the immediate release of the Aircraft, such Engine or such Part, as the case may be;

     (g)  not abandon the Aircraft, the Engine or any Part;

     (h) pay and discharge or cause to be paid and discharged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities which have given or might reasonably be expected to give rise to a Security Interest over or affecting the Aircraft, any Engine or any Part; and

     (i) not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, any Engine or any Part other than as expressly permitted by this Agreement.

8.8  General
     -------

     Lessee will:

     (a) not make any substantial change in the nature of the business in which it is engaged if such change, in the reasonable opinion of Lessor, might reasonably be expected to have a material adverse effect on Lessee's performance of its obligations under this Agreement;

     (b) preserve its corporate existence, and will not merge or consolidate with any Person unless the successor Person resulting from such merger or consolidation (the "Successor")

          (i) is a Person incorporated, formed or organized under the laws of the State of Registration;

          (ii) shall have a net worth immediately after such merger or consolidation of not less than Lessee's net worth immediately prior thereto;

          (iii) shall be authorized under Applicable Law to perform Lessee's obligations under this Agreement to the same extent as Lessee;

          (iv) shall deliver to Lessor an agreement in form and substance reasonably satisfactory to Lessor containing an assumption by the Successor of Lessee's representations and warranties under this Agreement, together with the due and punctual performance of all of Lessee's obligations under this Agreement; and

          (v) shall deliver to Lessor an opinion of counsel reasonably satisfactory in form and substance to Lessor covering the Operative Documents and the agreement referred to in Section 8.8(b)(iv) above and substantially in the form of the legal opinion set forth in Exhibit D.

8.9  Records
     -------

     Lessee shall procure that accurate, complete and current records of all flights made by, and all maintenance, repairs, replacements, removals, modifications, alterations and additions carried out on or made to, the Aircraft (including, in relation to each Engine or Part subsequently installed, before its installation) are kept in English, and shall keep the records in such manner as the Aviation Authority and the FAA may from time to time require. All Airframe and Engine LLPs shall have documentation substantiating traceability "back-to-birth" to confirm current, accumulated Flight Hours and Cycles. The records will form part of the Aircraft Documents.

8.10 Registration and Filings
     ------------------------

     Lessee shall at its cost:

     (a) maintain the registration of the Aircraft with the Aviation Authority reflecting (so far as permitted by Applicable Law) the respective interests of the Lessor and any Mortgagee and not do or suffer to be done anything which might reasonably be expected to adversely affect that registration; and

     (b) do all acts and things (including making any filing or registration with the Aviation Authority or any other Government Entity) and executing and delivering all documents (including any amendment of this Agreement) as may be required by the Lessor:

          (i) following any change or proposed change in the ownership or financing of the Aircraft or in the manner of securing the Lessor's obligations to the Lenders;

          (ii) following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine or Part in accordance with this Agreement, so as to ensure that the respective rights of the Lessor and any Mortgagee under this Agreement apply with the same effect as before; or

          (iii) to establish, maintain, preserve, perfect and protect the respective rights of Lessor and any Mortgagee under this Agreement and under any Mortgage.

8.11 Maintenance and Repair
     ----------------------

     Lessee shall at its sole cost and expense (except only as expressly set forth in section 7.3 hereof):

     (a) keep the Aircraft airworthy in all respects and in good repair and condition, and all maintenance will be carried out to a standard acceptable to Lessor;

     (b) advise Lessor in writing of all material changes to the Approved Maintenance Program, and shall not (i) change the intervals between Major Checks under the Approved Maintenance Program without the written consent of Lessor, or (ii) change the Approved Maintenance Program in any other material respect without the written consent of Lessor unless recommended by the Manufacturer or mandated by the Aviation Authority;

     (c) incorporate in the Approved Maintenance Program (i) a CPCP as recommended by the Manufacturer, (ii) an aging aircraft program as recommended by the Manufacturer, and SID program approved by the Manufacturer, and (iv) an anti-fungus and anti-biological growth and contamination prevention, control and treatment program for all fuel tanks in accordance with the Manufacturer's approved procedures;

     (d) maintain the Aircraft in accordance with the Approved Maintenance Program through Agreed Maintenance Performers and perform (at the respective intervals provided in the Approved Maintenance Program) all Major Checks, and at least 20 days before performing any Major Check Lessee will consult with Lessor as to the workscope for such Major Check;

     (e) maintain the Aircraft in accordance with all rules and regulations of the Aviation Authority as are applicable to passenger aircraft of the same type as the Aircraft, and maintain the Aircraft so as to comply at all times with the type certificate specification and data sheets for the Aircraft;

     (f) comply with all mandatory inspection and modification requirements, airworthiness directives and similar requirements applicable to the Aircraft, any Engine or Part having a compliance date on or before the Expiry Date and that are required by the Aviation Authority and the FAA;

     (g) comply with all alert service bulletins issued by any manufacturer of the Aircraft, Engines or Parts, and comply (including scheduling compliance work and then performing such work on schedule) with all other service bulletins issued by any such manufacturer;

     (h) comply with all Applicable Laws and the regulations of the Aviation Authority and any other aviation authorities with jurisdiction over Lessee or the Aircraft, any Engine or Part that relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine or Part;

     (i) maintain in good standing a certificate of airworthiness for the Aircraft in the appropriate category for the nature of the operations of the Aircraft issued by the Aviation Authority except when the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement, and from time to time Lessee shall provide to Lessor a copy on request;

     (j) if required by the Aviation Authority, maintain a current certification as to maintenance issued by or on behalf of the Aviation Authority in respect of the Aircraft and shall from time to time provide to Lessor a copy on request;

     (k) maintain the Engines with respect to overhaul build standards and disc replacements at a level which is consistent with the level required by the Engine Manufacturer;

     (l) maintain the Engines and the APU in an "on condition" program as set forth in the respective manufacturer's maintenance manual;

     (m) subject to Section 11.3, procure promptly the replacement of any Engine or Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with an engine or part complying with the conditions set out in Section 8.13(a);

     (n) accomplish all repairs, modifications and alterations in accordance with the SRM or, if the repair, modification or alteration is outside the scope of the SRM, as recommended in writing by the applicable manufacturer and approved by the Aviation Authority;

     (o) provide Lessor with a written summary of all sampling programs involving or affecting the Aircraft; and

     (p) ensure that overhauls are accomplished using maintenance and quality control procedures approved by the Aviation Authority, and that each Agreed Maintenance Performer provides a complete record of all work performed during the course of such overhaul was accomplished in accordance with Aviation Authority and FAA requirements.

8.12 Removal of Engines and Parts
     ----------------------------

     Lessee will ensure that no Engine or Part installed on the Aircraft is at any time removed from the Aircraft other than:

     (a)  if replaced as expressly permitted by this Agreement; or

     (b) if the removal is of an obsolete item and is in accordance with the Approved Maintenance Program; or

     (c)  pursuant to, and in accordance with, Section 8.15; or

     (d) during the course of maintaining, servicing, repairing, overhauling or testing that Engine or the Aircraft, as the case may be; or

          (i)  as part of a normal engine or part rotation program; or

          (ii) for the purpose of making such modifications to the Engine or the Aircraft, as the case may be, as are permitted under this Agreement,

          and then in each case only if it is reinstalled or replaced by an engine or part complying with Section 8.13(a) as soon as practicable and in any event no later than the Expiry Date.

8.13 Installation of Engines and Parts
     ---------------------------------

     (a) Lessee will ensure that, except as permitted by this Agreement, no engine or part is installed on the Aircraft unless:

          (i) in the case of an engine, it is an engine of the same model as, or an improved or advanced version of the Engine it replaces (provided, in the case of an improved or advanced version, it can be installed and operated on the Airframe without modification of the Airframe or the engine, whether or not the other installed Engine is also such an improved or advanced version), and is in the same or better operating condition, has substantially similar hours available until the next scheduled checks, inspections, overhauls and shop visits, has the same or greater value and utility as the replaced Engine and has attached to it a current "serviceable tag" issued by the Engine Manufacturer or approved vendor indicating that the engine is new, serviceable or overhauled, and Lessee shall retain all such tags and all installed LLP's shall have documentation substantiating traceability "back-to-birth";

         (ii) in the case of a part, it is in as good operating condition, has substantially similar hours available until the next scheduled checks, inspections, overhauls and shop visits, is of the same or a more advanced make and model, is of the same interchangeable modification status as the replaced Part and has attached to it a current "serviceable tag" issued by the manufacturer or approved vendor indicating that the part is new, serviceable or overhauled, and Lessee shall retain all such tags;

         (iii) in the case of a part, it has become and remains the property of Lessor free from Security Interests and on installation on the Aircraft will, without further act, be subject to this Agreement and to the Security Interest created by any Mortgage, in which case title to the removed part shall automatically become vested in Lessee without further action or warranty on the part of Lessor except that such Part shall be free of Lessor Liens; and

         (iv) in each case, Lessee will provide full details as to its source and maintenance records.

     (b) If no Default has occurred and is continuing, Lessee will be entitled to install any engine or part on the Aircraft by way of replacement notwithstanding Section 8.13(a) if:

          (i) there is not available to Lessee at the time and in the place that engine or part is required to be installed on the Aircraft a replacement engine or part complying with the requirements of
               Section 8.13(a);

          (ii) it would result in an unreasonable disruption of the operation of the Aircraft or the business of Lessee to ground the Aircraft until an engine or part complying with Section 8.13(a) becomes available for installation on the Aircraft; and

          (iii) as soon as practicable after installation of the same on the Aircraft but, in any event, no later than the earlier of (1) 60 days after such installation and (2) the Expiry Date, Lessee removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part complying with
                Section 8.13(a).

     (c) If no Default has occurred which is continuing, Lessee will be entitled to install Lessee Installed Parts on the Airframe by way of replacement notwithstanding Section 8.13(a)(iii) so long as:

          (i) the terms of any lease, conditional sale agreement or security agreement, as the case may be, covering such Lessee Installed Part will not have the effect of prejudicing the title and interest of Lessor in and to the Aircraft (including its Engines and Parts) or the interest of any Mortgagee in respect thereof under any Mortgage;

          (ii) the secured party, lessor or conditional vendor, as the case may be, of such Lessee Installed Part has confirmed and acknowledged in writing (which confirmation and acknowledgment may be contained in the lease, conditional sale agreement or security agreement covering such Lessee Installed Part) to Lessor that it will recognize the respective rights, title and interest of Lessor and any Mortgagee in and to the Aircraft (including its Engines and Parts) and that it will not seek to exercise any rights whatever in relation thereto; and

          (iii) before the Expiry Date Lessee removes any such Lessee Installed Part and replaces it with the Part replaced by it or by another part, in either case complying with Section 8.13(a).

8.14  Non-Installed Engines and Parts

      (a) Lessee shall ensure that any Engine or Part which is not installed on the Airframe (or any other airframe as permitted by this Agreement) is, except as expressly permitted by this Agreement, properly and safely stored and kept free from Security Interests (other than Permitted Liens), with insurance thereon complying with the requirements of this Agreement.

     (b) Lessee shall notify Lessor whenever an Engine is removed from the Aircraft and, from time to time, upon request procure that any Person to whom possession of an Engine is given acknowledges in writing to Lessor, in form and substance satisfactory to Lessor, that such Person will respect the interests of Lessor and any Mortgagee in such Engine and will not seek to exercise any rights whatsoever in relation to such Engine.

     (c) Notwithstanding Section 8.14(a), Lessee shall be permitted, if no Default has occurred and is continuing, to install any Engine on an airframe and any Part on an airframe or engine:

          (i) owned and operated by Lessee free from Security Interests, other than Permitted Liens;

          (ii) leased or hired to Lessee pursuant to a lease or conditional sale agreement on a long-term basis and on terms whereby Lessee has full operational control of that aircraft or engine; or

          (iii) acquired or financed by Lessee and operated by Lessee on terms that ownership of that aircraft or engine, as the case may be, pursuant to a lease, conditional sale agreement or Security Interest is vested in or held by any other Person;

          provided that in the case of (ii) and (iii):

          (1) the terms of any such lease, conditional sale agreement or Security Interest will not have the effect of prejudicing the title and interest of Lessor in and to that Engine or Part or the interest of any Mortgagee in respect thereof under any Mortgage; and

          (2) the lessor under such lease, the seller under such conditional sale agreement or the secured party of such Security Interest, as the case may be, has confirmed and acknowledged in writing (which such confirmation and acknowledgment may be contained in the lease, conditional sale agreement or document creating the Security Interest covering that Engine or Part) to Lessor, in form and substance satisfactory to Lessor, that it will recognize the respective rights, title and interest of Lessor and any Mortgagee to and in that Engine or Part and that it will not seek to exercise any rights whatever in relation thereto.

8.15 Pooling of Engines and Parts
     ----------------------------

     Lessee will not enter into nor permit any pooling agreement or arrangement in respect of an Engine or Part without the prior written consent of Lessor, such consent not to be unreasonably withheld in any case where an Engine or Part is leased, let on hire or otherwise made available by Lessee (on terms conferring no more than a contractual right in personam against Lessee and not a right in rem against such Engine or Part) pursuant to a pooling agreement to which Lessee is a party and:

     (a) the other parties to which are reputable, solvent commercial air carriers or the manufacturers or suppliers of the Engine or Part (or other reputable, solvent organizations whose business includes the administration of and participation in such pooling agreements or arrangements); and

     (b) which does not contemplate the transfer of title to the pooled Engine or Part; and

     (c) either provides that Lessor (or any Mortgagee designated by Lessor) will be sole loss payee in respect of any loss or damage to the Engine or Part, or provides for Lessor to acquire title to a substitute engine or part satisfying the conditions set out in Section 8.13(a) if the Engine or Part is destroyed.

8.16 Equipment Changes
     -----------------

     (a) Lessee will not make any Voluntary Equipment Change expected to cost over $250,000 or that deviates from the Aircraft's original type design or configuration without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

     (b) Lessor may review Lessee's proposed designs, plans, engineering drawings and diagrams, and flight and maintenance manual revisions for any proposed

          Equipment Change. If requested by Lessor, Lessee will furnish Lessor (at Lessee's expense) with such documents in final form and any other documents required by Applicable Law as a result of an Equipment Change. All Equipment Changes made to the Aircraft will be properly documented in the Aircraft Documents and be fully approved by the Aviation Authority.

     (c) Lessor shall not make any Voluntary Equipment Change that has the effect of diminishing or impairing the value, utility, condition or airworthiness of the Aircraft.

     (d) All permanent or structural Equipment Changes and all Mandatory Equipment Changes will, upon installation, become a part of the Aircraft and the property of Lessor. All temporary and non-structural Voluntary Equipment Changes will remain the property of Lessee and, at Lessor's request, will be removed from the Aircraft before return of the Aircraft to Lessor and the Aircraft will be restored to its condition prior to that Equipment Change; provided, that Lessee may not remove a Voluntary Equipment Change without Lessor's consent during the continuation of a Default.

8.17 Title to Engines and Parts
     --------------------------

     (a) Title to all Parts installed on the Aircraft, whether by way of replacement, as the result of an Equipment Change or otherwise (except those installed pursuant to Section 8.13(b) or Section 8.15) will on installation, without further act, vest in Lessor subject to this Agreement free and clear of all Security Interests. Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments that are necessary to ensure that title so passes to Lessor and is subject to the Security Interest created by any Mortgage according to all Applicable Laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor's reasonable satisfaction (including the provision, if required, to Lessor of one of more legal opinions) that title has so passed to Lessor and is subject to the Security Interest created by any Mortgage.

     (b) Any Engine at any time removed from the Aircraft will remain the property of Lessor until a replacement has been made in accordance with this Agreement and title to that replacement has passed, according to Applicable Laws, to Lessor subject to this Agreement free of all Security Interests, whereupon title to the removed Engine will, provided no Default has occurred and is continuing, pass to

          Lessee free of Lessor Liens. Except as referred to in Section 8.17(a), any Part at any time removed from the Aircraft will remain the property of Lessor until a replacement has been made in accordance with this Agreement and until title to that replacement has passed, according to Section 8.17(a) and Applicable Laws, to Lessor subject to this Agreement free of all Security Interests, whereupon title to the removed Part will, provided no Default has occurred and is continuing, pass to Lessee free of Lessor Liens.

8.18 Third Parties
     -------------

     Lessee shall procure that no Person having possession of the Aircraft during the Term will act in any manner inconsistent with Lessee's obligations under this Agreement and that all such Persons shall comply with those obligations as if references to "Lessee" included a separate reference to those Persons.

8.19 Non-Discrimination
     ------------------

     (a) Lessee shall not discriminate against the Aircraft in its use, maintenance or operation of the Aircraft compared to similar aircraft owned or operated by Lessee, and Lessee shall service, repair, maintain and overhaul the Aircraft so as to keep the Aircraft maintained in the same manner and with the same care as used by Lessee with similar aircraft owned or operated by Lessee.

     (b) Subject to a sublease permitted pursuant to Section 8.5, Lessee shall continue to use the Aircraft in its regular commercial passenger operations until delivery to the Return Location immediately prior to the Final Inspection.

     (c) Lessee further agrees that normal progressive maintenance will continue to be performed on the Aircraft throughout the Term, and no unusual maintenance procedures or cessation of maintenance shall occur during the one year period prior to the Expiry Date.

9.   INSURANCE
     ---------

9.1  Insurances
     ----------

     Lessee will maintain in full force and effect during the Term insurances in respect of the Aircraft in form and substance reasonably satisfactory to Lessor (the "Insurances") through such brokers and having such deductibles and being subject to such exclusions as are usual and customary in the worldwide aviation insurance marketplace for major international air carriers operating similar equipment. The Insurances will be effected either:

     (a) on a direct basis with insurers of internationally recognized standing who normally participate in the London, French or U.S. markets and who are satisfactory to Lessor, and led by reputable underwriters approved by Lessor and any Mortgagee, or

     (b) with a single insurer or group of insurers approved by Lessor and any Mortgagee who does not retain the risk, but effects substantial reinsurance in the leading international insurance markets and through reinsurance brokers of recognized standing and acceptable to Lessor and any Mortgagee for a percentage acceptable to Lessor and any Mortgagee of all risks insured, and Lessor acknowledges and confirms that the current deductibles and exclusions, together with the existing brokers and insurers, in respect of the insurances and reinsurances maintained by Lessee on the date of this Agreement are acceptable to it.

9.2  Requirements
     ------------

     Lessor's current requirements as to Insurances are as specified in this
     Section 9 and in Schedule 4. Except for the amount of the Agreed Value, the Minimum Liability Coverage and the deductible under Lessee's hull and war risk insurance policies, Lessor may from time to time stipulate such other requirements for the Insurances as Lessor reasonably considers necessary to ensure that the scope and level of cover is maintained in accordance with the then prevailing industry practice in relation to aircraft of the same type as the Aircraft and in relation to operators of similar standing to Lessee. In the event that it proposes any such stipulation, Lessor shall notify Lessee accordingly and Lessor and/or its brokers will then consult in good faith with Lessee and Lessee's brokers (as for the time being approved by Lessor) with regard to such proposed stipulation. If, following the consultation, Lessor is satisfied that the stipulation should be made, Lessee shall then comply with the stipulated requirements.

9.3  Insurance Covenants
     -------------------

     Lessee shall:

     (a) ensure that all legal requirements as to insurance of the Aircraft, any Engine or any Part that may from time to time be imposed by the laws of the State of Registration or any jurisdiction to, from or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with and, in particular, those requirements compliance with which is necessary to ensure that:

          (i)   the Aircraft does not become subject to detention or forfeiture;

          (ii)  the Insurances remain valid and in full force and effect; and

          (iii) the interests of the Indemnitees in the Insurances and the Aircraft or any Part are not thereby prejudiced;

     (b) not use, cause or permit the Aircraft, any Engine or any Part to be used for any purpose or in any manner not covered by the Insurances or outside any geographical limit imposed by the Insurances;

     (c) comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission that:

          (i) invalidates or may reasonably be expected to invalidate the Insurances;

          (ii) renders or may reasonably be expected to render void or voidable the whole or any part of any of the Insurances; or

          (iii) brings any particular liability within the scope of an exclusion or exception to the Insurances;

     (d) not take out without the prior written approval of Lessor any insurance in respect of the Aircraft other than those of the type required under this Agreement unless relating solely to hull total loss, business interruption, engine break-down, profit commission and deductible risk;

     (e) provide to Lessor and any Mortgagee copies of those documents evidencing the Insurances which Lessor and any Mortgagee may reasonably request;

     (f) on request, provide to Lessor and any Mortgagee evidence that the Insurance premiums have been paid;

     (g) not make any modification or alteration to the Insurances material and adverse to the interests of any of the Indemnitees;

     (h)  be responsible for any deductible under the Insurances; and

     (i) provide any other insurance related information, or assistance, in respect of the Insurances as Lessor may reasonably request.

9.4  Renewal of Insurances
     ---------------------

     Lessee shall commence renewal procedures at least 30 days prior to the expiration of any of the Insurances and provide to Lessor and any
     Mortgagee:

     (a) if requested by Lessor, a written status report of renewal negotiations 14 days prior to each expiration date;

     (b) telefaxed confirmation of completion of renewal prior to each expiration date; and

     (c) a certificate of insurance and broker's letter of undertaking substantially in the form delivered to Lessor on the Delivery Date, detailing the coverage and confirming the insurers agreement to the specified insurance requirements of this Agreement within seven days after each renewal date;

9.5  Failure to Insure
     -----------------

     If Lessee fails to maintain the Insurances in compliance with this
     Agreement:

     (a) Lessee shall immediately ground the Aircraft and shall keep it grounded until such time as the Insurances shall again be in full force and effect.

     (b) Lessee shall immediately notify Lessor and any Mortgagee of the non-compliance of the Insurances with the requirements of this Agreement, and Lessee shall provide Lessor with full details of all steps that Lessee is taking or proposes to take in order to remedy such non-compliance.

     (c) Each of the Indemnitees will be entitled but not obligated (without prejudice to any other rights of Lessor under this Agreement):

          (i) to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy Lessee's failure in such manner (including to effect and maintain an "owner's interest" policy) as it considers appropriate, and any sums so expended by it will become immediately due and payable by Lessee to Lessor on demand (such demand being made as soon as reasonably practicable following the incurring of such expenditure), together with interest thereon at the Default Rate from the date of expenditure by it up to the date of reimbursement by Lessee (before and after any judgment); and

          (ii) at any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its reasonable satisfaction.

9.6  Continuing Insurance for Indemnity
     ---------------------------------

     (a) Lessor may require Lessee to effect and to maintain insurance after the Expiry Date with respect to its liability under the indemnities in
          Section 10 for such period as Lessor may reasonably require (but in any event not more than three years) providing for each Indemnitee to be named as an additional insured.

     (b) Lessee's obligation under this Section 9.6 shall not be affected by Lessee ceasing to be lessee of the Aircraft or any of the Indemnitees ceasing to have any interest in respect of the Aircraft, and upon a Transfer pursuant to Section 14.2, Lessee shall continue to name the Indemnitees as additional insureds under the Insurance policies covered by Section 1(d) of Schedule 4 for three years after the Transfer date.

9.7  Application of Insurance Proceeds
     ---------------------------------

     As between Lessor and Lessee:

     (a) All insurance payments, up to the Agreed Value, received as the result of a Total Loss occurring during the Term will be paid solely to Lessor (unless or until Lessor notifies Lessee that said payments should be made to a Mortgagee).

     (b) All insurance proceeds in respect of any damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting a Total Loss and involving insurance proceeds in excess of the Damage Notification Threshold will be paid solely to Lessor (unless or until Lessor notifies Lessee that said payments should be made to a Mortgagee) and applied in payment (or to reimburse Lessee) for repairs or replacement property upon Lessor and any Mortgagee being reasonably satisfied that the repairs or replacement have been effected in accordance with this Agreement. Insurance proceeds in amounts less than the Damage Notification Threshold may be paid by the insurer directly to Lessee. Any balance remaining after payment for the repairs or replacement of the damage shall be paid to or may be retained by Lessee.

     (c) All insurance proceeds in respect of third party liability will be paid to the relevant third party.

     (d) Notwithstanding Sections 9.7(a) and (b), if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor (unless or until Lessor notifies Lessee that said payments should be made to a Mortgagee) to be applied toward payment of any amounts that may be or become payable by Lessee in such order and at any time as Lessor sees fit or as Lessor may elect. In the event that Lessee remedies any such Default to the reasonable satisfaction of Lessor, then Lessor shall procure that all such insurance proceeds then held by Lessor or any Mortgagee, as the case may be, in excess of the amounts (if any) applied by Lessor or any Mortgagee, as the case may be, in accordance with this Section 9.7(d) shall be paid promptly to Lessee.

9.8  Repossession Insurance

     (a) Lessor may maintain in effect throughout the Term, aircraft repossession/political risk insurance underwritten by Lloyd's or such other insurers ("Repossession Insurance") as shall be acceptable to Lessor and in an agreed amount acceptable to Lessor, naming Lessor or its designee as the sole loss payee thereunder. Lessee shall be required to pay, and shall indemnify and hold Lessor harmless from, all premiums and other costs and expenses of or associated with such repossession/political risk insurance.

     (b) If Lessee or Lessor is unable to obtain the Repossession Insurance, Lessee may deliver to Lessor an unconditional and irrevocable stand-by letter of credit in substantially the form attached as Exhibit C and otherwise acceptable to Lessor in an amount equal to not less than 12 months Basic Rent payments (the "Insurance Letter of Credit") and issued or confirmed by a bank located in New York, New York U.S.A. acceptable to Lessor. The Insurance Letter of Credit shall remain in full force and effect during the Term. Lessor may draw upon all or a portion of the amount of the Insurance Letter of Credit upon the occurrence of an Event of Default, and may use, apply or retain all or any portion of the funds paid pursuant to the Insurance Letter of Credit. After expiration of the Term, and provided that Lessee has been discharged of all its obligations under this Agreement, Lessor shall return the Insurance Letter of Credit to Lessee for cancellation.

10.  INDEMNITY
     ---------

10.1 General
     -------

     Lessee shall defend, indemnify and hold harmless the Indemnitees from and against any and all claims, proceedings, losses, liabilities, suits, judgments, costs, expenses, penalties or fines (each a "Claim") regardless of when the same is made or incurred, whether during or after the Term (but not before):

     (a) that may at any time be suffered or incurred directly or indirectly as a result of or connected with possession, delivery, performance, management, registration, control, maintenance, condition, service, repair, overhaul, leasing, subleasing, use, operation or return of the Aircraft, any Engine or Part (either in the air or on the ground) whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing, use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee;

     (b) that arise out of any act or omission that invalidates or that renders voidable any of the Insurances;

     (c) that may at any time be suffered or incurred as a consequence of any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any Person, but excluding any Claim to the extent that:

          (1) it arises directly as a result of the wilful misconduct or gross negligence of an Indemnitee;

          (2) it arises directly as a result of a breach by Lessor of its express obligations under this Agreement or as a result of a representation or warranty given by Lessor in this Agreement not being true and correct at the date when, or when deemed to have been, given or made;

          (3)  it constitutes a Non-Indemnified Tax or Lessor Lien;

          (4) it represents a Tax or loss of tax benefits (Lessee's liabilities for which, to the extent thereof, are set out in Sections 5.7, 5.8, 5.9 and 5.11);

          (5) it constitutes a cost or expense that is required to be borne by Lessor in accordance with another provision of this Agreement;

          (6) it results from any disposition not caused by Lessee of all or any part of Lessor's rights, title or interest in or to the Aircraft or under this Agreement, unless such disposition occurs as a consequence of an Event of Default;

          (7) it is attributable to an event occurring after the Term unless the Claim results from or arises out of an act or omission by Lessee, or any circumstance existing, during the Term;

          (8) it is brought after the Term and relates to a claimed patent infringement by the Manufacturer; or

          (9) it arises out of actions taken by the Lessor not permitted by the terms of the Lease.

10.2 Mitigation
     ----------

     (a) Lessor agrees that it shall, as soon as reasonably practicable after it becomes aware of any circumstances that would, or would reasonably be expected to, become the subject of a claim for indemnification pursuant to Section 10.1, notify Lessee in writing accordingly. Lessor (and any other Indemnitee seeking indemnification, as the case may be) and Lessee shall then consult with one another in good faith in order to determine what action (if any) may reasonably be taken to avoid or mitigate such Claim. Lessee shall have the right to take all reasonable action (on behalf and, if necessary, in the name of Lessor or such other Indemnitee) in order to resist, defend or settle (provided such settlement is accompanied by payment) any claims by third parties giving rise to such Claim, provided always that Lessee shall not be entitled to take any such action unless adequate provision, reasonably satisfactory to Lessor and such other Indemnitee, shall have been made in respect of the third party claim and the costs thereof. Lessee or, if the Claim is covered by Lessee's Insurances, Lessee's insurers shall be entitled to select any counsel to represent it or them, Lessor and such other Indemnitee in connection with any such action, subject in the case of Lessee to the approval of Lessor and such other Indemnitee (such approval not to be unreasonably withheld) and any action taken by Lessee shall be on a full indemnity basis in respect of Lessor and such other Indemnitee.

     (b) Any sums paid by Lessee to Lessor or any Indemnitee in respect of any Claim pursuant to Section 10.1 shall be paid subject to the condition that, in the event that Lessor or such Indemnitee is subsequently reimbursed in respect of that Claim by any other Person, Lessor or such Indemnitee shall, provided no Default shall have occurred and be continuing, promptly pay to Lessee an amount equal to the sum paid to it by Lessee, including any interest on such amount to the extent attributable thereto and received by Lessor or such Indemnitee, less any Tax payable by Lessor or such Indemnitee in respect of such reimbursement.

10.3 Duration
     --------

     The indemnities contained in this Agreement will survive and continue in full force after the Expiry Date.

11.  EVENTS OF LOSS
     --------------

11.1 Total Loss Before Delivery
     --------------------------

     If a Total Loss occurs before Delivery, this Agreement will immediately terminate and neither party will have any further obligation or liability under this Agreement except as set forth in Section 7.6.

11.2 Total Loss After Delivery
     -------------------------

     (a) If a Total Loss occurs after Delivery, Lessee will pay the Agreed Value to Lessor (or any Mortgagee designated by Lessor) on the earlier of:

          (i) the date of receipt of the insurance proceeds payable as a result of the Total Loss, or

          (ii) the 30th day after the Total Loss Date (the "Settlement Date"),

          in either case unless the Aircraft is restored to Lessor or Lessee within that period (or, in the case of a Total Loss coming within paragraph (c) of the definition of Total Loss and involving the loss of Lessor's title to the Aircraft, if both the Aircraft and Lessor's title thereto are restored to Lessor or, in the case of the Aircraft, to Lessee).

     (b) The receipt by Lessor or any Mortgagee (on behalf of Lessor) of the insurance proceeds in respect of the Total Loss on or prior to the Settlement Date shall discharge Lessee from its obligation to pay the Agreed Value to Lessor pursuant to this Section 11.2, provided such proceeds are not less than the Agreed Value. In the event that the insurance proceeds are paid initially to Lessee and not to Lessor or any Mortgagee, they may be retained by Lessee if Lessee shall have paid the Agreed Value to Lessor or any Mortgagee (on behalf of Lessor); otherwise Lessee shall pay the Agreed Value to Lessor or any Mortgagee (on behalf of Lessor) not later than the next Business Day following receipt by Lessee of such proceeds. In the event that Lessee pays the Agreed Value to Lessor or any Mortgagee (on behalf of Lessor) in accordance with this Section 11.2, Lessor shall promptly assign to Lessee its rights under the Insurances to receive the insurance proceeds in respect of the Total Loss to the extent that such proceeds shall not have been paid to Lessee.

     (c) Subject to the rights of any insurers or other third parties, upon irrevocable payment in full to Lessor or any Mortgagee (on behalf of Lessor) of the Agreed Value and all other amounts that may be or become payable to Lessor under this Agreement, Lessor shall:

          (i) without recourse or warranty (except as to the absence of Lessor Liens), and without further act, be deemed to have transferred to Lessee all of Lessor's rights to any Engines or Parts not installed when the Total Loss occurred, all on an "as-is where is" basis, and shall, at Lessee's expense, execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of Lessor's rights in such Engines and Parts in Lessee, free and clear of all rights of Lessor and any Lessor Liens; and

          (ii) pay to Lessee, as a rebate of prepaid Basic Rent, an amount equal to the product of (1) one month's Basic Rent multiplied by (2) a fraction the numerator of which is the number of days remaining in the then current Rental Period and the denominator of which is the number of days in the then current Rental Period.

11.3 Engine Loss
     -----------

     (a) Upon the occurrence of an Engine Loss (including, for the avoidance of doubt, at a time when the Engine is not installed on the Airframe) in circumstances in which there has not also occurred a Total Loss, Lessee shall give Lessor and any Mortgagee written notice promptly upon becoming aware of the same and shall, within 60 days after the Engine Loss Date, convey or cause to be conveyed to Lessor, as replacement for such Engine, title to a replacement engine that is in the same or better operating condition, has the same or greater value and utility as the lost Engine and that complies with the conditions set out in Section 8.13(a).

     (b) Lessee will at its own expense take all such steps and execute, and procure the execution of, a full warranty bill of sale covering such replacement engine, a supplement to this Agreement adding such replacement engine to the Leased

          Property and all such other agreements and instruments that are necessary to ensure that title to such Engine passes to Lessor and is subject to the Security Interest created by any Mortgage and such replacement engine becomes an "Engine", all according to Applicable Laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor's reasonable satisfaction (including the provision, if required, to Lessor of one of more legal opinions) that title has so passed to Lessor and is subject to the Security Interest created by any Mortgage.

     (c) Upon compliance with the foregoing title transfer provisions, the leasing of the replaced Engine that suffered the Engine Loss shall cease and title to such replaced Engine shall (subject to any salvage rights of insurers) vest in Lessee free of Lessor Liens. If Lessor or any Mortgagee subsequently receives any insurance proceeds relating to such Engine Loss, Lessor shall promptly remit such proceeds or cause such proceeds to be remitted to Lessee.

     (d) No Engine Loss with respect to any Engine that is replaced in accordance with the provisions of this Section 11.3 shall result in any increase or decrease in Basic Rent, Additional Rent or the Agreed Value.

11.4 Requisition

     During any requisition for use or hire of the Aircraft, any Engine or Part that does not constitute a Total Loss:

     (a) the Basic Rent, Additional Rent and Supplemental Rent payable under this Agreement will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations under this Agreement (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition);

     (b) so long as no Default has occurred and is continuing, Lessee will be entitled to any compensation payable by the requisitioning authority in respect of the Term;

     (c) Lessee will, as soon as practicable after the end of any such requisition (with the Term being extended if and to the extent that the period of requisition continues beyond the Scheduled Expiry Date), cause the Aircraft to be put into the condition required by this Agreement; and

     (d) Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change; provided, that, if any Default has occurred and is continuing, Lessor may apply the compensation in or towards settlement of any amounts owing by Lessee under this Agreement.

12.  RETURN OF AIRCRAFT
     ------------------

12.1 Redelivery
     ----------

     On the Expiry Date or termination of the leasing of the Aircraft under this Agreement, Lessee shall, unless a Total Loss has occurred, at its expense, redeliver the Aircraft and Aircraft Documents to Lessor at the Redelivery Location in a condition complying with this Section 12 and Schedule 3, free and clear of all Security Interests and Permitted Liens (other than Lessor Liens). Upon the request Lessor, Lessee shall ferry the Aircraft to a location other than the Redelivery Location. Lessor shall pay the costs of, and bear the risk of loss to the Aircraft during, such ferry flight.

12.2 Final Checks
     ------------

     Immediately prior to return of the Aircraft, Lessee shall perform the following:

     (a) Lessee shall perform (or have performed by an Agreed Maintenance Performer) a C-Check. At return, the Airframe will have zero Flight Hours since such C-Check, except for the acceptance flights and the ferry flight to the Redelivery Location. Lessee will also weigh the Aircraft. Any discrepancies revealed during such inspection will be corrected in accordance with the Manufacturer's maintenance and repair manuals. Lessee shall also perform or cause to be performed during such check, to the extent it is able, any other work reasonably required by Lessor (and not otherwise required under this Agreement) so long as such work does not prevent Lessee from returning the Aircraft on the Expiry Date, and Lessor shall reimburse Lessee for the Actual Cost of such work.

     (b) Lessee shall perform (or have performed by an Agreed Maintenance Performer) an internal and external corrosion inspection in accordance with the CPCP, and correct any discrepancies in accordance with the recommendations of the

          Manufacturer and the SRM. In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by Manufacturer.

     (c) If Lessee performed any structural inspections or tasks on a sampling basis but did not perform such inspections on the Aircraft, such work shall also be performed on the Aircraft.

     (d) Lessee shall perform a videotape borescope inspection of all accessible gas path sections of each Engine (accessible whether by borescope port or other means), including the low pressure and high pressure compressors and the turbine area of such Engine. All items beyond the Engine Manufacturer's maintenance manual serviceable limits will be rectified at Lessee's sole cost and expense. No Engine will be "on watch" for any reason requiring special or out of sequence inspection.

     (e) In accordance with the Engine Manufacturer's maintenance manual, Lessee shall perform a maximum power assurance run and condition, acceleration and bleed valve scheduling checks on each Engine. Lessee will record and evaluate each Engine's performance, with Lessor and/or its representatives entitled to be present. Each Engine shall pass such tests without operational limitations throughout the operating envelope in accordance with the Engine Manufacturer's maintenance manual.

     (f) Lessee shall perform a power assurance run and a videotape borescope inspection of the APU, and all items beyond the manufacturer's recommended limits will be rectified at Lessee's sole cost and expense.

     (g) If any historical and technical records, condition trend monitoring data, power assurance runs or borescope inspection indicate an abnormal acceleration in the rate of performance deterioration or oil consumption in any Engine or the APU, Lessee shall correct such conditions causing the accelerated rate of deterioration or oil consumption.

     (h) Lessee shall notify Lessor at least 30 days prior to commencing the final checks and tests required pursuant to this Section 12.2 and Lessor and the Financing Parties or their respective representatives may inspect the Aircraft during any such examination or test.

12.3 Final Inspection
     ----------------

     (a) At least 10 days prior to redelivery of the Aircraft, Lessee will make the Aircraft available to representatives of Lessor and the Financing Parties for inspection ("Final Inspection") in order to verify that the condition of the Aircraft complies with this Agreement. The Final Inspection will be long enough to permit the representatives of Lessor and the Financing Parties to inspect, at their own cost, the Aircraft Documents, the Aircraft and any uninstalled Parts and Engines. The representatives of Lessor and the Financing Parties shall attend and conduct the Final Inspection diligently and, without limiting their right to conduct the full Final Inspection permitted by this Agreement, will cooperate with Lessee in order to complete the Final Inspection as soon as reasonably practical.

     (b) Lessor and the Financing Parties shall also be entitled, as part of the Final Inspection, to require Lessee to perform an acceptance flight of up to one hour at Lessee's cost (with up to two representatives of Lessor and the Financing Parties on-board as observers) and such further acceptance flights as may be necessary in the event that the first or subsequent flights do not confirm that the Aircraft complies with the redelivery requirements of this Agreement.

     (c) At the request of Lessor, Lessee shall perform "bridging" maintenance procedures for the purpose of standardizing the Aircraft to the maintenance program of any subsequent operator of the Aircraft; provided, that Lessor shall pay to Lessee the Actual Cost of all "bridging" procedures that are in excess of or not in lieu of the final checks and maintenance work to be performed pursuant to Section
          12.2 and Schedule 3.

12.4 Non-Compliance
     --------------

     To the extent that, at the time of Final Inspection, the condition of the Aircraft does not comply with this Agreement, Lessee shall, at the option of Lessor:

     (a) immediately rectify the non-compliance and, to the extent the non-compliance extends beyond the Expiry Date, the Term will be automatically extended until the non-compliance has been rectified; or

     (b) redeliver the Aircraft to Lessor and indemnify Lessor, and provide security reasonably acceptable to Lessor for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

     During any extension of the Term pursuant to Section 12.4(a), this Agreement will remain in full force and effect, including the obligation to pay lease rental (which Lessee shall pay on a per diem basis weekly in advance in an amount equal to one-fourth of the Basic Rent Amount); provided, however, that Lessee shall not operate, or permit others to operate, the Aircraft after the Expiry Date except for acceptance flights pursuant to Section 12.2 and a ferry flight to the Redelivery Location.

12.5 Export Documentation
     --------------------

     Upon redelivery and upon request by Lessor, Lessee shall (a) provide to Lessor all documents necessary to export the Aircraft from the State of Registration (including a valid and subsisting export license for the Aircraft), and (b) provide any documents requested by Lessor in connection with, and otherwise cooperate with, the deregistration of the Aircraft by the Aviation Authority, including causing the Aviation Authority to issue an Export Certificate of Airworthiness to a country specified by Lessor.

12.6 Acknowledgment
     --------------

     Provided Lessee has complied with its obligations under this Agreement, following redelivery of the Aircraft by Lessee to Lessor at the Redelivery Location, Lessor will deliver to Lessee an acknowledgment confirming that Lessor is satisfied that the Aircraft is in the condition required by this Agreement and has been redelivered to Lessor in accordance with this Agreement.

12.7 Maintenance Program
     -------------------

     (a) During the 20 day period preceding the Scheduled Expiry Date and upon Lessor's request, Lessee will provide Lessor or its agent reasonable access to the Approved Maintenance Program and the Aircraft Documents in order to facilitate the Aircraft's integration into any subsequent operator's fleet. Lessor agrees that it will not disclose the contents of the Approved Maintenance Program to any Person except to the extent necessary to monitor Lessee's compliance with this Agreement and/or to bridge the maintenance program for the Aircraft from the Approved Maintenance Program to another program after the Expiry Date.

     (b) Concurrent with providing the Aircraft Documents for Lessor's review, Lessee shall provide to Lessor a written summary of all sampling programs involving or affecting the Aircraft.

12.8 Storage
     -------

     (a) If Lessor so requests, and subject to the availability of the requisite space, Lessee shall park and store the Aircraft at a secure storage area, which may be at the Redelivery Location or at any other suitable facility of Lessee selected by Lessee, wherever located (the "Storage Location"), on behalf of Lessor for a period not exceeding 30 days from the Expiry Date. During that period the Aircraft shall be at Lessee's risk (save as to any loss or damage caused by Lessor's wilful misconduct or gross negligence), and Lessee shall maintain and store the Aircraft in accordance with the respective manufacturer's maintenance planning document and shall insure the Aircraft in accordance with a "ground risk only" policy usual and customary in the worldwide aviation insurance marketplace. All storage, maintenance and insurance costs shall be borne by Lessee.

     (b) If Lessor so requests, and subject to the availability of the requisite space, Lessee shall continue to park and store the Aircraft at the Storage Location on behalf of Lessor for a further period not exceeding 60 days. During that further period the Aircraft shall be at Lessor's risk (save as to any loss or damage caused by Lessee's wilful misconduct or gross negligence), but Lessee shall continue to maintain, store and insure the Aircraft in accordance with this
          Section 12.8. All reasonable storage, maintenance and insurance costs incurred by Lessee (excluding any profit element accruing to Lessee) during such further period shall be reimbursed by Lessor promptly upon presentation of supporting invoices and/or receipts.

     12.9 In lieu of returning the Aircraft, Lessee may purchase the Aircraft for the Option Price by giving notice to Lessor not less than 180 days prior to the Scheduled Expiry Date of Lessee's intent to purchase the Aircraft. Said notice shall be irrevocable once given. If Lessee shall have given such notice, then on the Scheduled Expiry Date: (i) Lessee shall (subject to the provisions of the last sentence of this Section 12.9) pay the Option Price to Lessor by wire transfer of immediately available US Dollars to the account specified in
Section 5.6 of this Agreement, and (ii) upon receipt of the Option Price, Lessor shall convey title to the Aircraft to Lessee or Lessee's designee free of Lessor Liens by executing and delivering to Lessee a bill of sale for the Aircraft. The Aircraft shall be transferred without warranty (except as to title being free of Lessor Liens), "as is, where is, with all faults." In addition, Lessor shall execute such other documents including a certificate terminating this Agreement as Lessee may reasonably request, provided such documents are prepared at Lessee's sole cost and expense and are satisfactory in all respects to Lessor. If Lessee purchases the Aircraft in accordance with the foregoing provisions, and if no Default shall have occurred and be then continuing, Lessor shall retain and apply the balance then in Lessor's possession on account of Additional Rent and the amount of the Security Deposit as a credit against the Option Price.

13.  DEFAULT
     -------

13.1 Events
     ------

     Each of the following events will constitute an Event of Default and a repudiation of this Agreement by Lessee:

(a)       Non-payment: Lessee (i) fails to pay the Agreed Value and all
          -----------
          other amounts required under Section 11.2 on the Settlement Date, (ii) fails to make any payment of Basic Rent or Additional Rent within two Business Days after the date on which such payment is due, or (iii) fails to pay any other amount payable by it under this Agreement within five Business Days after written notice from Lessor that such amounts are due; or

(b)       Material Covenants: Lessee (i) fails to maintain in full force and
          ------------------
effect any insurance required to be maintained under Section 9, or (ii) transfers possession of the Airframe or any Engine to another Person other than as permitted by this Agreement; or

(c)       Breach: Lessee fails to comply with any other provision of this
          ------
Agreement and, if such failure is, in the reasonable opinion of Lessor, capable of remedy, the failure continues for 30 days after notice from Lessor to Lessee, provided, that if such failure cannot reasonably be remedied within such 30 day period and Lessee is diligently undertaking all necessary remedial action, the 30 day period shall be extended for a further 15 days; or

(d)       Representation: any representation or warranty made (or deemed to be
          --------------
repeated) by Lessee in this Agreement or in any document or certificate furnished to Lessor pursuant to or in connection with this Agreement is or proves to have been incorrect in any material respect when made or deemed to be repeated and Lessee's ability to comply with its obligations under this Agreement, and/or Lessor's or any Mortgagee's rights, title and interest to and in the Aircraft and/or under this Agreement, are thereby materially and adversely affected; or

(e)       Cross Default:
          -------------

          (i) any Financial Indebtedness of Lessee or any of its Affiliates that exceeds $500,000 is not paid when due and any applicable grace period shall have expired;

          (ii)  the security for any Financial Indebtedness is enforced;

          (iii) any lease, conditional sale, installment sale or forward purchase agreement of Lessee or any of its Affiliates in respect of an aircraft is terminated as a consequence of an event of default or termination event (however described); or

          (iv) an event of default (however described) occurs under any lease, conditional sale, installment sale or forward purchase agreement between Lessor or any of its Affiliates and Lessee or any of its Affiliates;

          provided always, in any such case, it shall not constitute an Event of Default under this Agreement:

               (1) if the relevant Financial Indebtedness constitutes non-recourse borrowing or financing; or

               (2) if the non-payment, acceleration, termination or event in question is being contested by Lessee in good faith and on reasonable grounds and any declaration of default, termination of agreement or enforcement of security has been stayed by a court of competent jurisdiction; or

     (f)  Approvals: any consent, authorization, license, certificate or
          ---------
          approval of or registration with or declaration to any Government Entity in connection with this Agreement, including:

          (i) any authorization required by Lessee of, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by Lessee of its obligations under this Agreement; or

          (ii) any airline license, air transport license, franchise, concession, permit, certificate, right or privilege required by Lessee for the conduct of its business,

          is modified, withheld, revoked, suspended, canceled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and is not reissued, reinstated or renewed within 30 days, provided however that any such modification, withholding, revocation, suspension, cancellation, withdrawal, termination or non-renewal shall only constitute an Event of Default if it has a material adverse effect on Lessee's ability to perform its obligations under the Operative Documents or on Lessor's rights, title and interest to and in the Aircraft or under this Agreement; or

     (g)  Insolvency:
          ----------

          (i) Lessee or any of its Affiliates is, or is deemed for the purposes of any relevant law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

          (ii) Lessee or any of its Affiliates suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

     (h)  Bankruptcy and Similar Proceedings
          ----------------------------------

          (i) Lessee shall consent to the appointment of a receiver, trustee or liquidator for itself or for a substantial part of its property; or

          (ii) Lessee shall admit in writing its inability to pay its debts generally as they become due, or Lessee shall make a general assignment for the benefit of creditors; or

          (iii) Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking reorganization in a proceeding under any laws dealing with bankruptcy, insolvency, moratorium or creditors' rights generally (any or all of which are hereinafter referred to as "Bankruptcy Laws"), or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee shall by voluntary petition or answer consent to or fail to oppose the seeking of relief under the provisions of any Bankruptcy Laws; or

         (iv) any order, judgment or decree is entered by a court of competent jurisdiction appointing a receiver, trustee or liquidator of Lessee or a substantial part of its property, or ordering a substantial part of Lessee's property to be sequestered, is instituted or done with the consent of Lessee or, if instituted by another Person, the order, judgment or decree is not dismissed, remedied or relinquished within 30 days; or

         (v) a petition against Lessee in a proceeding under any Bankruptcy Laws shall be filed and shall not be withdrawn or dismissed within 30 days thereafter, or if, under the provisions of any Bankruptcy Laws that may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property; or

         (vi) any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of, or the reorganization, rehabilitation, administration, liquidation, or dissolution of, Lessee or any of its Affiliates or any other insolvency proceedings involving Lessee or any of its Affiliates; or

     (i)  Other Jurisdiction: there occurs in relation to Lessee or any of its
          ------------------
          Affiliates any event anywhere which, in the reasonable opinion of Lessor, corresponds with any of those mentioned in Section 13.1(h); or

     (j)  Suspension of Business: Lessee or any of its Affiliates suspends or
          ----------------------
          ceases to carry on all or a substantial part of its business; or

     (k)  Disposal: Lessee or any of its Affiliates disposes or threatens to
          --------
          dispose of all or a material part of its assets, whether by one or a series of transactions, related or not, other than pursuant to a merger or consolidation as referred to in, and subject to, Section 8.8(b) or for the purpose of any other reorganization or amalgamation the terms of which have received the previous consent in writing of Lessor; or

     (l)  Rights: the existence, validity, enforceability or priority of the
          ------
          rights of Lessor as owner and lessor in respect of the Aircraft or the rights of any Mortgagee as mortgagee of the Aircraft and assignee of this Agreement are challenged by Lessee or any other Person claiming by or through Lessee; or

     (m)  Change of Ownership: any single Person or group of Persons acquire
          -------------------
          control, directly or indirectly, of Lessee without the previous consent in writing of Lessor (which consent shall not be withheld unless Lessor is of the reasonable opinion that such acquisition of control will have a materially adverse effect on Lessee's ability to perform its obligations under this Agreement or Lessor's rights, title and interest in and to the Aircraft or under this Agreement), not including (i) individuals or other Persons that are currently in control of Lessee, (ii) spouses of any such individuals, (iii) any lineal ancestor or descendant of any such individual, (iv) any spouse of any individual covered by clause (iii), or (v) a partnership or trust set up for the benefit of individuals identified in clauses (i) through (iv); or

     (n)  Delivery: Lessee fails to accept delivery of the Aircraft when validly
          --------
          tendered pursuant to this Agreement by Lessor (provided that Lessor shall have satisfied the conditions precedent set out in Section 3.4);

     (o)  Adverse Change: any event or series of events occurs which, in the
          --------------
          reasonable opinion of Lessor, could be expected to have a material adverse effect on the financial condition or operations of Lessee and its Affiliates or on the ability of Lessee to comply with its obligations under this Agreement; or

13.2 Rights
     ------

     If an Event of Default occurs, and for as long as it shall continue, Lessor may at its option (and without prejudice to any of its other rights under this Agreement or that may arise by operation of Applicable Law), at any time thereafter:

     (a) accept such repudiation by Lessee of its obligations under this Agreement and by notice to Lessee with immediate effect terminate the leasing of the Aircraft (but without prejudice to the continuing obligations of Lessee under this Agreement), whereupon all rights of Lessee under this Agreement shall cease; and/or

     (b) proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement; and/or

     (c)  either:

          (i) take possession of the Aircraft, for which purpose Lessor may enter any premises belonging to, occupied by or under the control of Lessee (for which purpose Lessee hereby grants to Lessor an irrevocable license to the extent permitted by Applicable Law) where the Aircraft may be located, or cause the Aircraft to be redelivered to Lessor at the Redelivery Location (or such other location as Lessor may require), and Lessor is hereby irrevocably authorized and empowered, to the extent permitted by Applicable Law, to direct pilots of Lessee or other pilots to fly the Aircraft to that airport and will have all the powers and authorizations necessary for taking such action; or

          (ii) by serving notice, require Lessee to redeliver the Aircraft to Lessor at the Redelivery Location (or such other location as Lessor may require) in the condition required by Section 12 and
               Schedule 3.

     (d) If an Event of Default occurs, Lessor may sell, lease or otherwise deal with the Leased Property in such manner as Lessor in its absolute discretion considers appropriate.

     (e) If an Event of Default occurs, Lessee shall at the request of Lessor take all steps necessary to deregister the Aircraft from the aircraft registry of the State of Registration and export the Aircraft from the country where the Aircraft is for the time being registered or situated and any other steps necessary to enable the Aircraft to be redelivered to Lessor in accordance with this Agreement. Lessee hereby irrevocably and by way of security for its obligations under this Agreement authorizes and empowers Lessor as its attorney-in-fact and agent (such agency being coupled with an interest), in Lessor's own name or in the name of Lessee, to execute and deliver any documentation and to do any act or thing required in connection with the foregoing.

13.3 Default Payments
     ----------------

     If an Event of Default occurs, Lessee will indemnify and pay to Lessor on demand against any loss (including loss of profit), damage, expense, cost or liability that Lessor may sustain or incur directly or indirectly as a result, including:

     (a) all unpaid Basic Rent, Additional Rent and Supplemental Rent then due and unpaid;

     (b) any loss of profit (calculated on an after-tax basis) suffered by Lessor because of Lessor's inability to place the Aircraft on lease with another Lessee on terms as favorable to Lessor as this Agreement or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor, or the funds arising upon a sale or other disposal of the Aircraft, is not as profitable (calculated on an after-tax basis) to Lessor as this Agreement would have been but for such Event of Default;

     (c) in the event that the Aircraft is sold prior to Lessor entering into a replacement lease, the amount (if any) by which (i) the aggregate of
          (1) the net sale proceeds (calculated by deducting the costs of sale together with the cost of preparing the Aircraft for sale and the repayment of any outstanding indebtedness in relation to the financing of the Aircraft) plus (2) the present value of the anticipated after-tax net income to be derived from such net sale proceeds up to the Scheduled Expiry Date, discounted on a monthly basis using 9.5% per annum as the discount rate, are less than (ii) the aggregate of
          (1) the anticipated net sale proceeds (computed on the same basis as the net sale proceeds referred to in (i)(1) above), assuming that the Aircraft would have been sold as soon as reasonably practicable following the Scheduled Expiry Date plus (2) the present value of the income that would have been derived from the future Basic Rent payable until the Scheduled Expiry Date, discounted on a monthly basis using 9.5% per annum as the discount rate;

     (d) any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any amount unpaid by Lessee;

     (e) any loss, premium, penalty or expense that may be incurred in repaying funds raised to finance the Aircraft or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to Lessor's financing of the Aircraft; and

     (f) any loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee's failure to redeliver the Aircraft on the date, at the place and in the condition required by this Agreement.

13.4 Waiver of Certain Article 2A Rights
     -----------------------------------

     To the fullest extent permitted by Applicable Law, each of Lessor and Lessee hereby agree that no rights or remedies referred to in Article 2A of the Uniform Commercial Code shall be conferred upon either Lessor or Lessee unless otherwise expressly granted in this Agreement.

14.  ASSIGNMENT and TRANSFER
     -----------------------

14.1 No Assignment by Lessee
     -----------------------

     Lessee will not assign any of its right, title, interests, duties, obligations or liabilities in, to or under this Agreement, or create or permit to exist any Security Interest (other than Permitted Liens) over any of its rights under this Agreement, and any such purported assignment or grant of a Security Interest shall be void ab initio and of no force or effect. Without limiting the foregoing, if any assignment prohibited under the foregoing sentence shall be valid by operation of any non-waivable provision of Applicable Law, Lessee shall nevertheless remain fully liable for the payment and performance of all of Lessee's obligations to be paid and performed hereunder as fully and to the same extent as if such assignment had not been effected, without prejudice to the obligations of such assignee.

14.2 Lessor Assignment
     -----------------

     Lessor may sell, assign (for purposes of this Section 14.2, not including an assignment for security purposes) or transfer all or any of its rights under this Agreement and in the Leased Property (a "Transfer") and Lessor will have no further obligation under this Agreement following a Transfer but, notwithstanding any Transfer, will remain entitled to the benefit of each indemnity under this Agreement.

     (a)  In connection with any Transfer, the following conditions shall apply:

     (i) Lessor shall give Lessee written notice of such Transfer at least 10 Business Days before the date of such Transfer, specifying the name and address of the proposed purchaser, assignee or transferee (the "Transferee");

     (ii) the Transferee will be a Person reasonably experienced in aircraft leasing (or the Transferee's rights and powers under this Agreement shall be exercised or serviced on its behalf pursuant to an appropriate management or servicing agreement by a Person having such experience);

     (iii) the Transferee will have full corporate power and authority to enter into and perform the transactions contemplated by this Agreement on the part of "Lessor";

     (iv) on the Transfer date Lessor and the Transferee shall enter into an agreement or agreements in which the Transferee confirms that it shall be deemed a party to this Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of, Lessor contained in this Agreement;

     (v)   such Transfer shall not violate any Applicable Law; and

     (vi) the Transferee shall provide to Lessee an opinion of its regular independent counsel as to the matters set forth in Section 14.2(a)(iii) and as to the legality, validity, binding effect and enforceability of the agreement or agreements between Lessor and Transferee referred to in Section 14.2(a)(iv).

(b) Upon any Transfer, the Transferee shall be deemed Lessor for all purposes of this Agreement, each reference in this Agreement to "Lessor" shall thereafter be deemed for all purposes to refer to the Transferee, and the transferor shall be relieved of all obligations of "Lessor" under this Agreement arising after the time of such Transfer except to the extent attributable to acts or events occurring prior to the time of such Transfer.

(c)  Upon compliance by Lessor and a Transferee with the terms and conditions of
     Section 14.2(a), Lessee shall at the time of Transfer, at the specific written request of Lessor and with Lessor paying all of Lessee's reasonable out-of-pocket costs and expenses:

          (i) execute and deliver to Lessor and to such Transferee an agreement, in form and substance satisfactory to Lessor, Lessee and such Transferee, dated the date of such transfer, consenting to such transfer, agreeing to pay all or such portion of the Basic Rent, Additional Rent and other payments under this Agreement to such Transferee or its designee as such Transferee shall direct, and agreeing that such Transferee shall be entitled to rely on all representations and warranties made by Lessee in the Operative Documents or in any certificate or document furnished by Lessee in connection with the Operative Documents as though such Transferee was the original "Lessor";

          (ii) execute and deliver to Lessor or such Transferee, as appropriate, precautionary Uniform Commercial Code financing statements or amendments reflecting the interests of such Transferee in the Aircraft and this Agreement;

          (iii) deliver to Lessor and to such Transferee a certificate, signed by a duly authorized officer or Lessee, dated the date of such transfer, to the effect that no Event of Default has occurred and is continuing or, if one is then continuing, describing such Event of Default;

          (iv) cause to be delivered to Lessor and such Transferee certificates of insurance and broker's letter of undertaking substantially in the form delivered to Lessor on the Delivery Date, detailing the coverage and confirming the insurers' agreement to the specified insurance requirements of this Agreement and listing Lessor and Transferee as additional insureds and the Transferee as sole loss payee (subject to other direction by any Mortgagee);

          (v) deliver to Lessor and to such Transferee an opinion of Lessee's counsel (which may be Lessee's General Counsel), addressed to Lessor and such Transferee to the effect that the agreement referred to in Section 14.2(c)(i) has been duly authorized and executed by Lessee and constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms (subject to customary exceptions), and to the effect that such Transferee may rely on the opinion delivered by such counsel or its predecessor counsel in connection with this Agreement on the Delivery Date with the same force and effect as if such Transferee was an original addressee of such opinion when given;

          (vi) deliver to Lessor and such Transferee information on the location of the Airframe and Engines at all times requested by Lessor in order to permit the Transfer to take place at a time and on a date so as to eliminate or minimize any Taxes applicable to the Transfer; and

          (vii) such other documents as Lessor or such Transferee may reasonable request.

14.3 Grants of Security Interests
     ----------------------------

     Lessor shall be entitled at any time after Delivery to grant a security interest in the Leased Property or its right, title and interest in this Agreement (each, an "Additional Mortgage") in favor of any Person (each, an "Additional Mortgagee"). Any Additional Mortgage may be a successor mortgage to the Security Interest granted to any Mortgagee, or may be in addition to any Mortgagee's Security Interest and previous Additional Mortgages and with a priority senior, equal or subordinate to any Mortgagee's Security Interest and previous Additional Mortgages as such Mortgagee and previous Additional Mortgagees may permit. In the case of any such grant by Lessor of an Additional Mortgage to an Additional Mortgagee in all or any portion of Lessor's rights, title and interest in and to the Aircraft and this Agreement, Lessee shall promptly, at the specific written request of Lessor and with Lessor paying all of Lessee's reasonable out-of-pocket costs and expenses:

     (a) execute and delivery to Lessor and to such Additional Mortgagee an agreement in form and substance satisfactory to Lessor, such Additional Mortgagee and Lessee, dated the date of the grant of such Additional Mortgage, (i) consenting to such Additional Mortgage and to any assignment of Lessor's rights, title and interest in and to this Agreement to such Additional Mortgagee for security purposes, (ii) if requested by Lessor and consented to by the previous payee, agreeing that Lessee will pay the Basic Rent and other payments under this Agreement to such Additional Mortgagee, and (iii) agreeing that such Additional Mortgagee shall be entitled to rely on all representations and warranties made by Lessee in this Agreement or in any certificate or document furnished by Lessee in connection with this Agreement Documents as though such Additional Mortgagee was originally the "Mortgagee";

     (b) execute and deliver to Lessor and such Additional Mortgagee such agreements as Lessor may reasonably require for the purposes of effecting all necessary amendments to this Agreement;

     (c) execute and deliver to Lessor or such Additional Mortgagee, as the case may be, precautionary Uniform Commercial Code financing statements or amendments reflecting the assignment of Lessor's interests in the Operative Documents to such Additional Mortgagee;

     (d) deliver to Lessor and such Additional Mortgagee a certificate, signed by a duly authorized officer of Lessee, dated the date of the grant of the Additional Mortgage, to the effect that no Event of Default has occurred and is continuing or, if one is then continuing, describing such Event of Default;

     (e) cause to be delivered to Lessor and such Additional Mortgagee certificates of insurance and broker's letter of undertaking substantially in the form delivered to Lessor on the Delivery Date, detailing the coverage and confirming the insurers' agreement to the specified insurance requirements of this Agreement, adding such Additional Mortgagee as an additional insured and, if requested by Lessor and consented to by the previous loss payee, listing such Additional Mortgagee as sole loss payee;

     (f) deliver to Lessor and such Additional Mortgagee an opinion of Lessee's counsel (which may be Lessee's General Counsel), addressed to Lessor and such Additional Mortgagee (i) to the effect that the agreements referred to in sub-clauses (a) and (b) have been duly authorized and executed by Lessee and constitute the legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with their terms (subject to customary exceptions), and (ii) to the effect that such Additional Mortgagee may rely on the opinion delivered by such counsel or its predecessor counsel in connection with this Agreement on the Delivery Date with the same force and effect as if such Additional Mortgagee was an original addressee of such opinion when given; and

     (g) such other documents as Lessor or such Additional Mortgagee may reasonably request.

14.4 Sale and Leaseback by Lessor
     ----------------------------

     In addition to the Transfers and grants of Security Interests permitted by Sections 14.2 and 14.3, Lessor shall be entitled to transfer its right, title and interests in and to the Leased Property to any Person and lease the Aircraft from such Person (a "Head Lessor"), and in such event Lessor shall retain its rights and obligations as "Lessor" under this Agreement. In the event of such a sale and lease-back by Lessor, (a) the Head Lessor shall meet the requirements for a "Transferee" as defined in Section 14.2(a)(ii) above, (b) Lessor shall be entitled to assign its rights in this Agreement to such Head Lessor as security for its obligations under the head lease, (c) the Head Lessor shall be entitled to grant to one or more purchase money lenders, or to an indenture trustee on behalf of such lenders, an Additional Mortgage covering the Leased Property and the Operative Documents, (d) Lessee shall execute and deliver to Lessor, such Head Lessor, such Additional Mortgagee and any trustees on their behalf, as appropriate, the documents specified in Sections 14.2(c)(i) through (vii) and Sections 14.3(a) through (g) above, and Lessee shall cooperate with Lessor to make such other changes to this Agreement, such as including such Head Lessor, such Additional Mortgagee and the trustees on their behalf as additional insureds and "Indemnitees", as Lessor may reasonably request so long as such changes do not adversely affect the rights or obligations of Lessee under this Agreement or otherwise adversely affect Lessee and with Lessor paying all of Lessee's reasonable out-of-pocket costs and expenses.

14.5 Further Acknowledgments
     -----------------------

     Lessee further acknowledges that any Transferee or Additional Mortgagee shall in turn have the rights of, and be subject to the conditions to, transfer and grants of Security Interests set forth above in this Section 14.

14.6 Certain Protections for Lessee's Benefit
     ----------------------------------------

     The rights of Lessee under this Agreement shall be superior to the rights of any Additional Mortgagee or Head Lessor, and Lessor shall require each Additional Mortgagee and Head Lessor to agree in writing with Lessee that such Additional Mortgagee's and Head Lessor's rights in and to the Leased Property shall be subject to the terms of this Agreement, including to Lessee's rights to the quiet use, possession and enjoyment provisions contained in this Agreement. Lessor's obligations to perform the terms and conditions of this Agreement shall remain in full force and effect notwithstanding the creation of any Additional Mortgage or Head Lease. Lessor shall not create any Additional Mortgage or enter into any Head Lease that violates the terms of this Section 14.6.

15.  GOVERNING LAW AND JURISDICTION

15.1 Governing Law
     -------------

     THIS AGREEMENT SHALL, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO IN THE STATE OF NEW YORK BY RESIDENTS OF SUCH STATE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

15.2 Consent to Jurisdiction
     -----------------------

     The Lessee and the Lessor each hereby irrevocably consents that any legal action or proceeding against it or any of its assets arising out of or relating to this Lease shall be brought in the United States District Court for the Southern District of New York or the Supreme Court for the State of New York, County of New York, and any appellate court thereto (the "Agreed Courts"), and by execution and delivery of this Lease each of the Lessor and the Lessee hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby. Nothing herein shall prevent any party from bringing any legal action or proceeding against the Aircraft in rem or to obtain execution of judgment in any other appropriate jurisdiction. The Lessee and the Lessor further agree that a final judgment in any action or proceeding in an Agreed Court arising out of or relating to this Lease shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the indebtedness or liability therein described, or in any other manner provided by Law. Each of Lessee and Lessor hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease brought in an Agreed Court, and hereby further irrevocably waives any claim that any such suit, action or proceeding in such court has been brought in an inconvenient forum.

15.3 Waiver of Jury Trial
     --------------------

     LESSEE AND LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

15.4 Service of Process
     ------------------

     (a) Without prejudice to any other mode of service, Lessee (i) appoints LEXIS Document Services, 125 Park Avenue, 23/rd/ Floor, New York, New York 10017 as its agent for service of process relating to any proceedings before the Agreed Courts in connection with this Agreement and agrees to maintain the process agent in New York, New York notified to Lessee, and (ii) agrees that failure by a process agent to notify Lessor of the process shall not invalidate the proceedings concerned.

     (b) Without prejudice to any other mode of service, each of Lessor and Lessee consents to the service of process relating to any proceedings involving, directly or indirectly, any matter arising out of or relating to this Agreement by U.S. Postal Service registered mail (prepaid, return receipt requested) of a copy of the process to Lessee's address identified in Section 16.10(b).

16.  MISCELLANEOUS
     -------------

16.1 Waivers, Remedies Cumulative
     ----------------------------

     The rights of Lessor or Lessee under this Agreement may be exercised as often as necessary, are cumulative and not exclusive of that party's rights under any law and may be waived only in writing and specifically. Delay in exercising or non-exercise of any such right is not a waiver of that right.

16.2 Delegation
     ----------

     Lessor or any Financing Party may delegate to any Person or Persons all or any of the trusts, powers or discretions vested in it by this Agreement and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Lessor or such Financing Party, respectively, in its absolute discretion thinks fit.

16.3 Appropriation
     -------------

     If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as Lessor may determine.

16.4 Currency Indemnity
     ------------------

     (a) If Lessor receives an amount in respect of the Lessee's liability under this Agreement or if such liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under this Agreement:

          (i) Lessee will indemnify Lessor, as an independent obligation, against any loss arising out of or as a result of such conversion;

          (ii) if the amount received by Lessor, when converted into the contractual currency (at the market rate at which Lessor is able on the relevant date to purchase the contractual currency in New York City with that other currency) is less than the amount owed in the contractual currency, Lessee will, forthwith on demand, pay to Lessor an amount in the contractual currency equal to the deficit; and

          (iii) Lessee will pay to Lessor on demand any exchange costs and Taxes payable in connection with the conversion.

     (b) Lessee waives, to the extent permitted by Applicable Law, any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable.

16.5 Payment by Lessor
     -----------------

     Lessor will not be obliged to pay any amounts to Lessee under this Agreement so long as any sums which are then due from Lessee under this Agreement remain unpaid and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums.

16.6 Severability

     If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

     (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

     (b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

16.7 Remedy
     ------

     If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat the non-compliance as a Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay immediately any sums expended by Lessor together with all costs and expenses (including reasonable legal costs) necessarily incurred in connection therewith.

16.8 Expenses
     --------

     (a) Lessor and Lessee shall each bear their respective expenses (including legal, professional and out-of-pocket expenses) incurred or payable in connection with the negotiation, preparation and execution of this Agreement.

     (b) Lessee shall pay to Lessor on demand all expenses (including legal, professional and out-of-pocket expenses) incurred or payable by Lessor in connection with the granting of any waiver or consent under this Agreement.

     (c) Lessee will pay to Lessor on demand all expenses (including legal, survey and other costs) payable or incurred by Lessor in contemplation of, or otherwise in connection with, the enforcement of or preservation of any of Lessor's rights under this Agreement, or in respect of the repossession of the Aircraft.

      (d) Lessor will pay to Lessee on demand all expenses (including legal costs) payable or incurred by Lessee in contemplation of, or otherwise in connection with, the enforcement of or preservation of any of Lessee's rights under this Agreement.

16.9  Time of Essence
      ---------------

      The time stipulated in this Agreement for all payments payable by Lessee to Lessor and for the performance of Lessee's other obligations under this Agreement that are due on a specified or determinable date will be of the essence of this Agreement (subject always to any applicable grace period).

16.10 Notices

      (a) All notices and other communications given under or in connection with this Agreement shall be in writing (including telefax) and shall be deemed to have been received as follows:

           (i) If sent by telefax, at the time of receipt by the sender of a transmission report indicating that all pages of the telefax transmission were properly transmitted (unless the recipient notifies the sender promptly, or if received after 5:30 p.m. local time, by no later than 10:00 a.m. local time the following Business Day, that the transmission was incomplete or illegible, in which case the telefax shall be deemed to have been received at the time of receipt by the sender of a further clear transmission report on retransmitting the telefax), provided the relevant telefax transmission (or retransmission, as the case may be) was transmitted to the receiver between 9:00 a.m. and 5:30 p.m. local time. If it was transmitted later, then it shall be deemed to have been received at 9:00 a.m. local time on the succeeding Business Day.

           (ii) In any other case, when delivered to the address specified in clause 16.10(b).

      (b) All such notices, requests, demands and other communications shall be sent:

          (i)  to Lessor at:               79 South Main Street,
                                           Salt Lake City, Utah 84111
                                           Attention: Corporate Trust Department
                                           Telephone: +1-801-246-5826
                                           Telefax:   +1-801-246-5053

               copied to Beneficiary at:   88 Broad Street
                                           Boston, Massachusetts 02110
                                           Attention: Operations Department
                                           Telephone: +1-617-854-5862
                                           Telefax:   +1-617-695-0596

               with an additional copy to: Sigma Aircraft Management LLC
                                           232 East 50th Street
                                           New York, New York  10022
                                           Attention: Mr. Anders Hebrand
                                           Telephone: +1-212-752-9800
                                           Telefax:   +1-212-752-9801

          (ii) to Lessee at:               Air Slovakia BWJ, Ltd.
                                           Letisko M.R. Stefanika
                                           Ivanska cesta
                                           P.O. Box 2
                                           82001
                                           Bratislava
                                           Attention: Jan Janok
                                           Telephone: +421-7-4342-2742
                                           Telefax:   +421-7-4342-2742

      or to such other address or telefax number as shall have been notified by one party to the other in the manner set out in this Section 16.10.

16.11 Sole and Entire Agreement
      -------------------------

      This Agreement is the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersedes all previous agreements in relation to that leasing. The terms and conditions of this Agreement can only be varied by an instrument in writing executed by both parties or by their duly authorized representatives.

16.12 Indemnities
      -----------

      All rights expressed to be granted to each Indemnitee under this Agreement (other than any Financing Party) are given to Lessor as agent for and on behalf of that Indemnitee.

16.13 Counterparts
      ------------

      This Agreement may be executed in one or more counterparts, each of which shall constitute an original and, when taken together, all of which shall constitute one and the same Agreement.

16.14 Confidentiality
      ---------------

      Neither Lessor nor Lessee shall, without the other's prior written consent, communicate or disclose the terms of this Agreement or any information or documents furnished pursuant to this Agreement (except to the extent that the same are within the public domain) to any third party (other than any Financing Party, any prospective Transferee, any material investor in Lessee or creditor in Lessee, Additional Mortgagees or Head Lessors, the respective external legal advisers, auditors, insurance brokers or underwriters of Lessor, Lessee and such parties, and the Manufacturer and Engine Manufacturer); provided, that disclosure will be permitted, to the extent required:

      (a)   pursuant to an order of any court of competent jurisdiction; or

      (b) pursuant to any procedure for discovery of documents in any proceedings before any such court; or

      (c)   pursuant to any law or regulation having the force of law; or

      (d) pursuant to a lawful requirement of any authority with whose requirements the disclosing party is legally obliged to comply; or

      (e)   in order to perfect any assignment of any assignable warranties.

16.15 Waiver of Immunity. To the extent that any party may in any jurisdiction
      ------------------
claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), that party hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.


                           [signature page follows]

IN WITNESS WHEREOF Lessor and Lessee have executed this Lease Agreement 21722 on the date shown at the beginning of this Agreement.


                                            FIRST SECURITY BANK, NATIONAL
                                            ASSOCIATION, not in its individual
                                            capacity but solely as owner trustee


                                            By:________________________________
                                               Name:
                                               Title:



                                            AIR SLOVAKIA BWJ, LTD.


                                            By:________________________________
                                            Name:
                                            Title:




     [First Security Bank, National Association, in its capacity as owner trustee, hereby acknowledges receipt of this Original Executed Counterpart of Lease Agreement 21722 in New York, New York on this ____ day of August 2000.


                                            FIRST SECURITY BANK, NATIONAL
                                            ASSOCIATION, not in its individual
                                            capacity but solely as owner trustee


                                            By:________________________________
                                               Name:

                                               Title]/1/


_________________________
/1/ This text will only appear on one counterpart of Lease Agreement 21722.

                  Schedule 1 -- Description of Leased Property

                         Part 1 -- Aircraft Specification


IDENTIFICATION:

         Aircraft Model:                    Boeing Model 737-200A
         Current U.S. Registration Mark:    N57SW
         Serial Number:                     21722
         Date of Manufacture:               April 12, 1979


WEIGHT DATA:

         Maximum Gross Taxi Weight:         116,000 lbs.
         Maximum Gross Takeoff Weight:      115,500 lbs.
         Maximum Landing Weight:            103,000 lbs.
         Maximum Zero Fuel Weight:          95,000 lbs.
         Empty Weight:                      64,736 lbs.
         Payload:                           30,264 lbs.
         Fuel Capacity:                     5,461 U.S. gallons


AIRFRAME AND INTERIOR EQUIPMENT:

         Galleys:             two        Locations:   one forward; one aft
         Lavatories:          two        Locations:   one forward; one aft
         Passenger Seats:     122        Types:       all economy


ENGINES:

         Manufacturer:    Pratt & Whitney

         Position          No.1             No.2
         Model:            JT8D-9A          JT8D-9A
         Serial Numbers:   707430           665325


APU:

         Manufacturer:     Allied Signal Corporation
         Model:            GTCP85-129C
         Serial Number:    P-40107


LANDING GEAR:
------------

         Position:                  Nose           Left Main     Right Main
                                    ----           ---------
         Manufacturer:              Boeing       Boeing          Boeing
         Model:            65-73762-2            65-73761-87     65-73761-88
         Serial Number:    R9138P883             MC01011P544     MC01012P544


MAJOR AVIONICS EQUIPMENT:

Nomenclature                                Manufacturer               Model/Part Number
----------------------------------------------------------------------------------------
Digital Air Data Computer                   Honeywell                  HG480-B13
Mach Trim Coupler                           Sperry                     2590650-901
Landing Gear Accessory                      Boeing                     65-52811-115
Cabin Temperature Controller                Garrett                    548376-6
Cabin Pressure Controller                   Hamilton Standard          763810-1
Component Overheat Unit                     Boeing                     65-52808-7
Engine Accessory Unit                       Boeing                     65-73606-34
Air Condition Relay Unit                    Boeing                     65-52810-25
Misc. Solid State Switch Unit               Boeing                     65-52806-110
Audio Accessory Unit                        Boeing                     65-52804-79
Yaw Damper Coupler                          Sperry                     4030952-902
Flap/Slat Position Switch Accessory         Boeing                     65-52807-66
Flight Instrument Accessory Unit            Boeing                     65-52805-122

Nav/ILS Receiver No. 1 - 3                  King                       066-1060-48
Monitor Comparator Warning                  Collins                    522-3949-002
APU Control Unit                            Boeing                     65-52801-31
Fire Detection Unit                         Boeing                     65-52809-15
Battery Charger                             ELDEC                      2-301-3
Static Inverter                             Bendix                     39B168-1-B
Steering Computer No. 1 & 2                 Collins                    622-2500-001
Anti-Skid Control                           Crane                      42-265
Pitch Control Channel                       Sperry                     2588810-903
Roll Control Channel                        Sperry                     2588812-902
Auto Pilot Accessory Unit                   Boeing                     65-52812-52
Instrument Amplifier No. 1 & 2              Collins                    522-3120-004
Compass System Rack No. 1 & 2               Sperry                     614937-101
Power Supply, TR1, TR2 & TR3                OECO Corp.                 080-20325-01
VHF Comm No. 1                              King                       KTR9100A
Passenger Address                           Collins                    622-4096-001
ATC Mode S Transponder No. 1 & 2            Bendix/King                066-01127-1301
DME No. 1 & 2                               King                       KDM7000B
Window Heat Controller No. 1 - 4            Koito Manufacturing        83000-0560
Directional Gyro No. 1 & 2                  Sperry                     2588302-4
Vertical Gyro No. 1 - 3                     Sperry                     2587335-11
TCAS Processor                              Bendix/King                066-50000-0108
ADF Receiver                                King                       KDF8000
GPWS Mark VII/Windshear Computer            Sundstrand                 965-0876-001
Weather Radar                               Bendix                     RTA4B066-50008-04
Cockpit Voice Recorder                      Fairchild                  93-A100-80
Digital Flight Data Recorder                Sundstrand                 980-4100-GXUS
Marker Beacon Receiver                      Collins                    522-2996-000

                          Part 2 -- Aircraft Documents


                                  BOX #1 of 4
                                  -----------

1.       Certificates
2.       Delivery Documents
3.       Regulatory Correspondence
4.       A/C Spec Sheet
5.       Interior Specs
6.       Last Test Flight
7.       Accident History
8.       Airframe Modification Data
9.       Service Bulletin Modification Data
10.      FAR/FAR Modification Data
11.      Weight and Balance
12.      Last Daily / Preflight
13.      A/C Time/Cycles Report
14.      Maintenance Program/Bridge
15.      Items on Continued Inspection
16.      Gear Records
17.      APU Records
18.      Engine Records
19.      Components
20.      AD Report, Aging A/C, CPCP


                                  BOX #2 of 4
                                  -----------
MAINTENANCE RECORDS MICROFILM:
         1.       April -- June 1979
         2.       July -- December 1979
         3.       January -- June 1980
         4.       July -- December 1980
         5.       January -- June 1981
         6.       July -- December 1981
         7.       January -- June 1982
         8.       July -- December 1982

         9.       January -- June 1983
         10.      July -- December 1983
         11.      January -- June 1984
         12.      July -- December 1984
         13.      January -- June 1985
         14.      July -- December 1985
         15.      January -- June 1986
         16.      July -- December 1986
         17.      January -- April 1987
         18.      May -- August 1987
         19.      September -- December 1987
         20.      January -- April 1988
         21.      May -- August 1988
         22.      September -- December 1988
         23.      January -- April 1989
         24.      May -- August 1989
         25.      September -- December 1989
         26.      January -- April 1990
         27.      May -- August 1990
         28.      September -- December 1990
         29.      January -- April 1991
         30.      May -- August 1991
         31.      September -- December 1991
         32.      January -- April 1992
         33.      May -- August 1992
         34.      September -- December 1992
         35.      1/2 D check 6/13/92
         36.      January -- April 1993
         37.      May -- August 1993
         38.      September -- December 1992
         39.      January -- April 1994
         40.      May -- August 1994
         41.      September -- December 1994
         42.      January -- April 1995
         43.      N/57 Tramco 10-87 Book 1-5
         44.      N/57 Tramco 10-87 Book 6-9
         45.      Lap Joint Inspection
         46.      May -- August 1995

         47.      Special Visit Dalfort 11-15-95
         48.      September -- December 1995
         49.      January -- April 1996
         50.      Tramco D check 5/4/96 -- 6/8/96     Books 1 thru 7
         51.      Tramco D check 5/4/96 -- 6/8/96     Books 6 thru 9
         52.      Tramco D check 5/4/96 -- 6/8/96 Non-routine work cards
         53.      May -- August 1996
         54.      Daily Packages September -- December 1996
         55.      Daily Packages January -- April 1997
         56.      May -- August 1997
         57.      September -- December 1997
         58.      January -- April 1998 & Spec Visit 3/25/98
         59.      May -- August 1998
         60.      September -- December 1998 Document Spliced at end of roll
         61.      January -- April 1999
         62.      May -- August 1999

INSTALLED PART TAGS BY ATA CHAPTERS:
      21-29         31-36          38,49          52-57         71-75     77-80


                                  BOX #3 of 4
                                  -----------

APU GTCP85-129C S/N P-40107 records
Engine No. 1 JT8D-9A S/N 707430
General Electric Shop Visit Records WO UR1941 (2 CD's)
Engine Video Borescope -- Hot Section
Engine No. 2 JT8D-9A S/N 665323
General Electric Shop Visit Records WO UR1479 (3 CD's)
Engine Video Borescope -- Hot Section
Engine Part Tags
Aircraft Log Pages September 1999 thru December 1999
Deferred Maintenance Logs October 1999 thru December 1999
Wiring Diagram Manual (2 CD's)
Structural Repair Manual (1 CD)
Maintenance Manual/IPC (1 CD)
Pinpoint Software 1 CD (software for manuals)

Section             Page
-------             ----


                            BOX #4 of 4
                            -----------

Southwest C Check December 1999
"B" and C4 Check Nov. 10, 1999
Service Checks November 1999
Service Checks October 1999
Service Checks September 1999
Southwest C1 - C4 Routine Cards

                                   Schedule 2 - Operating Condition at Delivery



On the Delivery Date the Aircraft will be in the condition set out below:

1. General Condition
   -----------------

     The Aircraft will:

     (a)  be clean by major international airline standards;

     (b) be airworthy, conform to type design and be in a condition for safe operation with all equipment, components and systems operating in accordance with their intended use and within limits established by the manufacturer and approved by the FAA, and all pilot discrepancies and deferred maintenance items cleared on a terminating action basis;

     (c) have a valid export certificate of airworthiness with respect to the Aircraft issued by the FAA;

     (d) have zero flight Hours (except for test and acceptance flights) since undergoing a block "C" Check in accordance with the Previous Operator's maintenance program before the Scheduled Delivery Date;

     (e) have had accomplished all outstanding airworthiness directives and mandatory orders affecting that model of Aircraft issued by the FAA that are due before the Delivery Date on a terminating action basis;

     (f) have no special or unique manufacturer inspection or check requirements specific to the Aircraft that exist unless there is no terminating action available from any source;

     (g)  be free of any system-related leaks;

     (h) have all fluid reservoirs (including fuel, oil, oxygen, hydraulic and water) full, and the waste tank serviced in accordance with the manufacturer's instructions;

     (i)  have all signs and decals clean, secure and legible; and

     (j)  be in a 122 all economy seating configuration.

2. Engines
   -------

     (a) Each Engine shall have at least 3,000 Cycles remaining until the next scheduled CER or LLP replacement under the Previous Operator's maintenance program.

     (b) No Engine shall be "on engineering watch", on a reduced interval inspection or otherwise have any defect that reduces the Flight Hours or Cycles (whichever is more limiting) of remaining life pursuant to Engine Manufacturer's or airworthiness requirements until overhaul to less than 3,000.

3. Fuselage, Windows and Doors
   ---------------------------

     (a) The fuselage will not contain any dents, corrosion or abrasions that exceed the prescribed parameters under the SRM and shall be free of scab patches and loose, pulled or missing rivets.

     (b) The windows will not contain any delamination, blemishes or crazing that exceed the prescribed parameters under the Manufacturer's maintenance manual and will be properly sealed.

     (c) The doors will be free moving, correctly rigged and fitted with serviceable seals.

4. Wings and Empennage
   -------------------

     (a) The leading edges will not contain any damage that exceeds the prescribed parameters under the SRM.

     (b)  All unpainted cowlings and fairings will be polished.

     (c)  All wings will be free of fuel leaks.

5. Interior
   --------

     (a)  The interior will be fully serviceable.

     (b) All curtains, carpets, seat covers and seat cushions will be clean and free from stains and worn out (threadbare) areas and will conform to FAR fire resistance regulations as applicable to an FAR Part 121 operator.

6. Cockpit
   -------

     (a) All fairing panels shall be free of stains and cracks, clean, secure and repainted as necessary.

     (b)  All floor coverings will be clean and effectively sealed.

     (c) All seat covers will be in good condition, clean and free of stains and will conform to FAR fire resistance regulations as applicable to an FAR Part 121 operator.

     (d) All seats will be serviceable, in good condition and repainted as necessary.

7. Cargo Compartments
   ------------------

     (a)  All panels will be in good condition and effectively sealed.

     (b)  All nets will be in good condition.

     (c) The cargo compartments will comply with FAR fire resistance and containment regulations as applicable to an FAR Part 121 operator.

8. Landing Gear
   ------------

     (a) The landing gear and wheel wells will be clean, free of leaks and repaired as necessary.

9. APU
   ---

     (a)  The APU shall be serviceable in accordance with the MPD.

                                  Schedule 3 - Operating Condition at Redelivery



On the Expiry Date the Aircraft, subject to fair wear and tear generally, will be in the condition set out below:

1.   General Condition
     -----------------

     The Aircraft will:

     (a)       be clean by major international airline standards;

     (b) have installed the full complement of engines and other equipment, parts and accessories and loose equipment required under the Approved Maintenance Program and usually installed in the other aircraft of the same model operated by Lessee (together with any additions and improvements thereto, or replacements thereof, effected pursuant to and in accordance with this Agreement) and be in a condition suitable for immediate operation in commercial service;

     (c) be airworthy, conform to type design and be in a condition for safe operation with all equipment, components and systems operating in accordance with their intended use and within limits established by the manufacturer and approved by the Aviation Authority, and all pilot discrepancies and deferred maintenance items cleared on a terminating action basis;

     (d) have a standard passenger transport category Certificate of Airworthiness issued by the Aviation Authority in accordance with the Aviation Law or, if requested by Lessor, a valid export certificate of airworthiness with respect to the Aircraft issued by the Aviation Authority for a country designated by Lessor, be eligible for the issuance of a standard certificate of airworthiness issued by the FAA (passenger transport category) and meet all requirements for immediate, unrestricted commercial passenger operations promulgated by the Aviation Authority and the FAA other than Stage 3 or higher noise regulations.

     (e) comply with the manufacturer's original specification to the extent that it so complied on the Delivery Date and subject to any alterations made pursuant to and in accordance with this Agreement after such date;

     (f) have undergone, immediately prior to redelivery, a C-Check in accordance with Section 12.2(a) so that all Airframe inspections falling due within the next following 3,000 Flight Hours or Cycles of operation or 12 months (whichever shall be the most limiting) in accordance with the Approved Maintenance Program have been accomplished;

     (g) have had accomplished all outstanding airworthiness directives and mandatory orders affecting that model of Aircraft issued by the Aviation Authority and the FAA, and all mandatory service bulletins issued by the Manufacturer or Engine Manufacturer, that are due during the Term on a terminating action basis; airworthiness directives and mandatory orders that do not have a terminating action will be accomplished at the highest level of inspection or modification permitted;

     (h) no special or unique manufacturer inspection or check requirements specific to the Aircraft will exist unless there is no terminating action available from any source;

     (i) have installed all applicable vendor's and manufacturer's service bulletin kits received free of charge by Lessee that are appropriate for the Aircraft and, to the extent not installed, those kits retained by Lessee will be furnished free of charge to Lessor;

     (j)       be free of any system-related leaks;

     (k) all fluid reservoirs (including fuel, oil, oxygen, hydraulic and water) will be full, and the waste tank serviced in accordance with the manufacturer's instructions;

     (l) all fuel tanks will have recently undergone an anti-fungus/biological growth contamination laboratory evaluation, and any excessive levels of contamination corrected;

     (m)       have all signs and decals clean, secure and legible; and

     (n) shall be stripped of Lessee's livery, sanded and either painted white or painted in the livery of the next operator, as identified by Lessor (for this purpose, Lessor shall furnish the next operator's paint scheme and logo pounce pattern and shall pay Lessee for any incremental cost in connection with the next operator's livery), in either case in accordance with the SRM and the paint manufacturer's instructions and avoiding any overspray on other surfaces.

2.   Parts
     -----

     (a) Each life limited or hard time controlled Part, excluding Engine Parts, shall have not less than 12 months, 3,000 Flight Hours and 3,000 Cycles remaining to the next scheduled removal in accordance with the Approved Maintenance Program;

     (b) Each calendar limited Part (including hard time controlled Parts with calendar limits but excluding Engine Parts) will have at least 12 months remaining to its next scheduled removal or overhaul in accordance with the Approved Maintenance Program; and

     (c) Each "on-condition" and "condition monitored" Part will be serviceable in accordance with the Aviation Authority prescribed parameters.

3.   Engines
     -------

     (a) Each engine installed on the Aircraft shall be an Engine and (if not the engine installed at Delivery) shall, to the extent not previously provided to Lessor, be accompanied by all documentation Lessor may require to evidence that title thereto is properly vested in Lessor in accordance with Section 8.17.

     (b) Each Engine shall have at least 3,000 Cycles remaining until the next scheduled CER or LLP replacement under the Approved Maintenance Program;

     (c) No Engine shall be "on engineering watch", on a reduced interval inspection or otherwise have any defect that reduces the Flight Hours or

               Cycles (whichever is more limiting) of remaining life pursuant to Engine Manufacturer's or airworthiness requirements until overhaul to less than 3,000; and

     (d) Each Engine shall be in a condition that can operate at maximum rated take-off power at sea level with an E.G.T. margin of 15 (degrees)C.

4.   Fuselage, Windows and Doors
     ---------------------------

     (a) The fuselage will not contain any dents, corrosion or abrasions that exceed the prescribed parameters under the SRM and shall be free of scab patches and loose, pulled or missing rivets.

     (b) The windows will not contain any delamination, blemishes or crazing that exceed the prescribed parameters under the Manufacturer's maintenance manual and will be properly sealed.

     (c) The doors will be free moving, correctly rigged and fitted with serviceable seals.

5.   Wings and Empennage
     -------------------

     (a) The leading edges will not contain any damage that exceeds the prescribed parameters under the SRM.

     (b)       All unpainted cowlings and fairings will be polished.

     (c)       All wings will be free of fuel leaks.

6.   Interior
     --------

     (a) The interior will be fully serviceable and in the configuration as at the Delivery Date.

     (b) All emergency equipment having a calendar life will have a minimum of one year or 100% of its total approved life remaining, whichever is less.

     (c) All curtains, carpets, seat covers and seat cushions will be clean and free from stains and worn out (threadbare) areas and will conform to FAR fire resistance regulations as applicable to an FAR Part 121 operator.

7.   Cockpit
     -------

     (a) All fairing panels shall be free of stains and cracks, clean, secure and repainted as necessary.

     (b) The windshields will not contain any delamination, blemishes or crazing that exceed the prescribed parameters under the Manufacturer's maintenance manual and will be properly sealed.

     (c)       All floor coverings will be clean and effectively sealed.

     (d) All seat covers will be in good condition, clean and free of stains and will conform to FAR fire resistance regulations as applicable to an FAR Part 121 operator.

     (e) All seats will be serviceable, in good condition and repainted as necessary.

8.   Cargo Compartments
     ------------------

     (a)       All panels will be in good condition and effectively sealed.

     (b)       All nets will be in good condition.

     (c) The cargo compartments will comply with FAR fire resistance and containment regulations as applicable to an FAR Part 121 operator.

9.   Landing Gear
     ------------

     (a) The installed main and nose landing gear components and their associated actuators and parts will be in serviceable condition with no less than 3,000 Cycles or 12 months (whichever is the most limiting factor) remaining until the next scheduled overhaul or shop visit under the Approved Maintenance Program.

     (b) The tires and brakes will have 50% of the wear, as specified by the manufacturer as serviceable limits, remaining until next removal.

     (c) The landing gear and wheel wells will be clean, free of leaks and repaired as necessary.

10.  APU
     ---

     (a) The APU shall be serviceable in accordance with the Approved Maintenance Program parameters.

     (b) The APU shall have not more than 1,500 Flight Hours of operation since its last hot section inspection.

11.  Corrosion
     ---------

     (a) The Aircraft will be in compliance with the CPCP and will have been inspected and treated with respect to corrosion as required by the CPCP; and

     (b) Fuel tanks will be free from contamination and corrosion and the fuel tank treatment program that is part of the Approved Maintenance Program will be current.

                     Schedule 4 -- Insurance Requirements


1.   The Insurances required to be maintained are as follows:

     (a) HULL "ALL RISKS" of loss or damage while flying and on the ground with respect to the Aircraft for the Agreed Value and with a deductible not exceeding the Hull Insurance Deductible.

     (b) HULL WAR AND ALLIED PERILS, covering those war risks excluded from the Hull "All Risks" Policy to the extent such coverage is available from the leading international insurance markets, including confiscation and requisition by the State of Registration, for the Agreed Value;

     (c) "ALL RISKS" PROPERTY INSURANCE (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air or sea) on all Engines and Parts when not installed on the Aircraft (to the extent not covered under the Aircraft hull insurances described in paragraphs (a) and (b) above), including Engine test and running risks, in an amount equal to replacement value in the case of the Engines;

     (d) AIRCRAFT THIRD PARTY, BODILY INJURY/PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a combined single limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage for the time being in respect of any one occurrence (but, in respect of products liability, this limit may be an aggregate limit for any and all losses occurring during the currency of the policy, and in respect of liability arising out of certain offences, the limit (within the said combined single limit) may be $25,000,000 in respect of any one offence and in the aggregate, and cargo and mail legal liability may be subject to a limit of $1,000,000 any one occurrence); War and Allied Risks are also to be covered under the Policy to the extent available in the leading international insurance markets. The Minimum Liability Coverage may be adjusted upwards from time to time to such an amount as Lessor may be advised by its insurance brokers constitutes the standard Minimum Liability Coverage applicable to aircraft of the make, model and series as the Aircraft operating internationally by an airline similarly situated as Lessee. If Lessee disputes any such adjustment, the matter shall be referred to a reputable independent insurance broker appointed by Lessor, whose decision, acting as expert, shall be conclusive and binding on Lessee.

2. All required hull and spares insurance specified in Sections 1(a), 1(b) and 1(c) above, so far as it relates to the Aircraft, will:

     (a) provide that any loss will be settled with Lessee (who undertakes to consult with Lessor and any Mortgagee in regard thereto), and any claim that becomes payable on the basis of a Total Loss shall be paid in Dollars to Lessor (unless or until the Lessor notifies Lessee that said payments should be made to a Mortgagee) as sole loss payee up to the Agreed Value, and loss proceeds in excess of the Agreed Value shall be payable to Lessee, with any other claim being payable as may be necessary for the repair of the damage to which it relates;

     (b) if separate Hull "All Risks" and "War Risks" insurances are arranged, include a 50/50 provision in the terms of Lloyd's endorsement AVS103 or its equivalent;

     (c) confirm that the Insurers are not entitled to replace the Aircraft in the event of a Total Loss; and

     (d) conform to AVN67B except to the extent greater protection is afforded under any provision contained in section 9 of, or in this
              Schedule 4 to, the Agreement.

3.   All required liability insurances specified in Section 1(d) above will:

     (a) include the Indemnitees as additional insureds for their respective rights and interests, warranted (each as to itself only) no operational interest; but the coverage provided will not include claims arising out of their legal liability as manufacturer, repairer or servicing agent of the aircraft or any part thereof;

     (b)      include a severability of interest clause;

     (c) contain a provision confirming that the policy is primary without right of contribution and that the liability of the insurers will not be affected by any other insurance of which any Indemnitee or Lessee have the benefit; and

     (d) accept and insure the indemnity provisions of this Agreement to the extent of the risks covered by the relevant policy or policies.

4.   All Insurances specified in Sections 1(a) through (d) above will:

     (a) be in accordance with normal industry practice of Persons operating similar aircraft in similar circumstances;

     (b) provide coverage on a worldwide basis subject to those territorial exclusions which are usual and customary for carriers similarly situated with Lessee in the case of War Risks and Allied Perils coverage which are advised to and approved by Lessor, such approval not to be unreasonably withheld;

     (c) acknowledge that the insurers are aware that the Aircraft is owned by Lessor and is subject to this Agreement;

     (d) provide that, in relation to the interests of each of the additional insureds, in accordance with AVN67B, the Insurances will not be invalidated by any act or omission of the Insured which results in a breach of any terms, conditions or warranty of the policies;

     (e) provide that the Insurers will waive any rights of recourse and/or subrogation against each additional assured to the same extent that Lessee has waived or has no rights of recovery against such additional assured in the Lease;

     (f) provide that the additional insureds will have no obligation or responsibility for the payment of any premiums (but reserve the right to pay the same should any of them elect to do so) and that the Insurers will waive any right of offset or counterclaim against the respective additional insureds other than for outstanding premiums in respect of the Aircraft, any Engine or Part;

     (g) provide that, except in the case of any provision for cancellation or automatic termination specified in the policies or endorsements thereof, the Insurance can only be canceled or materially altered in a manner adverse to the additional insureds by giving at least 30 days' written notice to Lessor and each Financing Party, except in the case of war risks (or radioactive contamination), for which seven days' written notice (or such lesser period as is or may be customarily available in respect thereof) will be given; and

     (h)      include a services of suit clause.

                   Schedule 5 -- Post-Delivery Modifications

     The Post-Delivery Modifications to be performed in accordance with Section
7.2 are as follows:

     1.   2x Comm. transceiver with range 118-137 Mhz/ 8.33 Khz separation.

     2.   2x FM imune NAV receiver / FM imunity upgrade.

     3.   B-RNAV navigation system.

     4. ACAS II (TCAS II equipped with software version no. 7/TPA-81A TCAS processor-change 7 upgrade).

     5.   ELT automatic-portable + 'ELT automatic-fixed 406 Mhz

     6. RUSM -modification in accordance with Boeing S/B ###-##-#### and Boeing 737 S/L -02015

                     Exhibit A -- Certificate of Acceptance


                           Certificate of Acceptance

          This Certificate of Acceptance is delivered on the date set forth in paragraph 1 below by Air Slovakia BWJ, Ltd. (the "Lessee") to First Security Bank, National Association, not in its individual capacity but solely as owner trustee (the "Lessor") pursuant to Lease Agreement 21722, dated August __, 2000, between Lessor and Lessee (the "Agreement"). Capitalized terms used but not defined in this Certificate of Acceptance shall have the meaning given to such terms in the Agreement.

1.   Details of Acceptance
     ---------------------

     Lessee hereby confirms to Lessor that Lessee has at __:__ _.m. G.M.T. on this _____ day of August 2000, at ____________________, Tucson, Arizona,
     accepted the following, in accordance with the provisions of the Agreement.

     (a) one Boeing Model 737-200A airframe, bearing manufacturer's serial number 21722 and registration mark _____;

     (b) two Pratt & Whitney Model JT8D-9A engines, bearing manufacturer's serial numbers ________ and ________;

     (c) all Parts installed on, attached to or appurtenant to the Airframe and Engines; and

     (d) the Aircraft Documents specified in Part 2 of Schedule 1 to the Agreement.

2.   Lessee's Confirmation Lessee confirms to Lessor that as at the time
     ---------------------
indicated above, being the time of Delivery:

     (a) Lessee's representations and warranties contained in Sections 2.1 and 2.2 of the Agreement are hereby repeated;

     (b)      the Aircraft is insured as required by the Agreement; and

     (c) Lessee confirms that there have been affixed to the Aircraft and the Engines the fireproof notices required by the Agreement.

     (d) Lessee confirms that the Leased Property has been delivered in working order and is fit for the use specified in the Lease Agreement.

3.   Lessor's Confirmation Lessor confirms to Lessee that, as at the time
     ---------------------
indicated above, being the time of Delivery, Lessor's representations and warranties contained in Section 2.4 of the Agreement are hereby repeated.

IN WITNESS WHEREOF Lessor and Lessee have executed this Certificate of
------------------
Acceptance on the date set forth in Section 1 of this Certificate.

                                      SIGNED on behalf of
                                      ------
                                      FIRST SECURITY BANK, NATIONAL
                                            ASSOCIATION, not in its individual
                                            capacity but solely as owner trustee


                                      By:_______________________________
                                      Name:
                                      Title:




                                      SIGNED on behalf of
                                      AIR SLOVAKIA BWJ, LTD.


                                      By:_______________________________
                                      Name:
                                      Title:

                 Exhibit B - Certificate of Delivery Condition

                       Certificate of Delivery Condition


               This Certificate of Delivery Condition is delivered on August __, 2000 by Air Slovakia BWJ, Ltd. (the "Lessee") to First Security Bank, National Association, not in its individual capacity but solely as owner trustee (the "Lessor") pursuant to Lease Agreement 21722, dated August __, 2000, between Lessor and Lessee (the "Agreement"). Capitalized terms used but not defined in this Certificate of Delivery Condition shall have the meaning given to such terms in the Agreement.

1. Aircraft Acceptance: Lessee hereby confirms to Lessor that, pursuant to the Agreement, Lessee has accepted the Boeing Model 737-200A airframe bearing manufacturer's serial number 21722 and registration mark ______, together with the two Pratt & Whitney Model JT8D-9A aircraft engines bearing manufacturer's serial numbers ______ and _______, all Parts installed on, attached to or appurtenant to the Airframe and Engines and the Aircraft Documents, and Lessor and Lessee agree that such Airframe, Engines and Parts are in the condition set forth on the attached Annex 1.

2.   Confirmation of Delivery Condition: Lessee confirms to Lessor that at the
     ----------------------------------
time of acceptance of the Leased Property, the Leased Property complied in all respects with the condition required at Delivery under Section 4.2 and Schedule 2 of the Agreement, except for the items (if any) listed on the attached Annex 2 (the "Discrepancies"). Lessor and Lessee agree that the Discrepancies (if any) shall be corrected as set forth on the attached Annex 2.

IN WITNESS WHEREOF Lessor and Lessee have executed this Certificate of Delivery Condition on the date set forth at the beginning of this Certificate.

SIGNED on behalf of                         SIGNED on behalf of
FIRST SECURITY BANK, NATIONAL               AIR SLOVAKIA BWJ, LTD.
    ASSOCIATION, not in its individual
    capacity but solely as owner trustee

By:_______________________________          By:_______________________________

Name:                                       Name:
Title:                                      Title:

                                                                         ANNEX 1
                                                                         -------

                        MAINTENANCE STATUS AT DELIVERY
                        ------------------------------

                             DATE: August __, 2000

AIRFRAME TIME:
-------------

         Total Flight Hours:        [_____]
         Total Cycles:              [_____]

AIRFRAME LIMITS:
---------------

         Type of Check:             C Check
         Check Interval:            [_____]
         Time Since Last Check:     [_____]

ENGINE DATA:
-----------

         Position:                           No.1              No.2
         Model:                        JT8D-9A           JT8D-9A
         Serial Numbers:                    [_____]           [_____]

         Total Flight Hours:                [_____]           [_____]
         Total Cycles:                      [_____]           [_____]
         Flight Hours Since Last CER:       [_____]           [_____]
         Cycles Since Last CER:             [_____]           [_____]
         Flight Hours to Next Hard Limit:   [_____]           [_____]
         Cycles to Next Hard Limit:         [_____]           [_____]

APU:
---

         Manufacturer:              [_____]
         Model:                     [_____]
         Serial Number:             [_____]

         Total Flight Hours:                         [_____]

         Total Cycles:                               [_____]
         Flight Hours Since Last CER:                [_____]
         Cycles Since Last CER:                      [_____]
         Flight Hours Remaining on LLPs:             [_____]
         Cycles Remaining on LLPs:                   [_____]

LANDING GEAR LIMITS:

         Position:                  Nose       Left       Right
         Overhaul Interval:         [_____]    [_____]    [_____]
         Time Since Overhaul:       [_____]    [_____]    [_____]
         Time to Next Overhaul:     [_____]    [_____]    [_____]

                                                                         ANNEX 2
                                                                         -------

                                 DISCREPANCIES
                                 -------------


      Description of Discrepancy                      Agreed Corrective Action
      --------------------------                      ------------------------

                     Exhibit C - Form of Letter of Credit

                         [LETTERHEAD OF ISSUING BANK]

                         IRREVOCABLE LETTER OF CREDIT
                         ----------------------------


Current Date:     ___________, 20__

Irrevocable Letter of Credit No. ___________
Re: Lease Agreement 21722, dated August __, 2000 between First Security Bank, National Association, as owner trustee, and Air Slovakia BWJ, Ltd. relating to the Boeing Model 737-200A aircraft bearing serial no. 21722
Expiration Date:  ____________, 20__


First Security Bank, National Association,
         as owner trustee
79 South Main Street
Salt Lake City, Utah 84111
U.S.A.
Attention:  Corporate Trust Department

Ladies and Gentlemen:

We hereby issue in your favor, at the request of and for the account of Air Slovakia BWJ, Ltd. ("Lessee"), this Irrevocable Letter of Credit No. ______ in the amount of ____________________________________ Dollars (US$________) (the
"Stated Amount") available upon presentation in accordance with this Letter of Credit of (i) a Sight Draft drawn on us dated on or before the date of such presentation and in the form attached as Annex 1 and (ii) a Drawing Certificate dated the date of such draft in the form attached as Annex and signed by an individual being or purporting to be your authorized representative.

Such presentation musts be made on a Banking Day to our offices at [insert address of Issuing Bank], Facsimile Number: [_________], confirming Telephone
Number: [____________] on or before the Expiration Date set forth above or, if such date is not a Banking Day, then on or before the following Banking Day. "Banking Day" means a day other than a Saturday, a Sunday or a day on which banks are required or authorized to be closed in [City/State of Issuing Bank]. Any such presentation may be made by means of electronic facsimile transmission and we shall be entitled to rely thereon as if such draft and certificate were presented in person, provided such draft and certificate are in conformity with the requirements for the same as set forth herein, but for the requirement of an original signature. In addition, any draft and certificate hereunder may be presented by U.S. Mail, express courier (e.g., Federal Express or DHL) or in person at the address set forth above.

A Sight Draft presented hereunder may be in an amount of up to the Stated Amount. More than one Sight Draft may be presented hereunder, provided the aggregate amount of such drafts shall not exceed the Stated Amount.

We hereby agree that, to the extent that within five (5) calendar days of any drawing by you hereunder, such drawing is reimbursed in full to us by, or on behalf of, Lessee, including any banking charges, such drawing shall not be considered as a drawing hereunder for the purposes of, and only for such purposes, calculating the aggregate maximum amount of all drawings made hereunder.

We hereby agree that each draft presented hereunder in compliance with the terms hereof will be duly honored by the amount of such draft in immediately available funds in United States dollars to the account specified on the sight draft:

         (a) not later than 3:00 p.m., [City of Issuing Bank] time, on the day such draft is presented to us as aforesaid, if such presentation is made to us at or before 12:00 noon, [City of Issuing Bank] time, or

         (b) not later than 3:00 p.m., [City of Issuing Bank] time, on the Business Day following the day such draft is presented to us as aforesaid, if such presentation is made to us after 12:00 noon, [City of Issuing Bank] time.

Upon the earlier of (a) the Expiration Date set forth above or (b) irrevocable payment of the entire Stated Amount (in one or more drawings), this Letter of Credit shall automatically terminate.

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for a period of one year from the Expiration Date and from each anniversary of the Expiration Date unless, 30 days prior to such date, we shall notify you in writing that we elect not to consider this Letter of Credit renewed for any such additional period. In the event that we notify you that we elect not to renew this Letter of Credit, a drawing can be made by you by presenting a sight draft and a certificate in the forms attached hereto.

Except as otherwise provided herein, this Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publication No. 500 (the "UCP"). Notwithstanding Article 17 of the UCP, if this Letter of Credit expires during an interruption of business as described in said Article 17, we agree to effect payment if a drawing is made against this Letter of Credit within 30 days after the resumption of business.

Upon request, but no more than once in any 30 day period, we will confirm to you in writing that this Letter of Credit is in full force and effect and is enforceable against us in accordance with its terms.

This Letter of Credit sets forth in full the terms of our undertaking and shall not in any way be modified, amended or amplified by reference to any documents, instruments or agreements referred to herein, or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any such documents, instruments and agreements.

This Letter of Credit may be transferred by you to any person and we will honor a drawing hereunder by such transferee.

Communications with respect to this Letter of Credit shall be in writing, addressed to [name of Issuing Bank] at [address of Issuing Bank]. Attention:
[___________], specifically referring to the number of this Letter of Credit, and if directed to you, shall be addressed to you at First Security Bank, National Association, as owner trustee, 79 South Main Street, Salt Lake City, Utah, U.S.A., Attention: Corporate Trust Department.

All banking charges in connection with this Letter of Credit and any drawings made hereunder shall be for the account of Lessee. All payments made to you pursuant to this Letter of Credit shall be made free and clear of, and without deduction for, any present or future fees, taxes, restrictions or conditions of any nature, and without set off of counterclaim for any reasons whatsoever.

We hereby confirm and engage with drawers, endorsers and bonafide holders of Sight Drafts drawn and in compliance with the terms of this Letter of Credit that the same shall be duly honored upon presentation and delivery of documents as specified at this office, if negotiated on/or before the expiration date of this letter of Credit.

[ISSUING BANK]


________________________________
[Name]
[Title]

                              Annex 1 to Irrevocable Letter of Credit No. ______


                                  SIGHT DRAFT

Irrevocable Letter of Credit No. _______         Date of Draft: ________________

To the Order of First Security Bank, National Association, as owner trustee

Pay _______________________________________ ($_____________) US DOLLARS

At SIGHT by wire transfer of such amount to the account of First Security Bank, National Association, as owner trustee, at:

                First Security Bank, National Association
                79 South Main Street
                Salt Lake City, Utah 84111
                U.S.A.
                ABA Number:      124000012
                Account Number:  051-0922115 for credit to account no. _______
                Reference:  Air Slovakia B737 s/n 21722

DRAWN UNDER IRREVOCABLE LETTER OF CREDIT NO. _________________.


TO:      [Name of Issuing Bank]
         [Address of Issuing Bank]


FIRST SECURITY BANK, NATIONAL ASSOCIATION, as owner trustee


By:_______________________________
Name:
Title:

[Endorse on back]

                              Annex 2 to Irrevocable Letter of Credit No. ______


                              DRAWING CERTIFICATE

Irrevocable Letter of Credit No. ___________


The undersigned, a duly authorized representative of First Security Bank, National Association, as owner trustee ("Beneficiary"), hereby certifies to [Issuing Bank](the "Bank") with reference to Irrevocable Letter of Credit No. _________ (the "Letter of Credit"), issued by the Bank in favor of Beneficiary, as follows:

         1. Beneficiary is presenting a sight draft herewith to draw funds under the Letter of Credit in the amount of US$[____________].

         2. Demand for payment under the Letter of Credit is being made prior to the expiration thereof.

         3.       Either   (a)    an Event of Default has occurred and is
                                  continuing under and as defined in Lease
                                  Agreement 21722, dated August __, 2000,
                                  between Beneficiary and Air Slovakia BWJ, Ltd.
                                  ("Lessee"); or

                           (b) the Letter of Credit expires within 30 days of the date hereof and Lessee has not as of the date hereof provided Beneficiary with evidence of a renewal or extension of the Letter of Credit or with a substitute Letter of Credit, in each case, in form and substance satisfactory to Beneficiary.

IN WITNESS WHEREOF, Beneficiary has caused this Drawing Certificate and the accompanying Sight Draft to be executed as of the ____ day of _________, ____.

FIRST SECURITY BANK, NATIONAL ASSOCIATION, as owner trustee

By:________________________________
Name:
Title:

                       Exhibit D - Form of Legal Opinion


[to be supplied]

             Exhibit E - Form of Deregistration Power of Attorney


                         Irrevocable Power of Attorney


          By this Irrevocable Power of Attorney, Air Slovakia BWJ, Ltd. a company incorporated under the laws of Slovakia and having its registered office at ______________________________ (together with its successors and assigns, the "Lessee"), hereby irrevocably nominates and appoints First Security Bank, National Association, as owner trustee, having its principal place of business at 79 south Main Street, Salt Lake City, Utah 84111, U.S.A., acting alone and without the authorization of any other person, to be the Lessee's true and lawful attorney-in-fact (the "Lessor") so that the Lessor may take any of the following actions in the name of and for Lessee with respect to the Boeing 737-200A airframe bearing manufacturer's serial no. 21722 and Slovakian registration mark ______, including the engines and any and all parts installed on or appurtenant to such airframe (collectively, the "Aircraft"), leased by the Lessor to the Lessee pursuant to Lease Agreement 21722, dated August __, 2000, between the Lessor and the Lessee (the "Lease"):

          1. In the exercise of the rights of the Lessor under the Lease to recover the Aircraft from Lessee after termination of the Lease due to an Event of Default under the Lease or for termination of the Lease for any other reason, the Lessor may take all action, and may execute in the Lessee's name and for and on behalf of the Lessee any and all documents, applications and instruments, that may at any time be required in order to (a) cause the Aircraft to be repossessed by the Lessor, (b) cause the Aircraft to be deregistered from the register of aircraft maintained by the Civil Aviation Authority ("CAA"), (c) obtain any document (whether in the nature of an export license, certificate of airworthiness for export or otherwise) that is required for the purpose of canceling the registration of the Aircraft with the CAA and/or securing the export of the Aircraft from Slovakia, and (d) export the Aircraft after the expiration of the Lease.

          2. Pursuant to the Lease, Lessee is maintaining all risk hull and war risk insurance and reinsurance covering the Aircraft, and the Lessor has been named loss payee on such insurance and reinsurance policies in the event of a total loss or constructive total loss of the Aircraft, in the event of damage to the Aircraft in excess of $100,000 or in the event of damage to the Aircraft while an "Event of Default" under the Lease has occurred and is continuing. The Lessor may take all action, and may execute in the Lessee's name and for and on behalf of the

Lessee any and all documents, applications and instruments, including executing on behalf of the Lessee an appropriate form of discharge and release, that may at any time be required in order for the Lessor to collect such insurance proceeds or to adjust or settle any claim under such insurance policies.

          3. In the exercise of the rights listed in paragraphs 1 and 2, the Lessor may take all such other actions and sign all such other documents as the Lessor considers necessary or appropriate in its absolute discretion. In connection with such documents, or in connection with any registrations or filings to which such documents are subject, the Lessor may represent the Lessee before and submit any such document, application or instrument to any applicable authorities, government department and agencies (including without limitation, the CAA) of Slovakia as shall be necessary to achieve the aforementioned purposes.

          4. The Lessee hereby undertakes from time to time and at all times to indemnify the Lessor against all costs, claims, expenses and liabilities lawfully and reasonably incurred by such Lessor in connection with this Irrevocable Power of Lessor and, upon request, to ratify and confirm whatever the Lessor shall lawfully and reasonably do or cause to be done by virtue of this Irrevocable Power of Attorney.

          5. The Lessee hereby grants to the Lessor the full power and authority to substitute and appoint in its place one or more attorney or attorneys to exercise for it as attorney or attorneys of the Lessee any or all the powers and authorities conferred on the Lessor by this Irrevocable Power of Attorney, and to revoke any such appointment from time to time and to substitute or appoint any other or others in the place of such attorney or attorneys, all as the Lessor shall from time to time deem appropriate.

          Any person, agency or company relying upon this Irrevocable Power of Attorney need not and will not make any determination or require any court judgment as to whether an "Event of Default" has occurred under the Lease or whether the Lease has been terminated. Lessee hereby waives any claims against
(i) any person acting on the instructions given by Lessor or its designee pursuant to this Irrevocable Power of Attorney and (ii) any person designated by Lessor or an officer of Lessor to give instructions pursuant to this Irrevocable Power of Attorney. Lessee also agrees to indemnify and hold harmless any person, agency or company that may act in reliance upon this Irrevocable Power of Attorney and pursuant to instructions given by Lessor or its designee.

          This Power of Attorney is given as security by the Lessee for the performance of its obligations under the Lease. This Power of Attorney is irrevocable and coupled with an interest. Lessee hereby represents, warrants and covenants that this Irrevocable Power of Attorney is irrevocably granted to the Lessor, and constitutes the legal, valid and irrevocably binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms.

       This Power of Attorney shall be governed by the laws of Slovakia.

          IN WITNESS WHEREOF, AIR SLOVAKIA BWJ, Ltd. has executed and delivered this Irrevocable Power of Attorney this ____ day of August 2000.

                                             AIR SLOVAKIA BWJ,  INC.


                                             By:________________________________
                                             Name:
                                             Title:

                   Exhibit F - Form of Monthly Status Report

                             Monthly Status Report

AIRCRAFT TYPE           REG. MARK            SERIAL NO.           MONTH ENDING
                        ---------            ----------           ------------
   Boeing 737-200A                             21722               ..........


1.     AIRCRAFT UTILIZATION:
       --------------------

       (a)      Airframe Total Flight Hours            ...........

       (b)      Airframe Total Cycles                  ...........

       (c)      Airframe Flight Hours for Month        ...........

       (d)      Airframe Cycles for Month              ...........

       (e)      Airframe Flight Hours since Overhaul   ...........

       (f)      Airframe Cycles since Overhaul         ...........

       (g)      Airframe Flight Hours since C-Check    ...........

       (h)      Airframe Cycles since C-Check          ...........

2.     POWERPLANT STATUS:                    No.1               No.2
                                             -----------------------

       (a)      Serial Nos. of Delivered Engines

       (b)      Serial Nos. of Replacement Engines     ..........   ..........
       (if applicable)

     (c)    Serial Nos. of Installed Engines            ..........  ..........
     (if different from (a) or (b) above)

     (d)    Current Location of Delivered or            ..........  ..........
     Replacement Engines (as applicable)
     (if not installed on Airframe)
     (e)    Total Time Since New of Delivered           ..........  .........
     or Replacement Engines (as applicable)

     (f)    Total Cycles Since New of Delivered         ..........  .........
     or Replacement Engines (as applicable)

     (g)    Total Time Since Last Service               ..........  .........

     (h)    Total Cycles Since Last Service             ..........  .........

     (i)    Flight Hours to Limiter                     ..........  .........

     (j)    Cycles to Limiter                           ..........  .........

     (k)    Limiter                                     ..........  .........

     (l)    Total Flight Hours for the Month for        ..........  .........
     each Delivered or Replacement Engine
     (as applicable)

     (m)    Total Cycles for the Month for each         ..........  .........
     Delivered or Replacement Engine
     (as applicable)

     (n)    Serial No. of Delivered APU                 [________]

     (o)    Serial No. of Replacement APU               ..........
     (if applicable)

     (p)    Serial No. of Installed APU                 ..........
     (if different from (a) or (b) above)

     (q)      Current Location of Delivered or            .............
     Replacement APU (as applicable)
     (if not installed on Airframe)

     (r)      Total Time Since New of Delivered           .............
     or Replacement APU (as applicable)

     (s)      Total Cycles Since New of Delivered         .............
     or Replacement APU (as applicable)

     (t)      Total Hours for the Month for               .............
     Delivered or Replacement APU
     (as applicable)

     (u)      Total Cycles for the Month for              .............
     Delivered or Replacement APU
     (as applicable)

3.   ROUTINE CHECKS / A.D. AND S.B. COMPLIANCE:
     -----------------------------------------

     (a)      Routine Checks (A and above) performed during Month:

     (b)      Airworthiness Directives complied with during Month:

     (c)      Service Bulletins complied with during Month:

4.   AIRCRAFT DAMAGE OR ENGINE CHANGES:
     ---------------------------------

     Details of any repairs carried out to the Aircraft beyond SRM limits and Engine changes, giving reasons for repair or change:

5.   UPCOMING MAINTENANCE CHECKS

     (a) Maintenance Checks (C-Check or segment and above) scheduled or expected to be performed on the Airframe during the next 12 months:

     (b) Scheduled shop visits or heavy maintenance visits scheduled or expected to be performed on the Engines during the next 12 months:

     (c) Overhauls, or replacements scheduled or expected to be performed on the APU or Landing Gear during the next 12 months:


Date:  ___________, ____                      Certified for and on Behalf of
                                              AIR SLOVAKIA BWJ, LTD.


                                              By:_______________________________
                                              Name:
                                              Title: